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As filed with the Securities and Exchange Commission on April 10, 2002

Registration No.

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

APCOA/Standard Parking, Inc.
And the subsidiaries listed on Table 1 hereto
(Exact Name of Registrant as Specified in Its Charter)

Delaware	7521	16-1171179
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

For information regarding Additional Registrants, see "Table of Additional Registrants."

900 North Michigan Avenue, Suite 1600
Chicago, Illinois 60611
(312) 274-2000

(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant's Principal Executive Offices)

Robert N. Sacks, Esq.
Executive Vice President—General Counsel and Secretary
APCOA/Standard Parking, Inc.
900 North Michigan Avenue, Suite 1600
Chicago, Illinois 60611
(312) 274-2000

(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

WITH COPIES TO:

Timothy B. Goodell, Esq.
White & Case LLP
1155 Avenue of the Americas
New York, New York 10036
(212) 819-8200

        Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

        If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: / /

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per note	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)(3)

14% Senior Subordinated Second Lien Notes due December 15, 2006	$72,269,000	100%	$72,269,000	$6,649.00

Guarantees of Senior Subordinated Second Lien Notes due December 15, 2006	—	—	—	—

(1)
Estimated solely for the purposes of calculating the registration fee in accordance with Rule 457 under the Securities Act.
(2)
The registration fee for the securities offered hereby has been calculated under Rule 457(f)(2) of the Securities Act.
(3)
No separate consideration will be received for the Guarantees, and, therefore, no additional registration fee is required.

        The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Table 1 to Registration Statement: Table of Additional Registrants

Subsidiary Guarantors*	State or other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Code Classification	I.R.S. Employer Identification Number
A-1 Auto Park, Inc.	Georgia	7521	58-1336837
APCOA Bradley Parking Company, LLC	Connecticut	7541	06-1578221
APCOA Capital Corporation	Delaware	7521	06-1334158
APCOA LaSalle Parking Company, LLC	Louisiana	7521	36-4395464
Century Parking, Inc.	California	7521	95-2548427
Events Parking Co., Inc.	Massachusetts	7521	04-3223993
Executive Parking Industries, LLC	Delaware	7521	95-4607842
Hawaii Parking Maintenance Inc.	Hawaii	7521	94-3024538
Metropolitan Parking System, Inc.	Massachusetts	7521	04-2607263
S&S Parking, Inc.	California	7521	95-3400582
Sentinel Parking Co. of Ohio, Inc.	Ohio	7521	34-1535756
Sentry Parking Corporation	California	7521	95-2950548
Standard Auto Park, Inc.	Illinois	7521	36-2439841
Standard Parking Corporation	Illinois	7521	36-2932936
Standard Parking Corporation IL	Illinois	7521	36-3880811
Tower Parking, Inc.	Ohio	7521	31-0878291
Virginia Parking Service, Inc.	Virginia	7521	54-0919741

*
The address and telephone number of these additional registrants are the same as that of APCOA/Standard Parking, Inc.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated April 10, 2002

PROSPECTUS

APCOA/STANDARD PARKING, INC.

OFFER TO EXCHANGE ALL 14% SENIOR SUBORDINATED SECOND LIEN NOTES DUE 2006

FOR

$59,285,000 OF 14% SENIOR SUBORDINATED SECOND LIEN NOTES DUE 2006, WHICH HAVE BEEN
REGISTERED UNDER THE SECURITIES ACT OF 1933

        This prospectus and the accompanying letter of transmittal relate to the proposed offer by APCOA/Standard Parking, Inc. ("we," "us" or the "Company") to exchange up to $59,285,000 in aggregate principal amount of its registered notes for its outstanding unregistered notes. We sometimes refer to the unregistered notes and the registered notes collectively as the notes.

Material terms of the exchange offer:

The Registered Notes

  •
  The notes mature on December 15, 2006 and bear interest at the rate of 14% per annum, payable semi-annually in a combination of cash and additional notes in arrears on June 15 and December 15, commencing on June 15, 2002. Interest in the amount of 10% per annum will be paid in cash, and interest in the amount of 4% per annum will be paid in additional registered notes. At maturity, holders will receive 105% of the principal amount of the notes.
  •
  The notes are secured by a second priority lien on substantially all of our assets and are fully and unconditionally guaranteed on a senior subordinated basis by all of our subsidiaries with material operations.
  •
  The terms of the registered notes we will issue in the exchange offer will be substantially identical to the terms of the unregistered notes, except that transfer restrictions and registration rights relating to the restricted notes will not apply to the registered notes.

The Exchange Offer

  •
  The exchange offer expires at 5:00 p.m., New York City time,                        , 2002, unless we extend it.
  •
  All unregistered notes that are validly tendered in the exchange offer and not withdrawn will be exchanged.
  •
  Tenders of unregistered notes may be withdrawn at any time before the expiration of the exchange offer.
  •
  Any unregistered notes not validly tendered will remain subject to existing transfer restrictions.
  •
  There is no public market for the notes. We do not intend to have the notes listed on any securities exchange or quoted on any quotation system.
  •
  The exchange of unregistered notes for registered notes will not be a taxable transaction for U.S. federal income tax purposes, but you should see the discussion under the heading "Certain U.S. Federal Income Tax Considerations" on page 115 for more information.
  •
  We will not receive any proceeds from the exchange offer and we will pay the expenses of the exchange offer.

        Investing in the registered notes involves risks. See "Risk Factors" beginning on page 12 of this prospectus for a discussion of certain factors that you should consider in connection with this exchange offer and an investment in the notes.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or the accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2002.

        You should rely only on the information contained in this prospectus or to which we have referred you. We have not authorized anyone to provide you with information that is different. This prospectus may only be used where it is legal to sell these securities. The information in this prospectus may only be accurate on the date of this prospectus.

NOTICE TO NEW HAMPSHIRE RESIDENTS

        NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED UNDER CHAPTER 421-B OF THE NEW HAMPSHIRE REVISED STATUTES WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE SECRETARY OF STATE THAT ANY DOCUMENT FILED UNDER RSA 421-B IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE SECRETARY OF STATE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY OR TRANSACTION. IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER, OR CLIENT ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, and other information with the SEC. You may read and copy any of these documents at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public at the SEC's website at http://www.sec.gov.

        The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file with the SEC after the date of this prospectus will update and supersede the information in this prospectus. We incorporate by reference the documents listed below and any future filings made with

i

the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until all of the notes have been exchanged:

  •
  Our Annual Report on Form 10-K for the year ended December 31, 2001;

  •
  Our Current Reports on Form 8-K filed on January 9, 2002 and January 15, 2002.

        You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or phone number:

    APCOA/Standard Parking, Inc.
    900 North Michigan Avenue
    Suite 1600
    Chicago, Illinois 60611
    (312) 274-2000

        To obtain timely delivery of these documents, you must request this information no later than                        , 2002, five business days before the expiration of the exchange offer.

MARKET DATA

        Market data and other statistical information used throughout this prospectus are based on independent industry publications, government publications, reports by market research firms or other published independent sources. Some data are also based on our good faith estimates, which are derived from our review of internal surveys, as well as the independent sources listed above. Although we believe these sources are reliable, we have not independently verified the information and cannot guarantee its accuracy and completeness.

FORWARD-LOOKING STATEMENTS

        This prospectus includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable. These statements also relate to our future prospects, developments and business strategies. The statements contained in this prospectus that are not statements of historical fact may include forward-looking statements that involve a number of risks and uncertainties.

        We have used the words "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "predict," "project," "will" and similar terms and phrases, including references to assumptions, in this prospectus to identify forward-looking statements. These forward-looking statements are made based on our management's expectations and beliefs concerning future events affecting us and are subject to uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. These uncertainties and factors could cause our actual results to differ materially from those matters expressed in or implied by these forward-looking statements. The following factors are among those that may cause actual results to differ materially from our forward-looking statements:

  •
  an increase in owner self-operated parking facilities;

  •
  changes in patterns of air travel or automobile usage including, effects of weather on travel and transportation patterns or other events affecting local, national and international economic conditions;

  •
  changes in general economic and business conditions;

ii

  •
  ongoing integration of past and future acquisitions in light of challenges in retaining key employees, synchronizing business processes and efficiently integrating facilities, marketing and operations;

  •
  changes in current pricing;

  •
  development of new, competitive parking-related services;

  •
  changes in federal and state regulations including those affecting airports, parking lots at airports and automobile use;

  •
  extraordinary events affecting parking at facilities that we manage, including strikes, emergency safety measures, military or terrorist attacks and natural disasters;

  •
  our ability to renew our insurance policies on acceptable terms;

  •
  our ability to form and maintain relationships with large real estate owners and operators;

  •
  our ability to provide performance bonds on acceptable terms to guarantee our performance under certain contracts;

  •
  the loss of key employees, including the recent resignation of our chief executive officer;

  •
  our ability to develop, deploy and utilize information technology, including accounting and utilization software;

  •
  our ability to make payments to our parent company in amounts sufficient to prevent it from defaulting on its debt obligations and causing a default or change of control under our debt agreements;

  •
  our ability to identify acquisition targets, consummate transactions and integrate newly acquired entities and contracts into our operations;

  •
  availability, terms and deployment of capital; and

  •
  the other factors discussed under the heading "Risk Factors" and elsewhere in this prospectus.

        All of our forward-looking statements should be considered in light of these factors. We undertake no obligation to update our forward-looking statements or risk factors to reflect new information, future events or otherwise.

iii

PROSPECTUS SUMMARY

        This summary highlights information contained elsewhere in this prospectus. It is not complete and may not contain all the information that you should consider before investing in the registered notes. Unless the context requires otherwise, references in this prospectus to "APCOA/Standard," the "Company," "we," "us," or "our" are to APCOA/Standard Parking, Inc. and its consolidated subsidiaries.

The Company

        We are a leading national provider of parking facility management services. We provide on-site management services at multi-level and surface parking facilities in the two major markets of the parking industry: urban parking and airport parking. As of December 31, 2001, we managed 1,958 parking facilities, containing approximately 1,026,000 parking spaces in over 260 cities across the United States and Canada. Our principal executive offices are in Chicago, Illinois. For the twelve months ended December 31, 2001, we generated gross customer collections, parking services revenue, gross profit and net loss of $1,505.6 million, $243.8 million, $57.0 million and ($35.5) million, respectively.

        We believe that our superior management services coupled with our focus on increasing our leading market share in select core cities helps to maximize profitability per parking facility. We believe that we enhance our leading position by providing:

  •
  Ambiance in Parking®, an approach to parking that includes a number of on-site, value-added services and amenities;

  •
  service enhancing information technology, including Client View®, a proprietary client reporting system which allows us to provide clients with real-time access to site-level financial and operating information; and

  •
  award-winning training programs for on-site employees that promote customer service and client retention.

        We believe that these services distinguish us from our competitors.

        Our diversified client base includes some of the nation's largest owners and developers of major office building complexes, shopping centers, sports complexes, hotels and hospitals. In addition, we manage 151 parking operations at 74 airports, including many of the major airports in North America.

        We do not own any parking facilities and, as a result, we assume few of the risks of real estate ownership. We operate our clients' parking properties through two types of arrangements: management contracts and leases. Under a management contract, we typically receive a base monthly fee for managing the property, and we may also receive a small incentive bonus based on the achievement of facility revenues above a set amount, among other factors. In some instances, we also receive fees for ancillary services. Typically, all of the underlying revenues and expenses under a standard management contract flow through to the property owner rather than to us. Under lease arrangements, we generally pay either a fixed annual rental, a percentage of gross customer collections or a combination thereof to the property owner. We collect all revenues under lease arrangements and are responsible for most operating expenses, but we are typically not responsible for major maintenance or capital expenditures. As of December 31, 2001, we operated approximately 83% of our 1,958 parking facilities under management contracts and approximately 17% under leases. Renewal rates for our management contracts and leases averaged approximately 90% for the three years ended December 31, 2001.

The Recapitalization

        On January 11, 2002, we completed a recapitalization to increase liquidity, deleverage our balance sheet and reduce future cash interest expense. The transactions comprising the recapitalization were:

  •
  consummating an exchange offer and consent solicitation, with the exchange of $56.1 million aggregate principal amount of our 9 1/4% Senior Subordinated Notes due 2008 for $59.3 million of our unregistered 14% Senior Subordinated Second Lien Notes due 2006, which provided us with approximately $20.0 million in cash proceeds,

  •
  entering into a new $40.0 million senior credit facility,

  •
  using $9.5 million of cash proceeds of the exchange offer to repay borrowings under our old senior credit facility, which increased availability under our senior credit facility,

  •
  repurchasing $1.5 million of our Series C redeemable preferred stock owned by our parent company with the proceeds of the exchange offer, which funds were used by our parent company for the redemption, repurchase or retirement of its indebtedness through open market purchases, privately negotiated acquisitions or otherwise,

  •
  exchanging $35.0 million aggregate principal amount of our 9 1/4% notes owned by an investor into our Series D 18% senior convertible redeemable preferred stock, and

  •
  receiving a waiver from the same investor that owned $29.9 million in aggregate principal amount of our parent company's 11 1/4% Senior Discount Notes due 2008 to have its cash interest payments delayed until March 15, 2007 from September 15, 2003.

        An investor that owned approximately 25% of our 9 1/4% notes entered into an agreement with us to consent to certain amendments to the indenture governing the 9 1/4% notes and to exchange $35.0 million of its 9 1/4% notes for shares of our Series D preferred stock. Certain beneficial owners of the investor are members of the immediate family of John V. Holten, our chairman of the board.

        In this prospectus we refer to the foregoing transactions as the "Transactions."

        Our parent company obtained the consent from holders representing a majority in aggregate principal amount of its 11 1/4% notes to eliminate some of the covenants from the indenture governing these notes. The same investor that owns 25% of our 9 1/4% notes owns approximately 50.01% of our parent company's 11 1/4% notes and consented to the amendments and waived its cash interest payments as described above. Our parent company has granted a security interest in some of the shares of our previously issued Series C redeemable preferred stock that it owned to the investor to secure our parent company's performance under the 11 1/4% notes owned by the investor.

The Exchange Offer

        The following is a summary of the principal terms of the exchange offer. A more detailed description is contained in this prospectus under the section entitled "The Exchange Offer."

The Exchange Offer	We are offering to exchange all of our outstanding unregistered notes for $59.3 million principal amount of registered notes. The terms of the registered and unregistered notes are substantially identical in all respects, including principal amount, interest rate and maturity, except that the registered notes are in general freely transferable and are not subject to any covenant regarding registration under the Securities Act. To be exchanged, an unregistered note must be properly tendered and accepted. Unless we terminate the exchange offer, all unregistered notes that are validly tendered and not validly withdrawn will be exchanged. We will issue the registered notes promptly after the expiration of the exchange offer.
Expiration Date
The exchange offer will expire at 5:00 p.m., New York City time, on , 2002, unless we decide to extend this expiration date. In that case, the phrase "expiration date" will mean the latest date and time to which we extend the exchange offer.
Conditions to the Exchange Offer	We may terminate or amend the exchange offer if:
• any legal proceeding or government action materially impairs our ability to complete the exchange offer, or
• any SEC rule, regulation or interpretation materially impairs the exchange offer.

We may waive any or all of these conditions. At this time, there are no adverse proceedings, actions or developments pending or, to our knowledge, threatened, and no governmental approvals are necessary to complete the exchange offer. The exchange offer is not conditioned upon any minimum principal amount of unregistered notes tendered.
Withdrawal Rights	You may withdraw the tender of your unregistered notes at any time before the expiration date.
The Registration Rights Agreement
You have the right to exchange your unregistered notes for registered notes with substantially identical terms. This exchange offer is being made to satisfy these rights. Except in limited circumstances described under "The Exchange Offer—Background and Purpose of the Exchange Offer," after the exchange offer is complete, you will no longer be entitled to any exchange or registration rights with respect to your notes.

Resales of the Registered Notes
We believe that the registered notes issued in the exchange offer may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:
	•	you are acquiring the registered notes in the ordinary course of your business;
	•	you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate in the distribution of the registered notes; and
	•	you are not an "affiliate" of APCOA/Standard or any of our subsidiaries, as that term is defined in Rule 405 of the Securities Act.

The SEC, however, has not considered this exchange offer in the context of a no-action letter, and we cannot be sure that the staff of the SEC would make the same determination with this exchange offer as it has in other circumstances. Furthermore, if you do not meet the above conditions, you may incur liability under the Securities Act. We do not assume, or indemnify you against, this liability.

Each broker-dealer that is issued registered notes in the exchange offer for its own account in exchange for unregistered notes which were acquired by it as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the registered notes issued in the exchange offer. A broker-dealer may use this prospectus for an offer to resell, resale or other retransfer of the registered notes issued to it in the exchange offer.
The exchange offer is not being made to, nor will we accept surrenders for exchange from, the following:
•
holders of unregistered notes in any jurisdiction in which this exchange offer or the acceptance of the exchange offer would not be incompliance with the applicable securities or "blue sky" laws of that jurisdiction, and
	•	holders of unregistered notes who are "affiliates" of APCOA/Standard or any of our subsidiaries.

Procedures for Tendering
If you wish to tender unregistered notes, you must complete, sign and date the letter of transmittal, or a facsimile of it, according to its instructions. You must then send the letter of transmittal, together with your unregistered notes to be exchanged and other required documentation, to Wilmington Trust Company who is the Exchange Agent, at the address provided in the letter of transmittal. The letter of transmittal must be received by Wilmington Trust Company by 5:00 p.m., New York City time, on the expiration date. See "The Exchange Offer—Procedures for Tendering." By executing the letter of transmittal, you are representing to us that you are acquiring the registered notes in the ordinary course of your business, that you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate in the distribution of registered notes, and that you are not an "affiliate" of ours. See "The Exchange Offer—Procedures for Tendering," and "—Book-Entry Tender."
Special Procedures for Beneficial Owners
If you are a beneficial owner whose unregistered notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender your unregistered notes in the exchange offer, you should contact the registered holder promptly and instruct the registered holder to tender on your behalf. If you are a beneficial owner and wish to tender on your own behalf, you must, before completing and executing the letter of transmittal and delivering your unregistered notes, either make appropriate arrangements to register ownership of the unregistered notes in your name or obtain a properly completed bond power from the registered holder. See "The Exchange Offer—Procedure if the Unregistered Notes Are Not Registered in Your Name," and "—Beneficial Owner Instructions to Holders of Unregistered Notes."
The transfer of registered ownership may take considerable time and may not be possible to complete before the expiration date.
Guaranteed Delivery Procedures
If you wish to tender your unregistered notes and time will not permit your required documents to reach the Exchange Agent by the expiration date, or you cannot complete the procedure for book-entry transfer on time or you cannot deliver certificates for your unregistered notes on time, then before the expiration date you may tender your unregistered notes as described in this prospectus under the heading "The Exchange Offer—Guaranteed Delivery Procedures."

Failure to Tender Unregistered Notes
If you are eligible to participate in the exchange offer and you do not tender your unregistered notes, you will not have any further registration or exchange rights and your unregistered notes will continue to have restrictions on transfer. Unregistered notes may not be offered or sold, unless registered under the Securities Act and applicable state securities laws or under an exemption from the Securities Act and applicable state securities laws. We do not currently plan to register the unregistered notes under the Securities Act after the completion of the exchange offer. Accordingly, the liquidity of the market for the unregistered notes could be adversely affected.
Acceptance of Unregistered Notes and Delivery of Registered Notes
In general, we will accept any and all unregistered notes that are properly tendered in the exchange offer and not withdrawn before 5:00 p.m., New York City time, on the expiration date. The exchange offer will be considered consummated when we, as soon as practicable after the expiration date, accept for exchange the unregistered notes tendered, deliver them to the trustee for cancellation and issue the registered notes. We will deliver the registered notes as soon as practicable after the expiration date.
Interest on the Unregistered Notes	Interest will not be paid on unregistered notes that are tendered and accepted for exchange in the exchange offer.
Interest on the Registered Notes
The registered notes will bear interest at the rate of 14% per annum, payable semi-annually in a combination of cash and additional registered notes in arrears on June 15 and December 15, commencing June 15, 2002. Interest in the amount of 10% per annum will be paid in cash, and interest in the amount of 4% per annum will be paid in additional registered notes. Holders of the registered notes at maturity will receive 105% of the principal amount of the registered notes and additional registered notes they hold, plus accrued and unpaid interest and liquidated damages, if any.
Federal Income Tax Considerations
We believe that the exchange of unregistered notes for registered notes generally will not be a taxable event for United States federal income tax purposes. Please see "Certain U.S. Federal Income Tax Considerations" for more information.
Appraisal Rights	You do not have any appraisal or dissenters' rights in connection with this exchange offer.
Use of Proceeds	We will not receive any proceeds from the issuance of the registered notes in the exchange offer.
Fees and Expenses	We will pay all of the expenses incident to the exchange offer.
Exchange Agent	Wilmington Trust Company is serving as the Exchange Agent in connection with the exchange offer.

        Please review the information in the section captioned "The Exchange Offer" for more detailed information concerning the exchange offer.

The Notes

Issuer	APCOA/Standard Parking, Inc.
Notes Offered	We are offering up to a total of $59.3 million in principal amount of our 14% Senior Subordinated Second Lien Notes due December 15, 2006, which have been registered under the Securities Act.

The registered notes will evidence the same debt as the u nregistered notes and will be issued under, and entitled to the benefits of, the same indenture. The terms of the registered notes are the same as the terms of the unregistered notes in all material respects except that the registered notes:
• have been registered under the Securities Act;
• do not include rights to registration under the Securities Act; and
• do not contain transfer restrictions applicable to the unregistered notes.
Maturity Date	The registered notes will mature on December 15, 2006.
Interest
The registered notes will bear interest at the rate of 14% per annum, payable semi-annually in a combination of cash and additional registered notes in arrears on June 15 and December 15, commencing June 15, 2002. Interest in the amount of 10% per annum will be paid in cash, and interest in the amount of 4% per annum will be paid in additional registered notes. Holders of the registered notes at maturity will receive 105% of the principal amount of the registered notes and additional registered notes they hold, plus accrued and unpaid interest and liquidated damages, if any.
Interest Computation	Interest is paid on the basis of a 360-day year comprised of twelve 30-day months.
Ranking	The registered notes and the subsidiary guarantees will rank:
• junior to all of our and the guarantors' existing and future senior indebtedness, including any borrowings under our senior credit facility; and
• senior to any of our and the guarantors' existing senior subordinated indebtedness, giving effect to the Transactions.
As of December 31, 2001, on a pro forma basis, the registered notes would have effectively ranked junior to:
• $19.1 million of senior indebtedness under our senior credit facility;

	•	$6.7 million of other indebtedness; and
	•	$17.9 million of additional borrowings that would have been available under our senior credit facility after deducting $3.0 million of outstanding letters of credit.
The registered notes are effectively subordinated to all indebtedness, including trade payables, of our subsidiaries that are not subsidiary guarantors.
Optional Redemption
On or after January 1, 2002, we may redeem any of the registered notes at the prices shown in this prospectus, plus accrued and unpaid interest and liquidated damages, if any, to the date of redemption.
Note Guarantees
The registered notes are fully and unconditionally guaranteed on an unsecured, joint and several, senior subordinated basis by each of our existing and future domestic restricted subsidiaries with material operations, except that the guarantees of the registered notes will be senior to the guarantees of our 9 1/4% notes.
Security
The registered notes will be secured by a second priority continuing lien on the Collateral, as defined in the section captioned "Description of Notes—Brief Description of the Notes and the Guarantees," junior to the security interest held by the lenders under our senior credit facility.
Certain Covenants	The indenture governing the notes contains covenants that, among other things, limit our ability and the ability of our restricted subsidiaries to:
	•	incur additional indebtedness;
	•	create liens;
	•	pay dividends or make other equity distributions;
	•	purchase or redeem capital stock;
	•	make investments;
	•	sell assets or consolidate or merge with or into other companies;
	•	engage in transactions with affiliates; and
	•	pay management fees to affiliates.
These limitations have a number of important qualifications and exceptions.
Change of Control
If a change of control occurs, we are required to make an offer to purchase the registered notes at a purchase price of 101% of the principal amount of the registered notes on the date of purchase, plus accrued and unpaid interest and liquidated damages, if any, to the date of repurchase. There can be no assurance that in the event of a change of control, we would have sufficient funds to purchase all notes tendered.

        For additional information regarding the notes, see "Description of Notes."

Principal Executive Offices

        Our principal executive offices are located at 900 North Michigan Avenue, Suite 1600, Chicago, Illinois 60611. Our telephone number is (312) 274-2000.

Use of Proceeds

        We will not receive any proceeds from the issuance of the registered notes.

Risk Factors

        You should carefully consider all of the information in this prospectus. In particular, you should evaluate the specific risk factors described under "Risk Factors" for a discussion of the material risks involved with investments in the notes.

SUMMARY FINANCIAL DATA

        The following table sets forth our summary consolidated balance sheet data for the years ended December 31, 2001 and 2000, our summary pro forma balance sheet as of December 31, 2001, our summary consolidated income statement data for the years ended December 31, 2001 and 2000 and our summary pro forma consolidated income statement data for the year ended December 31, 2001 (in the case of the Balance Sheet Data) and the beginning of the year ended December 31, 2001 (for the Statement of Operations Data). The pro forma financial data give effect to the Transactions as if they had occurred on December 31, 2001. The following information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," the historical financial statements of APCOA/Standard and our pro forma financial statements and the related notes thereto included elsewhere herein.

	Actual		Pro Forma
	Year Ended December 31, 2000	Year Ended December 31, 2001	Year Ended December 31, 2001
	(in thousands)
Statement of Operations Data:
Parking services revenue	$252,482	$243,814	$243,814
Cost of parking services	192,345	186,827	186,827
General and administrative expenses	36,121	29,979	29,979
Other special charges	4,636	15,869	15,869
Depreciation and amortization	12,635	15,501	15,501

Operating income (loss)	6,745	(4,362)	(4,362)
Interest expense, net	17,382	17,599	14,211
Bad debt provision related to non-operating receivable	—	12,878	12,878
Minority interest	341	209	209
Income tax expense	503	406	406

Net loss	$(11,481)	$(35,454)	$(32,066)

Other Financial Data:
EBITDA(1)	$24,016	$27,008	$27,008
Cash interest expense, net(2)	17,105	16,508	13,183
Capital expenditures	4,684	1,537	1,537
Total debt to EBITDA	—	6.49x	5.58x
Adjusted total debt to EBITDA(3)	—	6.49x	4.96x
EBITDA to cash interest expense, net(2)	—	1.64x	2.05x
EBITDA minus capital expenditures to cash interest expense, net(2)	—	1.54x	1.93x

	At December 31, 2000 Actual	At December 31, 2001 Actual	At December 31, 2001 Pro Forma
	(in thousands)
Balance Sheet Data:
Cash and cash equivalents(4)	$3,539	$7,602	$4,202
Working capital (deficiency)	(11,941)	(20,156)	(11,156)
Total assets	208,341	192,234	188,834
Total debt	174,996	175,257	150,757
Senior convertible redeemable preferred stock	—	—	35,000
Redeemable preferred stock	54,976	61,330	59,830
Common stock subject to put/call rights(5)	6,304	8,500	8,500
Stockholders' deficit	(100,731)	(133,185)	(133,185)

(1)
EBITDA means income (loss) before provision for income taxes, plus (i) net interest expense, (ii) minority interest in income of consolidated joint ventures and subsidiaries, (iii) depreciation and amortization, (iv) bad debt provision related to non-operating receivable and (v) other special charges. EBITDA is a widely accepted financial indicator of a company's ability to service debt; however, other companies may calculate EBITDA differently. EDITDA should not be considered as an alternative to, operating income or to cash flows from operating activities as determined by generally accepted accounting principles, and it should not be construed as an indication of our operating performance or as a measure of liquidity.

(2)
Cash interest expense, net is defined as cash interest expense minus cash interest income.

(3)
In accordance with accounting rules for troubled debt restructurings, FASB Statement No. 15, the $16,838 reduction in principal arising from the refinancing remains as "debt," but will be amortized as a reduction to interest expense over the combined term of the new notes and remaining 9 1/4% notes using the effective interest method.

(4)
Cash and cash equivalents are reduced to reflect payment for accrued and unpaid interest of $2.7 million on the 9 1/4% notes tendered and accepted for exchange and to reflect payment of $0.7 million of fees and expenses as of December 31, 2001.

(5)
Under an agreement between us and our stockholders, we have received notices from holders of an aggregate of five shares of our common stock requiring us to purchase these shares for an aggregate price of $8.2 million. See "Certain Relationships and Related Party Transactions—Company Stockholders Agreement." Our obligation to repurchase these shares will accrete at 11.75% per year until discharged. According to the terms of the stockholders agreement, we will not make any payment for these shares while this payment is prohibited under the terms of any of our debt instruments. Payment for these shares is currently restricted by the terms of our existing debt obligations, including the notes, and is prohibited by the terms of our senior credit facility.

RISK FACTORS

        You should carefully consider the risk factors set forth below as well as the other information contained in this prospectus before tendering your unregistered notes for registered notes in the exchange offer. The risks described below are not the only risks facing us. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business operations. Any of the following risks could materially adversely affect our business, financial condition or results of operations. In this case, you may lose all or part of your original investment.

Risks Relating to the Notes

Our substantial indebtedness could adversely affect our financial health and prevent us from fulfilling our obligations under the unregistered notes and the registered notes.

        We have a significant amount of indebtedness. On December 31, 2001, after giving pro forma effect to the Transactions, we would have had total indebtedness of approximately $150.8 million, of which $50.0 million would have consisted of the 9 1/4% notes (including $1.1 million of carrying value in excess of principal), $75.0 million of the notes (including $15.7 million of carrying value in excess of principal) and the balance would have consisted of other debt (including our senior credit facility) and a stockholders' deficit of $133.2 million. Also, after giving pro forma effect to the Transactions, our earnings would have been insufficient to cover our fixed charges by approximately $5.7 million and $7.9 million for the years ended December 31, 2001 and 2000, respectively.

        Our substantial indebtedness could have important consequences to you. For example, it could:

  •
  make it more difficult for us to satisfy our obligations with respect to the unregistered notes and the registered notes;

  •
  increase our vulnerability to general adverse economic and industry conditions;

  •
  require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures and other general corporate purposes;

  •
  limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

  •
  limit our ability to use capital as a means of retaining existing clients and attracting new clients;

  •
  place us at a competitive disadvantage compared to our competitors that have less debt and greater financial resources; and

  •
  limit our ability to borrow additional funds.

        In addition, the indenture governing the notes and our senior credit facility contain financial and other restrictive covenants which limit our ability to engage in activities that may be in our long-term best interests. Our failure to comply with those covenants could result in an event of default which, if not cured or waived, could result in the acceleration of all of our debts.

Despite current indebtedness levels, we and our subsidiaries may still be able to incur substantially more debt. This could further exacerbate the risks associated with our substantial leverage.

        We and our subsidiaries may be able to incur substantial additional indebtedness in the future. The terms of the indentures and agreements governing our existing debt and the indenture governing the notes do not fully prohibit us or our subsidiaries from doing so. Our senior credit facility permits us, subject to satisfying certain conditions, to make additional secured borrowings after completion of this exchange offer, and all of those borrowings would rank senior to the unregistered notes and the registered notes and the respective subsidiary guarantees. If new debt is added to our and our subsidiaries' current debt levels, the related risks that we and they now face could intensify. See "Description of Other Indebtedness—Our Senior Credit Facility."

To service our indebtedness, we will require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control.

        Our ability to make payments on and to refinance our indebtedness, including the unregistered notes and the registered notes, and to fund working capital and planned capital expenditures will depend on our ability to generate cash in the future. This ability depends on general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control.

        Our working capital and liquidity may also be affected if a significant number of our clients require us to deposit all parking revenues into their respective accounts. This type of arrangement requires us to pay costs as they are incurred and receive reimbursement and our management fee after the end of the month. There can be no assurance that a significant number of our clients will not switch to the practice of requiring us to deposit all parking revenues into their respective accounts, which would result in a loss of liquidity.

        During 2001, the sureties of our performance bond program required us to collateralize a greater percentage of our performance bonds with letters of credit in order to issue new performance bonds or renew existing performance bonds upon their expiration. As a result, our available liquidity decreased. Any letters of credit used by us to collateralize surety bonds reduces the availability of funds under our senior credit facility and limits funds available for debt service, working capital and capital expenditure requirements. If we are unable to provide sufficient collateral in the future, our sureties may not issue performance bonds to support our obligations under certain contracts. As of December 31, 2001, we had approximately $3.0 million of letters of credit as collateral for our sureties to issue performance bonds.

        We cannot assure you that our cash flow from operations, combined with additional borrowings under our senior credit facility and any future credit facility, will be available in an amount sufficient to enable us to pay our indebtedness, including the unregistered notes and the registered notes, or to fund our other liquidity needs. We will need to refinance all or a portion of our indebtedness, including our senior credit facility and possibly including the unregistered notes and the registered notes, on or before their respective maturities. We cannot assure you that we will be able to refinance any of our indebtedness, including our senior credit facility, the unregistered notes and the registered notes, on commercially reasonable terms or at all.

Your right to receive payments on the registered notes and the unregistered notes is subordinated to the rights of our existing and future senior creditors. Further, the guarantees of the registered notes and the unregistered notes are subordinated to all our guarantors' existing and future senior indebtedness.

        The right to payment on the notes will be subordinate to all of our existing and future senior indebtedness, including our senior credit facility. Similarly, the subsidiary guarantees of each series of notes will be subordinate to all existing and future senior debt of the applicable guarantor subsidiaries. We and some of our subsidiaries, including the guarantors, are parties to our senior credit facility, which is secured by liens on the Collateral, as defined in the section captioned "Description of Notes—Brief Description of the Notes and the Guarantees." By reason of the subordination provision in the indenture governing the registered and the unregistered notes, in the event of any distribution or payment of our or our guarantor subsidiaries' assets in any foreclosure, dissolution, winding-up, liquidation, reorganization or other bankruptcy proceeding, holders of the notes will not receive any payment on the notes until all outstanding senior indebtedness has been paid in full. As a result, in the event of such proceeding, holders of the notes may receive less, ratably, than holders of senior indebtedness.

        As of December 31, 2001, on an as adjusted basis after giving effect to the Transactions, the aggregate amount of our and our subsidiaries' senior indebtedness would have been approximately $19.1 million, and approximately $17.9 million would have been available for additional borrowing after deducting $3.0 million for letters of credit under our senior credit facility. We will be permitted to borrow substantial additional indebtedness, including senior debt, in the future under the terms of our indentures. See "Description of Other Indebtedness—Our Senior Credit Facility."

        We have subsidiaries that are not guarantors of the notes. Accordingly, the notes are effectively subordinated to all existing and future liabilities, including trade payables, of these non-guaranteeing subsidiaries.

You may not be able to realize on your security.

        The registered notes will be, and the unregistered notes are, our senior subordinated obligations, secured by a second priority lien on the Collateral, as defined in the section captioned "Description of Notes—Brief Description of the Notes and the Guarantees." The registered notes and the security interest will be subordinated to all our existing and future indebtedness under our senior credit facility. This security interest secures the payment and performance when due of all our obligations under the indenture governing the unregistered and the registered notes, subject to the rights of our lenders under our senior credit facility.

        If we become insolvent or are liquidated or if any of our secured indebtedness is accelerated, the holders of the first priority lien on the secured indebtedness would be entitled to payment in full out of the assets securing this indebtedness before payment to holders of our notes. If the lenders under our senior credit facility or the holders of any other secured indebtedness, if any, were to foreclose on the collateral securing our obligations to them, it is possible that there would be insufficient assets remaining after satisfaction in full of all the secured indebtedness to satisfy fully the claims of holders of the registered notes.

Your right to receive payments on the registered notes and the unregistered notes could be adversely affected if any of our non-guarantor subsidiaries declare bankruptcy, liquidate or reorganize.

        Some but not all of our subsidiaries guarantee the notes. In the event of a bankruptcy, liquidation or reorganization of any of our non-guarantor subsidiaries, holders of their indebtedness and their trade creditors will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to us.

        Assuming we had completed the Transactions on December 31, 2001, the notes would have been effectively junior to $10.8 million of indebtedness and other liabilities, including trade payables, of our non-guarantor subsidiaries. Our non-guarantor subsidiaries cannot borrow under our senior credit facility. Our non-guarantor subsidiaries generated 8.7% of our consolidated revenues in the twelve-month period ended December 31, 2001 and held 6.2% of our consolidated assets as of December 31, 2001.

If our parent company defaults on its debt obligations, it could result in a cross-default under our debt obligations or a change in control.

        Our parent company is a holding company. As a holding company, its assets consist primarily of our capital stock. Our parent company may be able to incur substantial additional indebtedness in the future. Additionally, if our parent company defaults on its payment obligations under certain of its debt obligations, it could trigger a cross default or change of control under our senior credit facility and future indebtedness. A failure by our parent company to meet its debt service obligations could result in a default or event of default under our senior credit facility and other debt agreements, permitting the lenders and other parties to foreclose on our parent company's collateral secured by the debt instruments. Such an event may result in a cross default of our indebtedness and accelerate the maturity of our indebtedness under these agreements and cause foreclosure upon our collateral servicing this indebtedness. On December 31, 2001, our parent company had an aggregate of $61.3 million of indebtedness. Additionally, beginning September 15, 2003, our parent company is expected to have annual cash interest expense of approximately $1.7 million, after giving effect to the waiver from an investor to delay the payment of cash interest until March 15, 2007 and our parent company's purchase of $20.0 million of its senior discount notes.

        Our parent company's cash flow and ability to service its debt obligations are solely dependent upon our earnings, cash flow, liquidity and ability to distribute cash to it. Our ability to distribute cash will depend on our operating results, applicable laws and the contractual restrictions contained in our debt instruments, including the senior credit facility and the notes. We cannot be certain that we will be able to make payments to our parent or that any payments we make will be adequate to allow our parent to pay its debts.

        Steamboat Holdings owns all of the outstanding common stock of our parent company and has pledged this stock to lenders to secure its borrowings. If Steamboat experiences certain defaults on its debt obligations, its creditor may be able to seize our parent company's common stock. Steamboat is currently in default under an existing bank loan. This creditor cannot currently seize our parent's capital stock but would have the ability to seize its stock in 2006 if this default is not cured. If Steamboat violates other covenants of this debt obligation, the lender would have an immediate ability to seize our parent's stock. If the lender elected to foreclose on the stock, it would result in a change of control of our parent company. A change of control of our parent company could lead to an event of default under debt instruments under which our parent company is a borrower, which could cause a change of control under the indenture governing the notes. Consequently, an event of default by our parent company under its debt instruments could in turn lead to an event of default by us under our senior credit facility and other debt instruments. There can be no assurance that Steamboat will cure its existing default or will not default in a manner giving its creditor a right to seize our parent company's stock.

The exchange offer may reduce the market for our unregistered notes.

        There currently is a limited trading market for the unregistered notes. After the consummation of the exchange offer, it is anticipated that the outstanding principal amount of the unregistered notes available for trading will be significantly reduced. A debt security with a smaller outstanding principal amount available for trading, known as a smaller "float", may command a lower price than would a comparable debt security with a greater float. Because the principal amount of unregistered notes exchanged under the exchange offer will reduce the float of the unregistered notes, the liquidity and market price of the unregistered notes may be adversely affected. The reduced float may also tend to make the trading price more volatile. Holders of unregistered notes may attempt to obtain quotations for the unregistered notes from their brokers; however, there can be no assurance that any trading market will exist for the unregistered notes following consummation of the exchange offer. The extent of the public market for the unregistered notes following consummation of the exchange offer will depend upon, among other things, the remaining outstanding principal amount of the unregistered notes after the exchange offer, the number of holders remaining at the time and the interest in maintaining a market in the unregistered notes on the part of securities firms.

There could be adverse consequences of failure to exchange your unregistered notes for registered notes.

        The unregistered notes were not registered under the Securities Act or under the securities laws of any state and may not be resold, offered for resale or otherwise transferred unless they are subsequently registered or resold based on an exemption from the registration requirements of the Securities Act and applicable state securities laws. If you do not exchange your unregistered notes for registered notes under this exchange offer, you will not be able to resell, offer to resell or otherwise transfer the unregistered notes unless they are registered under the Securities Act or unless you resell them, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction exempt from, the Securities Act. In addition, we will no longer be under an obligation to register the unregistered notes under the Securities Act except in the limited circumstances provided under the registration rights agreement. In addition, to the extent that unregistered notes are tendered for exchange and accepted in the exchange offer, the trading market for the untendered and tendered but unaccepted unregistered notes could be adversely affected.

We may not have the ability to raise the funds necessary to finance the change of control offer required by the indenture.

        Upon the occurrence of specific kinds of change of control events, we will be required to offer to repurchase all outstanding unregistered notes and registered notes at 101% of the principal amount of the notes plus accrued and unpaid interest and liquidated damages, if any, to the date of repurchase. However, it is possible that we will not have sufficient funds at the time of the change of control to make the required repurchase of unregistered notes and registered notes or that restrictions in our senior credit facility will not allow these repurchases. See "Description of Notes—the Notes—Repurchase at the Option of Holders."

Federal and state statutes allow courts, under specific circumstances, to void guarantees and require note holders to return payments received from guarantors.

        Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee could be voided or claims in respect of a guarantee could be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee:

  •
  received less than reasonably equivalent value or fair consideration for the incurrence of the guarantee; and

  •
  was insolvent or rendered insolvent by reason of the incurrence; or

  •
  was engaged in a business or transaction for which the guarantor's remaining assets constituted unreasonably small capital; or

  •
  intended to incur, or believed that it would incur, debts beyond its ability to pay the debts as they mature.

        In addition, any payment by that guarantor under its guarantee could be voided and required to be returned to the guarantor, or to a fund for the benefit of the creditors of the guarantor.

        The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

  •
  the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

  •
  if the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

  •
  it could not pay its debts as they become due.

        On the basis of historical financial information, recent operating history and other factors, we believe that each guarantor, after giving effect to its guarantee of the notes, will not be insolvent, will not have unreasonably small capital for the business in which it is engaged and will not have incurred debts beyond its ability to pay the debts as they mature. We cannot assure you, however, as to what standard a court would apply in making these determinations or that a court would agree with our conclusions in this regard.

If an active trading market does not develop for the registered notes, you may not be able to resell them.

        Although holders of registered notes who are not "affiliates" of APCOA/Standard Parking within the meaning of the Securities Act may resell or otherwise transfer their registered notes without compliance with the registration requirements of the Securities Act, there is currently no existing market for the registered notes, and we cannot assure you that a public market for the registered notes will develop in the future or, if developed, will continue. If no active trading market develops, you may not be able to resell your registered notes at their fair market value or at all. Future trading prices of the registered notes will depend on many factors, including, among other things, our ability to effect this exchange offer, prevailing interest rates, our operating results and the market for similar securities. We have been informed by Credit Suisse First Boston Corporation, the dealer manager of our previous exchange offer, that it intends to make a market in the registered and the unregistered notes. However, they may cease their market-making at any time. There has also been no public market for the unregistered notes. To the extent that unregistered notes are tendered and accepted in the exchange offer, the market for the remaining untendered unregistered notes could be adversely affected. See "The Exchange Offer—Consequences of Failure to Exchange."

The registered notes will be treated as issued with original issue discount for U.S. federal income tax purposes.

        The registered notes will be treated as issued with original issue discount for U.S. federal income tax purposes, and, if you are a U.S. holder (whether you are a cash or accrual method taxpayer) of a registered note with original issue discount exceeding a de minimis amount, you will be required to include in income all original issue discount as it accrues, in advance of the receipt of some or all of the related cash payments.

Risks Relating to Our Business

Our new performance bond surety program will likely require additional collateral to issue new performance bonds in support of our contracts, which will reduce our available working capital, and our sureties may refuse to issue performance bonds for us.

        Under substantially all of our contracts with municipalities and government entities and airports, we are required to provide a performance bond to support our obligations under the contract. Due to our financial condition and the financial state of the surety bond industry during 2001, the sureties of our performance bond program required us to collateralize a greater percentage of their performance bonds with letters of credit. As a result, our working capital needs increased. If we are unable to provide sufficient collateral in the future, our sureties may not issue performance bonds to support our obligations under certain contracts. "Risk Factors—To service our indebtedness, we will require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control."

        Our surety providers, as is customary in the industry, can refuse to provide us with new surety bonds. If our surety providers or any surety provider in the future refuses to provide us with surety bonds, there can be no assurance that we would be able to find alternate providers on acceptable terms, or at all. Our inability to provide surety bonds would prevent us from obtaining new business from those entities requiring performance bonds and from renewing contracts with those entities which require performance bonds. Our inability to provide surety bonds could also result in the loss of existing contracts. Failure to find a provider of surety bonds, and the resulting inability to bid for new or renew existing contracts, could have a material adverse effect on our business and financial condition.

Our business would suffer if the use of parking facilities we operate decreased.

        We expect to derive substantially all of our revenues from the operation and management of parking facilities. Our business would suffer if the use of parking facilities in urban areas or at or near airports decreased. Further, our success depends on our ability to adapt and improve our products in response to evolving client needs and industry trends. If demand for parking facilities is low due to decreased car and airplane travel, increased regulation, competition or other factors, our business, financial condition and results of operations and our ability to achieve sufficient cash flow to service our indebtedness, including the registered notes, will be materially adversely affected. See "Business."

Our management contracts and our leases expose us to risks.

        Our revenues, net income and cash flow are dependent on the performance of the parking facilities we lease and manage. This performance depends, in part, on our ability to negotiate favorable contract terms, the ability to control operating expenses, financial conditions prevailing generally and, in areas where parking facilities are located, the nature and extent of competitive parking facilities in the area, weather conditions particularly with respect to airports, government-mandated security measures at parking facilities, particularly with respect to airports, and the real estate market generally.

        Approximately 83% of our contracts to manage parking facilities are management contracts. Under these contracts, we receive a fixed management fee and, under certain contracts, an additional incentive bonus based on facility utilization among other factors. Many of these contracts are for a one year term and may be canceled by the client for various reasons, including developmental opportunities. Some are cancelable on as little as 30 days' notice without cause. Our only ability to continue in these facilities is based entirely on the client's satisfaction with our performance.

        Approximately 17% of our contracts to manage parking facilities are leases. Although there is generally more potential for income from leased facilities than from management contracts, they also carry more risk. Under these lease contracts, we are obligated to pay a fixed lease charge to the owner of the facility, often regardless of the actual utilization of the facility. Maintenance and operating expenses for leased facilities are borne by us and are not passed through to the owner, as is the case with management contracts. A decline in facility utilization could result in our lease payments exceeding the revenues we receive for running the parking facility. Approximately 12% of these leases are at or around airports. Many of these contracts may be canceled by the client for various reasons, including developmental opportunities. Some are cancelable on as little as 30 days' notice without cause.

        We are the lessee under a 25-year lease that expires on April 6, 2025 with the State of Connecticut under which we lease the surface parking and 3,500 new garage parking spaces at Bradley International Airport in Windsor Locks, Connecticut. The parking garage was financed on April 6, 2000 with $47.7 million of special facility revenue bonds. The Bradley lease provides that we deposit with a fiduciary for the State all gross revenues collected from operations of the surface and garage parking, and the fiduciary pays debt service on the garage bonds, operating and capital maintenance expenses of the surface and garage parking facilities and specific annual guaranteed minimum payments to the State. Principal and interest on the Bradley special facility revenue bonds increases from approximately $3.6 million in lease year 2002 to approximately $4.5 million in lease year 2025. Annual guaranteed minimum payments to the State increase from approximately $8.3 million in lease year 2002 to approximately $10.3 million in lease year 2025.

        We have guaranteed the fiduciary's payments. To the extent there are insufficient parking revenues on hand with the fiduciary to make these payments, we are obligated to deliver the deficiency amount to the fiduciary within three business days of notice to us. We are responsible for these deficiency payments regardless of utilization of the Bradley parking facilities. Although the State has an obligation to raise parking rates to offset a decline in usage, there is no guarantee that the State will raise rates enough to offset a decline in usage or that any change in rates will results in revenues sufficient to cover the fiduciary's payments without a call on our guaranty. Subsequent to December 31, 2001, we have made deficiency payments of $0.7 million and expect to make additional $0.4 million prior to July 2002. Further payments may be required.

        The loss, or renewal on less favorable terms, of a substantial number of management contracts or leases could have a material adverse effect on our business, financial condition and results of operations. In addition, because some of our management contracts and leases are with state, local and quasi-governmental entities, changes to some governmental entities' approaches to contracting regarding parking facilities could affect these contracts. A material reduction in the profit margins associated with ancillary services provided by us under our management contracts and leases, including increases in costs or claims associated with, or reduction in the number of clients purchasing, insurance provided by us, could have a material adverse effect on our business, financial condition and results of operations. To the extent that our management contracts and leases are cancelable without cause on 30-days' notice, most of these contracts would also be cancelable in the event of our bankruptcy, despite the automatic stay provisions under bankruptcy law.

Our business may be harmed as a result of continued terrorist attacks in the United States and Canada.

        The terrorist attacks of September 11, 2001, and any future terrorist attacks in the United States and Canada, may negatively impact our business and results of operations. Attacks have resulted in, and may continue to result in, increased government regulation of airlines and airport facilities, including the imposition of minimum distances between parking facilities and terminals resulting in the elimination of currently managed parking facilities, and increased security checks of employees at airport facilities. These types of regulations could impose costs on us which we may not be able to pass on to our clients and reduce our revenues.

        In so far as these attacks have deterred, and continue to deter, people either from flying or congregating in public areas, demand for parking at airports and at urban centers may decline. This decline may result in fewer owners of these facilities hiring us to manage their parking facilities and lower incentive payments to us under those contracts where we receive an incentive bonus based on facility utilization among other factors. To the extent that these attacks cause or exacerbate a slowdown in the general economy resulting in reduced air travel, a similar effect may occur. An overall economic slowdown could reduce parking facility traffic at our facilities.

        There can be no assurance that continued terrorist attacks, an escalation of hostilities abroad or war would not have a material adverse impact on our business, financial condition and results of operations.

Our bad debt reserves may ultimately become inadequate.

        The current economic downturn and the economic impact of the terrorist attacks on September 11, 2001 have had an unknown impact on the financial condition of some of our clients. We expect that our clients involved in the airline and travel industries may be experiencing significant declines in revenue. Failure by our clients to pay us money owed, or failure to pay in a timely manner could have a material adverse effect on our business, financial condition and results of operations.

Increased government regulation of airports and reduced air travel may affect our performance.

        We operate a significant percentage of our parking facilities in and around airports. For the twelve months ended December 31, 2001, approximately 21% of our gross profit was derived from those operations. Effective September 13, 2001, the federal government prohibited parking within 300 feet of airport terminals, as they previously did during the Persian Gulf War in the early 1990s. While various government entities are still in the process of finalizing their rules regarding parking, as of

December 31, 2001, all of our airport parking and airport transportation related facilities were affected by the attacks of September 11, 2001, including reduced air travel and regulation enacted following the attacks. While we believe that existing regulations may be relaxed in the future, future regulations may nevertheless prevent us from using a number of spaces. While airport business has rebounded significantly, they continue to experience some lingering effects resulting from the FAA regulation. Immediately after the September 11th attacks, parking revenue at our airports declined 45.3% during the period of September 16 - 30, 2001 as compared to the same period 2000. This percentage has improved to a 16.6% decline for the period December 15 - 30, 2001 and has improved further to a 10.9% decline for the period February 16 - 28, 2002 as compared to the same periods in the prior year. Reductions in the number of parking spaces and the number of air travelers may reduce our revenues and cash flow for both our leased facilities and those facilities we operate under management contracts.

We may be unable to renew our insurance coverage.

        Our current liability and worker's compensation insurance coverage expires on December 31, 2002. Our current carrier renewed our coverage for 2002 at a premium increase in excess of 65%. There can be no assurance that the carrier will in fact be willing to renew our coverage at any rate at the expiration date.

        We will solicit insurance quotes from alternate insurance carriers, but there can be no assurance, given the current state of insurance industry and our current financial condition, that any alternate carrier will offer to provide similar coverage to us or, if it will, that its quoted premiums will not exceed those received from our current carrier.

        Failure to renew the existing coverage or to procure new coverage would have a material adverse effect on our business, financial condition and results of operations by preventing us from accepting new contracts and by placing us in default under a majority of our existing contracts.

The operation of our business is dependent on key personnel.

        Our success is, and will continue to be, substantially dependent upon the continued services of our management team. On October 15, 2001, Myron C. Warshauer resigned his position as a director and as our chief executive officer. His resignation could have an adverse effect on our relationship with some of our clients.

        The loss of the services of one or more additional members of senior management could have a material adverse effect on our financial condition and results of operations. Although we have entered into employment agreements with, and historically have been successful in retaining the services of, our senior management, there can be no assurance that we will be able to retain this personnel in the future. In addition, our continued growth depends on our ability to attract and retain skilled operating managers and employees.

We operate in a very competitive business environment.

        Competition in the field of parking facility management is intense. The market is fragmented and is served by a variety of entities ranging from single lot operators to large regional and national multi-facility operators, as well as municipal and other governmental entities. Because of greater resources, many of our competitors may be able to adapt more quickly to changes in customer requirements, or devote greater resources to the promotion and sale of their products than we can. Competitors with greater financial resources than us may be able to win contracts that require larger investments in working capital or capital expenditures on the parking facility. In addition, we may not seek to obtain certain contracts due to our limited capital. Many of these competitors also have long-standing relationships with our clients. Providers of parking facility management have traditionally competed on the basis of cost and service. As we have worked to establish ourselves as one of the principal members of our industry, we compete predominately on the basis of our high level of service and strong relationships. We may not be able to compete with some of our competitors on the basis of price. As a result, a greater proportion of our clients may switch to other service providers or self-manage during an economic downturn than our competitor's clients. We believe that developing and maintaining a competitive advantage will require continued investment by us in information technology, product development, sales and marketing. We cannot assure you that we will have sufficient resources to make the necessary investments to do so, and we cannot assure you that we will be able to compete successfully in this market or against these competitors. See "Business—Competition."

        Furthermore, we compete for qualified management personnel with other parking facility operators, with property management companies and with property owners. We compete for acquisitions with other parking facility operators.

We believe that our client base is becoming more concentrated.

        We believe that over time, real estate investment trusts, commonly known as REITs, or other property management companies will represent a larger portion of our client base. As each REIT or other property management companies own many properties, our ability to provide parking services for a large number of properties becomes dependent on our relationship with a single REIT or other property management companies. As this consolidation happens, some REITs or other property management companies may become significant clients. In that event, the loss of one of those REITs or other property management companies as a client or the sale of properties they own to clients of our competitors could have a material adverse impact on our business and financial condition. Additionally, REITs or property managers with extensive portfolios have greater negotiating power when negotiating contracts with us.

Because a small number of stockholders own a significant percentage of our common stock, they may control all major corporate decisions, and our other stockholders may not be able to influence these corporate decisions.

        Steamboat Holdings, Inc., which is controlled by a trust, the beneficiaries of which are family members of our chairman, John V. Holten, beneficially owns 100% of our parent company's outstanding common stock as of March 27, 2002. Our parent company beneficially owns 84% of our outstanding common stock. As a result, our parent company will be in a position to control all matters affecting us.

        Our concentrated ownership may have the effect of preventing a change in control. Further, as a result, these stockholders will continue to have the ability to elect and remove directors and determine the outcome of matters presented for approval by our stockholders. Circumstances may occur in which the interests of these stockholders could be in conflict with the holders of our notes.

We must comply with regulations that may impose significant costs on us.

        Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under or in this property. These laws typically impose liability without regard to whether the owner or operator knew of, or was responsible for, the presence of hazardous or toxic substances. In connection with the operation of parking facilities, we may be potentially liable for these costs. Although we are currently aware of a threatened environmental claim in the State of Washington by a private party, we are currently not aware of any material environmental claims pending or threatened against us or any of our operated parking facilities, no assurances can be given that a material environmental claim will not be asserted against us or against the parking facilities we operate. The cost of defending against claims of liability, or of remediating a contaminated property, could have a material adverse effect on our business, financial condition and results of operations.

        Various other governmental regulations affect our operation of parking facilities, both directly and indirectly, including air quality laws, licensing laws and the Americans with Disabilities Act of 1990, or "ADA". Under the ADA, all public accommodations, including parking facilities, are required to meet federal requirements related to access and use by disabled persons. A determination that we or the facility owner is not in compliance with the ADA could result in the imposition of fines or damage awards against us. In addition, several state and local laws have been passed in recent years that encourage car pooling and the use of mass transit. For example, a Los Angeles, California law prohibits employers from reimbursing employee parking expenses. Laws and regulations that reduce the number of cars and vehicles being driven could adversely impact our business.

        We collect and remit sales/parking taxes and file tax returns for and on behalf of us and our clients. We are affected by laws and regulations that may impose a direct assessment on us for failure to remit sales/parking taxes and filing of tax returns for and on behalf of our clients.

        Our airport facilities are governed by the Federal Aviation Administration (the "FAA"). Effective September 13, 2001, the FAA prohibited parking within 300 feet of airport terminals, as they previously did during the Persian Gulf War in the early 1990s. While the FAA is still in the process of finalizing their rules regarding parking, as of December 31, 2001, substantially all our airport parking and air transportation related facilities were affected by the attacks of September 11, 2001, including regulations enacted following the attacks. While we believe that existing regulations may be relaxed in the future, future regulations may nevertheless prevent us from using a number of spaces. Reductions in the number of parking spaces may reduce our revenues and cash flow for both our leased facilities and those facilities we operate under management contracts.

Many of our employees are covered by collective bargaining agreements.

        Approximately 25% of our employees are represented by labor unions. Approximately 34% of our collective bargaining contracts, representing 11% of our employees, are up for renewal in 2002. There can be no assurance that we will be able to renew existing labor union contracts on acceptable terms. Employees could exercise their rights under the labor union contract, which could include a strike or walk-out. In these cases, there are no assurances that we would be able to staff sufficient employees for our short-term needs. Any labor strike or our inability to negotiate a satisfactory contract upon expiration of the current agreements could have a negative effect on our business and financial results.

The Transactions have likely decreased the amount of our net operating losses and may limit our ability to utilize our remaining net operating losses.

        Previously, we had substantial net operating losses for U.S. federal income tax purposes. The Transactions likely generated substantial amounts of cancellation of indebtedness income for U.S. federal income tax purposes. That income has been offset by our net operating losses. Therefore, the amount of our net operating losses has decreased as a result of the Transactions, and we will have less net operating losses to reduce our taxable income in future years.

        Depending on the value of any equity interests issued within any three-year period to unaffiliated parties in relation to the total value of our equity interests, an ownership change may be deemed to occur for purposes of a U.S. federal income tax rule that may limit our ability to utilize our remaining net operating losses in future taxable years and thereby reduce our taxable income.

We could face considerable business and financial risk in implementing our growth strategy.

        We face substantial risks in growing our business, either organically or through acquisitions. Risks we could face with respect to growth include:

  •
  difficulties in the integration of the operations, technologies, products and personnel;

  •
  risks of entering markets in which we have no or limited prior experience;

  •
  potential loss of employees;

  •
  ability to obtain necessary licenses and approvals;

  •
  limited availability of capital for working capital, capital expenditures, acquisitions and investment in information technology systems upgrades, including both the hardware and software;

  •
  diversion of management's attention away from other business concerns; and

  •
  expenses of any undisclosed or potential legal liabilities of the acquired company.

        Our growth will be directly affected by results of operations of added parking facilities, which will depend, in turn, upon our ability to obtain suitable financing, contract terms, government licenses and approvals and the competitive environment for acquisitions. In that regard, the nature of license and approvals, and the timing and likelihood of obtaining them, vary widely from state to state and from country to country.

        Future acquisitions could result in potentially dilutive issuances of equity securities, the incurrence of debt and contingent liabilities. Some of our acquired operations or new contracts may be located in geographic markets in which we have little or no presence. Successful integration and management of additional facilities will depend on a number of factors, many of which are beyond our control. Any acquisition or new contract we complete may result in adverse effects on our reported operating results, divert management's attention, introduce difficulties in retaining, hiring and training key personnel, and introduce risks associated with unanticipated problems or legal liabilities, some or all of which could have a negative effect on our business and financial results. There can be no assurance that suitable acquisition or new contract candidates will be identified, that these acquisitions can be consummated or that the acquired operations can be integrated successfully.

The forward-looking statements contained in this prospectus are based on our predictions of future performance. As a result, you should not place undue reliance on these forward-looking statements.

        This prospectus includes "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act including, in particular, the statements about our plans, strategies, and prospects under the headings "Prospectus Summary," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business." Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that our plans, intentions or expectations will be achieved. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this prospectus are set forth above in this "Risk Factors" section and elsewhere in this prospectus. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements.

USE OF PROCEEDS

        The exchange offer is intended to satisfy certain of our obligations under the registration rights agreement dated as of January 11, 2002. We will not receive any cash proceeds from this exchange offer. In consideration for issuing the registered notes as contemplated in this prospectus, we will receive in exchange the unregistered notes in like principal amount. The unregistered notes surrendered in exchange for the registered notes will be retired and cancelled and cannot be reissued. The issuance of the registered notes will not result in any increase in our indebtedness.

CAPITALIZATION

        The following table sets forth our actual cash and cash equivalents and capitalization as of December 31, 2001 on a pro forma basis, adjusted to reflect the Transactions and the application of the proceeds therefrom. This table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our historical financial statements and the related notes thereto and our unaudited pro forma financial statements and the related notes thereto, each included elsewhere herein.

	As of December 31, 2001
	Actual	Adjusted Pro Forma
	(in thousands)
Cash and cash equivalents(1)	$7,602	$4,202

Long-term debt (including current portion):
Senior credit facility	28,600	19,100
Senior subordinated notes:
14% second lien due 2006, at face value	—	59,285
9 1/4% due 2008, at face value	140,000	48,877
Excess of carrying value over principal(2)	—	16,838

Sub-total	140,000	125,000
Other debt	6,657	6,657

Total long-term debt	175,257	150,757
Senior convertible redeemable preferred stock due 2008	—	35,000
Redeemable preferred stock	61,330	59,830
Common stock subject to put/call rights(3)	8,500	8,500
Stockholders' deficit:
Common stock and additional paid-in capital	11,423	11,423
Accumulated other comprehensive loss	(803)	(803)
Accumulated deficit	(143,805)	(143,805)

Total stockholders' deficit	(133,185)	(133,185)

Total capitalization	$111,902	$120,902

(1)
Cash and cash equivalents are reduced to reflect payment for accrued and unpaid interest of $2.7 million on the 9 1/4% notes tendered and accepted for exchange and to reflect payment of $0.7 million of fees and expenses as of December 31, 2001.

(2)
In accordance with accounting rules for troubled debt restructurings, the $16,838 ($15,747 related to the registered notes and $1,091 related to the 9 1/4% notes) reduction in principal arising from the refinancing remains as "debt," but will be amortized as a reduction to interest expense over the combined term of the registered notes and remaining 9 1/4% notes using the effective interest method.

(3)
Under an agreement between us and our stockholders, we have received notices from holders of an aggregate of five shares of our common stock requiring us to purchase these shares for an aggregate price of $8.2 million. See "Certain Relationships and Related Party Transactions—Company Stockholders Agreement." Our obligation to repurchase these shares will accrete at 11.75% per year until discharged. In accordance with the terms of the stockholders agreement, we will not make any payment for these shares while this payment is prohibited under the terms of any of our debt instruments. Payment for these shares is currently restricted by the terms of our existing debt obligations, including the notes, and is prohibited by the terms of our senior credit facility.

Accounting Pronouncements

        The exchange offer completed in the recapitalization on January 11, 2002, was be accounted for as a "modification of terms" type of troubled debt restructuring as prescribed by FASB Statement No. 15, Accounting by Debtors and Creditors for Troubled Debt Restructurings ("FAS 15"). Under FAS 15, an effective reduction in principal or accrued interest does not result in the debtor recording a gain as long as the future contractual payments (principal and interest combined) under the restructured debt are more than the carrying amount of the debt before the restructuring. In those circumstances, the carrying amount of the original debt is not adjusted and the effects of any changes are reflected in future periods as a reduction in interest expense. That is, a constant effective interest rate is applied to the carrying amount of the debt between restructuring and maturity. The effective interest rate is the discount rate that equates the present value of the future cash payments specified by the new terms with the unadjusted carrying amount of the debt.

        In addition, under FAS 15, when a debtor issues a redeemable equity interest in partial satisfaction of debt in conjunction with a modification of terms, the debtor recognizes no gain and the equity is recorded at its estimated fair value. Legal fees and other direct costs incurred by a debtor to effect a troubled debt restructuring are expensed as incurred, except for amounts incurred directly in granting an equity interest, if any.

        Based on the proposed terms, the accounting for this exchange under FAS 15 would be as follows:

  •
  No gain will be recognized by us for the excess of (a) the principal of the unregistered notes exchanged for the registered notes, over (b) the principal of the registered notes.

  •
  The unrecorded gain, which will remain part of the carrying value of the debt, will be amortized as a reduction to future interest expense using an effective interest rate applied to the combined balance of the unregistered and registered notes.

SELECTED HISTORICAL FINANCIAL DATA

        The following table presents selected historical consolidated financial data at and for the years ended December 31, 2001, 2000, 1999 and 1998, which have been derived from the audited financial statements of APCOA/Standard Parking, and 1997, which have been derived from the audited financial statements of APCOA. The selected financial data shown below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the historical consolidated financial statements and notes thereto included elsewhere herein.

	Year Ended December 31,
	1997	1998(1)	1999	2000	2001
	(dollars in thousands)
Income Statement Data:
Parking services revenue	$117,704	$195,517	$247,899	$252,482	$243,814
Cost of parking services	94,846	155,230	193,094	192,345	186,827

Gross profit	22,858	40,287	54,805	60,137	56,987
General and administrative expenses	13,528	23,506	32,453	36,121	29,979
Other special charges	—	18,050	5,577	4,636	15,869
Depreciation and amortization	3,767	7,435	9,343	12,635	15,501

Operating income (loss)	5,563	(8,704)	7,432	6,745	(4,362)
Interest expense, net	3,243	10,938	15,684	17,382	17,599
Bad debt provision related to non-operating receivables	—	—	—	—	12,878
Minority interest	321	487	468	341	209
Income tax expense	140	430	752	503	406
Extraordinary loss	—	2,816	—	—	—

Net income (loss)	$1,859	$(23,375)	$(9,472)	$(11,481)	$(35,454)

Other Operating Data:
Gross customer collections	$476,183	$1,026,085	$1,369,319	$1,545,690	$1,505,645
Capital expenditures	2,357	7,691	10,261	4,684	1,537
Ratio of earnings to fixed charges(2)	1.5x	N/A	N/A	N/A	N/A
Number of managed locations	378	1,165	1,422	1,560	1,625
Number of leased locations	267	439	404	364	333
Number of total locations	645	1,604	1,826	1,924	1,958
Number of parking spaces	273,000	794,000	1,012,000	1,033,587	1,026,608
Balance Sheet Data (at end of year):
Cash and cash equivalents	$3,322	$19,183	$5,215	$3,539	$7,602
Working capital deficiency	(17,059)	(9,119)	(12,180)	(11,941)	(20,156)
Total assets	59,095	216,769	213,270	208,341	192,234
Total debt	38,283	149,431	167,469	174,996	175,257
Redeemable preferred stock	8,728	44,174	49,280	54,976	61,330
Common stock subject to put/call rights	—	4,589	4,589	6,304	8,500
Common stockholders' deficit	(22,259)	(54,908)	(79,611)	(100,731)	(133,185)

(1)
Includes the results of Standard Parking effective from March 30, 1998.

(2)
For purposes of computing this ratio, earnings consist of income before income taxes, minority interest, and a bad debt provision related to non-operating receivables plus fixed charges. Fixed charges consist of interest expense, amortization of deferred financing costs and one-third of the rent expense from operating leases, which management believes is a reasonable approximation of the interest factor of the rent. For the years ended December 31, 1998, 1999, 2000 and 2001, earnings were inadequate to cover fixed charges by $19,642, $8,252, $10,637 and $21,961, respectively.

MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        The following discussion of our results of operations should be read in conjunction with the consolidated financial statements and the notes thereto included elsewhere herein.

Overview

        We operate in a single reportable segment operating parking facilities under two types of arrangements: management contracts and leases. Under a management contract, we typically receive a base monthly fee for managing the property and may also receive a small incentive bonus based on the achievement of facility revenues above a base amount among other factors. In some instances, we also receive certain fees for ancillary services. Typically, all of the underlying revenues, expenses and capital expenditures under a management contract flow through to the property owner rather than to us. Under lease arrangements, we generally pay to the property owner either a fixed annual rental, a percentage of gross customer collections or a combination thereof. We collect all revenues under lease arrangements and are responsible for most operating expenses, but we are typically not responsible for major maintenance or capital expenditures. As of December 31, 2001, we operated approximately 83% of our 1,958 parking facilities under management contracts and approximately 17% under leases.

        Gross customer collections.    Gross customer collections consist of gross receipts collected at all leased and managed properties, including unconsolidated affiliates.

        Parking services revenue—lease contracts.    Parking services revenues related to lease contracts consist of all revenues received at a leased facility, including development fees, gains on sales of contracts and payments for exercising termination rights.

        Parking services revenue—management contracts.    Management contract revenue consists of management fees, including both fixed and revenue-based fees, and fees for ancillary services such as accounting, equipment leasing, payments received for exercising termination rights, consulting, insurance and other value-added services with respect to managed locations. Management contract revenue excludes gross customer collections at those locations. Management contracts generally provide us with a management fee regardless of the operating performance of the underlying facility.

        Cost of parking services—lease contracts.    The cost of parking services under a lease arrangement consists of contractual rental fees paid to the facility owner and all operating expenses incurred in connection with operating the leased facility. Contractual fees paid to the facility owner are based on either a fixed contractual amount or a percentage of gross revenue or a combination thereof. Generally, under a lease arrangement we are not responsible for major capital expenditures or property taxes.

        Cost of parking services—management contracts.    The cost of parking services under a management contract is generally passed through to the facility owner. As a result, these costs are not included in our results of operations. Several of our contracts, which are referred to as reverse management contracts, however, require us to pay for certain costs that are offset by larger management fees.

        General and administrative expenses.    General and administrative expenses include salaries, wages, travel and office related expenses for the headquarters, field offices and supervisory employees.

Company History

        On January 11, 2002, we completed a recapitalization that raised $20 million in cash by retiring $91.1 million of our 9 1/4% Senior Subordinated Notes due 2008, and issuing $59.3 million of our 14% notes due 2006 and $35.0 million of Series D preferred stock.

        In March 1998, APCOA acquired all of the outstanding capital stock, partnership and other equity interests of Standard Parking Corporation, an Illinois corporation; Standard Auto Park, Inc., an Illinois corporation; Standard Parking Corporation MW, an Illinois corporation; Standard Parking, L.P., a Delaware limited partnership; Standard Parking Corporation IL, an Illinois corporation; and Standard/Wabash Parking Corporation, an Illinois corporation. These entities are referred to in this prospectus as "Standard". The consideration for Standard consisted of $65.0 million in cash, 5.01 shares of APCOA's common stock (16% of our common stock outstanding as of January 15, 1998) and the assumption of certain liabilities, including a $5.0 million consulting and non-compete obligation for one of the former owners of Standard. In addition, on March 30, 1998, APCOA paid to Standard's owners $2.8 million, generally representing Standard's earnings from January 1, 1998 through the date of the combination, plus Standard's cash on hand at such time.

        We have in the past pursued a strategy of growth through acquisition. On January 22, 1998, we acquired the assets of Huger Parking Company, LLC for $1.0 million in cash and notes aggregating $3.25 million. On May 1, 1998, we acquired the remaining 76% interest in Executive Parking Industries LLC, through the acquisition of its parent company, for $7.0 million in cash. On June 1, 1998, we completed the acquisition of Century Parking, Inc. and Sentry Parking Corporation for $5.8 million in cash at closing and $0.7 million paid on June 2, 2001. In addition, on September 1, 1998 we acquired the capital stock of Virginia Parking Services, Inc. for $2.7 million in cash including direct costs, and a future payout of up to $1.25 million. On April 1, 1999, we acquired the assets of Pacific Rim Parking, Inc., in Los Angeles for $0.75 million in cash and up to $0.75 million in non-interest bearing notes payable over five years. On May 1, 1999, we acquired various contracts of System Parking Inc. in Atlanta for $0.25 million in cash. Effective as of July 1, 1999, we acquired all of the outstanding stock of Universal Park Holdings, Inc., operating under the names U-Park and Select Valet Parking, in Vancouver, B.C. for $1.61 million. There can be no assurance as to our ability to effect future acquisitions, nor as to the effect of any such acquisition on our operations, financial condition and profitability. All of these acquisitions have been accounted for under the purchase method and their operating results have been included in the consolidated results since their respective date of acquisition. The historical operating results of the businesses before acquisition were not material relative to our consolidated results.

Summary of Operating Facilities

        The following table reflects our facilities on the dates indicated:

	December 31,
	2001	2000	1999
Managed Facilities	1,625	1,560	1,422
Leased Facilities	333	364	404

Total Facilities	1,958	1,924	1,826

        Our strategy is to add locations in core cities where a concentration of locations improves customer service levels and operating margins. In general, contracts added as shown in the table above followed this strategy.

Results of Operations

        The following information should be read in conjunction with the Condensed Consolidated Financial Statements.

	Year Ended December 31,
	2001	2000	1999
	(in thousands)
Gross customer collections	$1,505,645	$1,545,690	$1,369,319

Parking services revenue:
Lease contracts	$156,411	$181,828	$196,441
Management contracts	87,403	70,654	51,458

	243,814	252,482	247,899
Cost of parking services:
Lease contracts	142,555	159,702	172,217
Management contracts	44,272	32,643	20,877

	186,827	192,345	193,094
General and administrative expenses	29,979	36,121	32,453
Other special charges	15,869	4,636	5,577
Depreciation and amortization	15,501	12,635	9,343

Operating income (loss)	(4,362)	6,745	7,432
Bad debt provision related to non-operating receivable	12,878	—	—
Interest expense, net	17,599	17,382	15,684
Minority interest	209	341	468
Income tax expense	406	503	752

Net loss	$(35,454)	$(11,481)	$(9,472)

        In analyzing our gross margins, it should be noted that the cost of parking services for parking facilities under management contracts incurred in connection with the provision of management services is generally paid by our clients. Several management contracts, however, which are referred to as reverse management contracts, require us to pay for certain costs that are offset by larger management fees. Margins for lease contracts vary significantly not only due to operating performance, but also variability of parking rates in different cities and varying space utilization by parking facility type and location.

        The attacks that occurred on September 11th had an immediate effect on our business at all of the 74 airports that we operate and, to a lesser extent, at isolated urban facilities near governmental institutions. Although business at airports had been declining before the September 11th attacks, an immediate significant decrease in airport revenues occurred following those events. Parking revenue at our airports declined 45.3% during the period of September 16 through 30, 2001, compared to the same period of 2000. Revenues at airports have recovered since the attacks to a 16.6% decline for the period December 15-30, 2001, and has improved further to a 10.9% decline for the period February 16-28, 2002 as compared to the same periods in the prior year. We do not know what the lasting effect of the September 11th attacks will be. However, there remain in place several stringent security measures that prohibit parking within a certain distance of the terminal, which continues to impact utilization of parking spaces. The airport parking and transportation market represents approximately 21% of our gross profit.

        Our results for the year ended December 31, 2001, reflect depreciation and amortization expense of $15.5 million. We estimate that, with the application of SFAS No. 142 for goodwill and other intangible assets and the disposition of certain assets in 2001, depreciation and amortization for the year ended December 31, 2002 will approximate $6.0 million.

Fiscal 2001 Compared to Fiscal 2000

        Gross customer collections.    Gross customer collections decreased $40.1 million, or 2.6%, to $1,505.6 million in fiscal 2001, compared to $1,545.7 million in fiscal 2000. This decrease is attributable to the attacks of September 11th, which impacted all airport operations, special event venues and hotels and the cancellation of the Detroit Airport contract in the fourth quarter of 2000, which was partially offset by the net increase of 34 new contracts.

        Parking services revenue—lease contracts.    Lease contract revenue decreased $25.4 million, or 14.0%, to $156.4 million in the year ended December 31, 2001, compared to $181.8 million in the year-ago period. This decrease resulted from the net reduction of 31 leases through contract expirations, conversions to management contracts and the attacks of September 11th.

        Parking services revenue—management contracts.    Management contract revenue increased $16.7 million, or 23.7%, to $87.4 million in the year ended December 31, 2001, compared to $70.7 million in the year-ago period. This increase resulted from the net increase of 65 contracts through internal growth; conversions from lease contracts, and the full year impact of the addition of a large airport contract in the second half of 2000. In addition, we received a payment of $4.8 million in 2001 related to the exercise of owner termination rights associated with certain management contracts.

        Cost of parking services—lease contracts.    Cost of parking for lease contracts decreased $17.1 million, or 10.7%, to $142.6 million for the year ended December 31, 2001, from $159.7 million for the year-ago period. This decrease resulted from the net reduction of 31 leases through contract expirations and conversions to management contracts. Gross margin for leases declined to 8.9% during 2001 compared to 12.2% during 2000. This decrease was due to the loss of volume following the attacks of September 11th, and the reduction of 31 leases through contract expirations and conversions to management contracts.

        Cost of parking services—management contracts.    Cost of parking for management contracts increased $11.7 million, or 35.9%, to $44.3 million for the year ended December 31, 2001, compared to $32.6 million for the year-ago period. This increase resulted from the net addition of 65 new contracts through internal growth, conversions from lease contracts and the full year impact of the addition of a large airport contract in the second half of 2000. Gross margin for management contracts declined to 49.3% during 2001 compared to 53.8% during 2000. Most management contracts have no cost of parking services related to them, as all costs are reimbursable to us. However, several contracts, which are referred to as reverse management contracts, require us to pay for certain costs that are offset by larger management fees. This increase in cost of parking management contracts was related to the addition of several contracts of this type.

        General and administrative expenses.    General and administrative expenses decreased $6.1 million, or 17.0%, to $30.0 million for the year ended December 31, 2001, compared to $36.1 million for the year-ago period. This decrease resulted from implementation of cost savings, staff reductions and operating efficiencies.

        Other special charges.    We recorded $15.9 million of other special charges for the year ended December 31, 2001, compared to $4.6 million for the period ending December 31, 2000. The charges for 2001 included $11.8 million related to the exchange (see Note D of the Notes to the Consolidated Financial Statements), $1.7 million related to a provision for abandoned businesses, $0.9 million for legal costs, $0.8 million in a provision for headquarters reorganization, $0.3 million in prior period retroactive insurance premium increases, $0.3 million in outside consultant costs related to prior periods, and $0.1 million in severance costs. The charges for 2000 included $2.5 million of severance costs, $0.9 million of prior period retroactive insurance premium increases and $1.2 million of incremental integration costs and other costs.

        Non-operating income (expense).    We recorded a $12.9 million bad debt provision related to non-operating receivables for the year ended December 31, 2001, compared to no charges for the period ending December 31, 2000. The 2001 bad debt provision for non-operating receivables relates to advances to and deposits with affiliates that had previously been reclassified from a long-term asset to stockholders' deficit. This provision was made due to uncertainty regarding the ability of the affiliates to repay such amounts without potentially receiving distributions from us.

        Other income and expense.    Interest expense, net of interest income increased $0.2 million to $17.6 million in 2001, from $17.4 million in 2000. Minority interest decreased $0.1 million to $0.2 million in 2001 from $0.3 million in 2000. Income tax expense decreased $0.1 million, to $0.4 million in 2001 from $0.5 million in 2000.

Fiscal 2000 Compared to Fiscal 1999

        Gross customer collections.    Gross customer collections increased $176.4 million, or 12.9%, to $1,545.7 million in fiscal 2000, compared to $1,369.3 million in fiscal 1999. This increase is attributable to the addition of 117 locations during the period and growth at existing locations.

        Parking services revenue—lease contracts.    Lease contract revenue decreased $14.6 million, or 7.4%, to $181.8 million in the year ended December 31, 2000, compared to $196.4 million in the year-ago period. This decrease resulted from the net reduction of 37 leases through contract expirations and conversions to management contracts. One large airport lease contract was converted to a management contract in the second half of 2000, a large airport contract was lost in the second half of 1999, and a change was made in reclassification of reimbursable costs.

        Parking services revenue—management contracts.    Management contract revenue increased $19.2 million, or 37.3% to $70.7 million in the year ended December 31, 2000, compared to $51.5 million in the year-ago period. This increase resulted from the net increase of 154 contracts through internal growth, conversions from lease contracts, an addition of a large airport contract in the second half of 2000 and a conversion of a large airport contract from a lease to a management contract.

        Cost of parking services—lease contracts.    Cost of parking for lease contracts decreased $12.5 million, or 7.3%, to $159.7 million for the year ended December 31, 2000 from $172.2 million during the year-ago period. This decrease resulted from the net reduction of 37 leases through contract expirations, conversions to management contracts and the loss of one large airport contract in the second half of 1999. Gross margin for leases declined slightly to 12.2% during 2000 compared to 12.3% during 1999. The nominal decrease was due to slightly higher operating expenses.

        Cost of parking services—management contracts.    Cost of parking for management contracts increased $11.8 million, or 56.4%, to $32.6 million for the year ended December 31, 2000, compared to $20.8 million in 1999. The increase resulted from the addition of a net total of 154 new contracts through internal growth and conversions from lease contracts. Gross margins for management contracts declined to 53.8% in the year 2000 compared to 59.4% in the previous year. Most management contracts have no cost of parking services related to them as all costs are reimbursable to us. However, several contracts, which are referred to as reverse management contracts, require us to pay for certain costs that are offset by larger management fees. The increase in cost of parking management contracts was related to the addition of several contracts of this type.

        General and administrative expenses.    General and administrative expenses increased $3.7 million, or 11.3%, to $36.1 million during 2000, compared to $32.5 million during 1999. This increase resulted from our infrastructure investment in the first half of 2000.

        Other special charges.    We recorded $4.6 million of other special charges during 2000. The charges included $2.5 million of severance costs, $0.9 million of prior period retroactive insurance premium increases and $1.2 million of incremental integration costs and other costs.

        Other income and expense.    Interest expense, net of interest income, totaled $17.4 million in the current year, up from $15.7 million in 1999. This increase is the result of increased borrowings under our old senior credit facility. Minority interests decreased $0.1 million to $0.4 million in 2000, compared to $0.5 million in 1999. Income tax expense, which consists primarily of Canadian income tax, decreased to $0.5 million in 2000 from $0.8 million in 1999 as a result of the decrease in Canadian income.

Comparison of Results of Operations on a Combined Basis

        The following supplementary information is provided to enhance the analysis of results of operations. The results presented below represent the combined historical results of APCOA and Standard for the periods presented, without pro forma adjustments for the impact of the acquisition of Standard. These combined results do not purport to represent what the actual results would have been if the acquisition had occurred at the beginning of 1998.

	Year Ended December 31,
	1999	1998
	(in thousands)
Gross customer collections	$1,369,319	$1,103,000

Parking services revenue:
Lease contracts	$196,441	$174,613
Management contracts	51,458	35,463

	247,899	210,076
Cost of parking services:
Lease contracts	172,217	155,275
Management contracts	20,877	11,144

	193,094	166,419
General and administrative expenses	32,453	25,524

Operating income before depreciation, amortization and special charges	$22,352	$18,133

Liquidity and Capital Resources

        On January 11, 2002, we completed a restructuring of our publicly issued debt. We exchanged $91.1 million of our outstanding 9 1/4% notes due 2008 for $59.3 million of our newly issued 14% senior subordinated second lien notes due 2006 and shares of our newly issued Series D preferred stock. As part of these transactions, we also received $20.0 million in cash. The cash was used to repay borrowings under our old credit facility, repurchase shares of existing redeemable Series C preferred stock owned by our parent company and pay expenses incurred in connection with the Transactions (including approximately $3.0 million to our parent company as a transaction advisory fee).

        As a result of day-to-day activity at the parking locations, we collect significant amounts of cash. Lease contract revenue is generally deposited into our local bank accounts, with a portion remitted to our clients in the form of rental payments according to the terms of the leases. Under management contracts, some clients require us to deposit the daily receipts into one of our local bank accounts, with the cash in excess of our operating expenses and management fees remitted to the clients at negotiated intervals. Other clients require us to deposit the daily receipts into client accounts and the clients then reimburse us for operating expenses and pay our management fee subsequent to month-end. Some clients require a segregated account for the receipts and disbursements of locations.

        Gross daily collections are collected by us and deposited into banks in one of three methods, which impact our investment in working capital:

  •
  locations with revenues deposited into our bank accounts reduce our investment in working capital,
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  locations that have segregated accounts generally require no investment in working capital and
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  accounts where the revenues are deposited into the clients' accounts increase our investment in working capital.

        Our average investment in working capital depends on our contract mix. For example, an increase in contracts that require all cash deposited in our bank accounts reduces our investment in working capital and improves our liquidity. During the period of January 1, 2001 to December 31, 2001, a decrease in these types of contracts resulted in a loss of liquidity to us of approximately $2.4 million.

        Our liquidity also fluctuates on an intra-month and intra-year basis depending on the contract mix and timing of significant cash payments such as our semi-annual interest payments. Additionally, our ability to utilize cash deposited into our local accounts is dependent upon the availability and movement of that cash into our corporate account. For all these reasons, we from time to time carry significant cash balances, while at the same time utilizing our senior credit facility.

        We are required under certain contracts to provide performance bonds. These bonds are renewed on an annual basis. The market for performance bonds has been severely impacted by the events of September 11th and general economic conditions. Consequently, the market has contracted, resulting in an industry-wide requirement to provide additional collateral to the surety providers. As of December 31, 2001, we had provided $3.0 million in letters of credit to collateralize our current performance bond program. We expect that we will have to provide additional collateral as the current bonds reach their respective expiration dates. While we expect that we will be able to provide sufficient collateral, given the market conditions, there can be no assurance that we will be able to do so.

        Based on our current level of operations, we believe our cash flow from operations, available cash and available borrowings under our senior credit facility will be adequate to meet our future liquidity needs through the maturity of our amended senior credit agreement.

        Our ability to generate cash from operations is partially dependent upon cash collected and generated from airport parking facilities. As a result of reduced air traffic and the impact of restrictions on the use of parking facilities within 300 feet of airport terminals and also reduced traffic at hotel and retail facilities, we may continue to experience a reduction in our revenue and cash flow from these operations.

        Consequently, we cannot assure you that our cash flow from operations, combined with additional borrowings under our senior credit facility and any future credit facility, will be available in an amount sufficient to enable us to repay our indebtedness, including the 9 1/4% notes or the new notes, or to fund our other liquidity needs or planned capital expenditures. At March 31, 2002, our borrowings against our senior credit facility aggregated $25.5 million. We may need to refinance all or a portion of our indebtedness, including our senior credit facility and possibly including the new notes, on or before their respective maturities. We cannot assure you that we will be able to refinance any of our indebtedness, including our senior credit facility and the new notes, on commercially reasonable terms or at all.

Fiscal 2001 Compared to Fiscal 2000.

        We had cash and cash equivalents of $7.6 million at December 31, 2001 compared to $3.5 million at December 31, 2000.

        Net cash provided by operating activities totaled $8.9 million for 2001 compared to cash used of $3.2 million for 2000. Cash provided during 2001 included $6.6 million from a decrease in accounts receivable due to improved collections and a reduction of activity at certain client locations, $0.9 million from a decrease in advances and deposits, a $0.5 million decrease in prepaids, and $0.9 million from increases in compensation and other items.

        Net cash used in investing activities totaled $1.5 million in 2001 compared to cash used of $4.9 million in 2000. Cash used in investing for 2001 included capital expenditures of $1.5 million for capital investments to secure and/or extend leased facilities and investment in information system enhancements.

        Net cash used in financing activities totaled $2.9 million in 2001, compared to cash provided from financing activities of $7.2 million in 2000. The 2001 activity included $2.8 million in cash used for repayments on long-term borrowings and joint venture borrowings and $1.7 million in debt issuance costs in connection with amendments to our senior credit facility and the amended and restated credit agreement. (See Note D of the Notes to the Consolidated Financial Statements). In addition, we provided funds from increases in borrowings on our senior credit facility of $1.7 million.

Fiscal 2000 Compared to Fiscal 1999

        We had cash and cash equivalents of $3.5 million at December 31, 2000, compared to $5.2 million at December 31, 1999.

        Net cash used in operating activities totaled $3.2 million for 2000 compared to cash used of $17.7 million for 1999. Cash used during 2000 included $4.6 million of cash for other special charges, $2.8 million in final rent payment for terminated lease contracts, $2.5 million held for a client construction project and $1.2 million in compensation and other items. Notes and accounts receivable increased $4.1 million in 2000 relating to new contracts and existing locations. Cash was provided by an increase in accounts payable of $9.8 million primarily related to an increase in the number of clients depositing revenues into our bank accounts from segregated accounts of $6.0 million and an increase of $3.8 million in trade accounts payable. Other assets declined by $1.1 million.

        Cash used in investing activities totaled $4.9 million in 2000, compared to cash used of $13.5 million in 1999. Cash used in investing included capital expenditures of $4.9 million for capital investments to secure and/or extend leased facilities and investment in information system enhancements.

        Cash provided by financing activities totaled $7.2 million in 2000, compared to cash provided from financing activities that totaled $16.8 million in 1999. The 2000 activity included $8.9 million in borrowings from the old senior credit facility, which was partially offset by repayments on long-term borrowings and joint venture borrowings of $1.3 million. In addition, we incurred additional debt issuance costs of $0.3 million in connection with amendments to our old senior credit facility.

Other Liquidity and Capital Resources Information

        We entered into an amended and restated credit agreement as of January 11, 2002 with the LaSalle Bank National Association and Bank One, N.A., (the lenders under our prior senior credit facility) that restructures our prior $40.0 million senior credit facility. This senior credit facility consists of a $25.0 million revolving credit facility provided by LaSalle, which will expire on March 1, 2004 and a $15.0 million term loan held by Bank One amortizing with $5.0 million due on December 31, 2002 and the remainder due on March 10, 2004. We utilize the senior credit facility to provide readily accessible cash for working capital purposes and general corporate purposes and to provide standby letters of credit. Our senior credit facility provides for cash borrowings up to the lesser of $25.0 million or 80% of our eligible accounts receivable (as defined therein) and includes a letter of credit facility with a sublimit of $8.0 million (or such greater amount as LaSalle may agree to for letters of credit). The senior credit facility bears interest based, at our option, either on LIBOR plus 3.75% or the Alternate Base Rate (as defined below) plus 1.50%. We may elect interest periods of 1, 2, or 3 months for LIBOR based borrowings. The Alternate Base Rate is the higher of (i) the rate publicly announced from time to time by LaSalle as its "prime rate" and (ii) the overnight federal funds rates plus 0.50%. LIBOR will at all times be determined by taking into account maximum statutory reserves required (if any). The interest rate applicable to the term loan is a fixed rate of 13.0%, of which cash interest at 9.5% will be payable monthly in arrears and 3.5% will accrue without compounding and be payable on March 10, 2004 or earlier maturity, whether pursuant to any permitted prepayment acceleration or otherwise. The senior credit facility includes covenants that limit our ability to incur additional indebtedness, issue preferred stock or pay dividends and contains certain other restrictions on our activities. It is secured by substantially all of our existing and future domestic subsidiaries' existing and after-acquired assets (including 100% of the stock of our existing and future domestic subsidiaries and 65% of the stock of our existing and future foreign subsidiaries), by a first priority pledge of all of our common stock owned by our parent company and by all other existing and after-acquired property of our parent company. At March 28, 2002 we had $3.0 million of letters of credit outstanding under our senior credit facility and borrowings against our senior credit facility aggregated $28.0 million.

        At December 31, 2001 our old credit facility provided cash borrowings up to $40.0 million with sublimits for letters of credit up to $10.0 million, at variable rates based, at our option, either on LIBOR, the overnight federal funds rate, or the bank's base rate. At December 31, 2001, we had $3.0 million of letters of credit outstanding under the old credit facility and borrowings against the old credit facility aggregated $28.6 million. The old credit facility was amended on March 30, 2000, with the principal changes to the agreement providing for revisions to interest rates charged on borrowings and certain financial covenants. The old credit facility was amended on May 12, 2000, with the principal change to the agreement relating to the definition of a change in control. The old credit facility was amended on November 14, 2000, with the principal changes to the agreement providing for revisions to interest rates charged on borrowings and certain financial covenants. The old credit facility was amended on March 30, 2001 with the principal changes to the agreement providing for revisions to interest rates charged on borrowings, certain financial covenants, a change to restore the original borrowing limits, and a change in the expiration date from March 30, 2004 to July 1, 2002. The old credit facility was amended as of September 30, 2001, with the principal changes to the agreement providing for revisions to certain financial covenants.

        We have significant indebtedness. As of December 31, 2001, we had indebtedness under our 9 1/4% notes, the old credit facility, joint venture debentures, capital lease obligations and other asset financing totaling approximately $175.3 million. Had the exchange offer closed on December 31, 2001, our indebtedness under our 9 1/4% notes, the senior credit facility, 14% notes, joint venture debentures, capital lease obligations and other asset financing would have totaled $150.8 million.

        Our ability to meet our anticipated future requirements for working capital, capital expenditures, scheduled payments of interest and principal on our indebtedness depends on our future performance, which, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors beyond our control. Based upon the current level of operations and anticipated growth, we believe that, together with available borrowings under our senior credit facility, our cash flow and available liquidity will be adequate to meet our anticipated requirements up to the expiration date of the senior credit facility. However, there can be no assurance that our business will generate sufficient cash flow or that future borrowings will be available in an amount sufficient to enable us to meet our future requirements, or that any refinancing of existing indebtedness would be available on commercially reasonable terms, or at all.

        We have lease commitments of $28.0 million for fiscal 2002. The leased properties generated sufficient cash flow to meet the base rent payments.

        If we identify investment opportunities requiring cash in excess of our cash flows and existing cash, we may borrow under our senior credit facility.

        In January 1999, we completed the combination of the insurance programs of APCOA and Standard into one program. In conjunction therewith, we purchased an insurance policy to cover amounts previously self-insured by APCOA and its affiliates. The APCOA insurance program had historically included a self-insured retention component, which required the establishment of reserves to reflect the estimated final settlement value of open claims. The purchase of a tail policy to eliminate future exposure from retrospective adjustments resulted in a use of cash of $5.6 million in January of 1999, $2.6 million of which was included in other special charges. This transaction provided an offsetting increase in availability of funds by allowing the elimination of letters of credit in the amount of $4.7 million.

        We have in the past pursued a strategy of growth through acquisition. On April 1, 1999, we acquired the assets of Pacific Rim Parking, Inc. in Los Angeles for $0.75 million in cash and up to $0.75 million in non-interest bearing notes payable over five years. On May 1, 1999, we acquired various contracts of System Parking Inc. in Atlanta for $0.25 million in cash. Effective as of July 1, 1999 we acquired all of the outstanding stock of Universal Park Holdings, Inc., operating under the names U-Park and Select Valet Parking, in Vancouver, B.C. for $1.61 million. All of the acquisitions have been accounted for under the purchase method. The historical operating results of the businesses prior to acquisition were not material relative to our consolidated results. There can be no assurance as to our ability to effect future acquisitions, nor as to the effect of any such acquisition on our operations, financial condition and profitability.

        The exchange offer completed in the recapitalization on January 11, 2002 will be accounted for as a "modification of terms" type of troubled debt restructuring as prescribed by FASB Statement No. 15, Accounting by Debtors and Creditors for Troubled Debt Restructurings ("FAS 15"). Under this type of FAS 15 troubled debt restructuring, an effective reduction in principal or accrued interest does not result in the debtor recording a gain as long as the future contractual payments (principal and interest combined) under the restructured debt are more than the carrying amount of the debt before the restructuring. Instead, the carrying amount of the original debt or investment is not adjusted, and the effects of any changes are reflected in future periods as a reduction in interest expense. That is, a constant effective interest rate is applied to the carrying amount of the debt between restructuring and maturity. The effective interest rate is the discount rate that equates the present value of the future cash payments specified by the new terms with the unadjusted carrying amount of the debt.

        In addition, under FAS 15, when a debtor issues a redeemable equity interest in partial satisfaction of debt in conjunction with a modification of terms, the debtor recognizes no gain and the equity is recorded at its estimated fair value. Legal fees and other direct costs incurred by a debtor to effect a troubled debt restructuring are expensed as incurred, except for amounts incurred directly in granting an equity interest, if any.

        The accounting for this exchange under FAS 15 will be as follows:

  •
  No gain will be recognized by us for the excess of (a) the principal of the unregistered notes exchanged for the registered notes, over (b) the principal of the registered notes.
  •
  The unrecorded gain, which will remain part of the carrying value of the debt, will be amortized as a reduction to future interest expense using an effective interest rate applied to the combined balance of the unregistered and registered notes.

BUSINESS

The Company

        We are a leading national provider of parking facility management services. We provide on-site management services at multi-level and surface parking facilities in the two major markets of the parking industry: urban parking and airport parking. As of December 31, 2001, we managed 1,958 parking facilities, containing approximately 1,026,000 parking spaces in over 260 cities across the United States and Canada. Our gross customer collections, parking services revenue, gross profit and net loss for the years ended December 31, 2001 and 2000 were $1,505.6 and $1,545.7 million, $243.8 and $252.5 million, $57.0 and $60.1 million and ($35.5) and ($11.5) million, respectively.

        We believe that our superior management services coupled with our focus on increasing our leading market share in select core cities helps to maximize profitability per parking facility. We believe that we enhance our leading position by providing:

  •
  Ambiance in Parking®, an approach to parking that includes a number of on-site, value-added services and amenities;
  •
  service enhancing information technology, including Client View®, a proprietary client reporting system which allows us to provide clients with real-time access to site-level financial and operating information; and
  •
  award-winning training programs for on-site employees that promote customer service and client retention. We believe that these services distinguish us from our competitors.

        Our diversified client base includes some of the nation's largest owners and developers of major office building complexes, shopping centers, sports complexes, hotels and hospitals. In addition, we manage 151 parking operations at 74 airports, including many of the major airports in North America.

        We do not own any parking facilities and, as a result, we assume few of the risks of real estate ownership. We operate our clients' parking properties through two types of arrangements: management contracts and leases. Under a management contract, we typically receive a base monthly fee for managing the property, and we may also receive a small incentive bonus based on the achievement of facility revenues above a set amount, among other factors. In some instances, we also receive certain fees for ancillary services. Typically, all of the underlying revenues and expenses under a standard management contract flow through to the property owner rather than to us. Under lease arrangements, we generally pay either a fixed annual rental, a percentage of gross customer collections or a combination thereof to the property owner. We collect all revenues under lease arrangements and are responsible for most operating expenses, but we are typically not responsible for major maintenance or capital expenditures. As of December 31, 2001, we operated approximately 83% of our 1,958 parking facilities under management contracts and approximately 17% under leases. Renewal rates for our management contracts and leases averaged approximately 90% for the three years ended December 31, 2001.

The Industry

        The International Parking Institute, a trade organization of parking professionals, estimated that as of December 31, 2001 there were approximately 40,000 parking facilities in the United States generating over $29.0 billion in gross customer collections. The parking industry is highly fragmented, with over 1,700 commercial parking operators in the United States, as estimated by the Parking Market Research Company, an independent research company.

        Industry participants, the vast majority of which are privately held companies, consist of relatively few nationwide companies and a large number of small regional or local operators, including a substantial number of companies providing parking as an ancillary service in connection with property management or ownership. The parking industry is experiencing consolidation as smaller operators have found that they lack the capital, economies of scale and sophisticated management techniques required to compete with larger providers. We expect this trend will continue and will provide significant opportunities for us to take away business from or acquire smaller operators.

        Operating Arrangements.    Parking facilities operate under two general types of arrangements: management contracts and leases. The general terms and benefits of these two types of arrangements are as follows:

          Management Contracts.    Under a management contract, the facility manager generally receives a base monthly fee for managing the facility and often receives a small incentive fee based on the achievement of facility revenues above a base amount, among other factors. Facility managers generally charge fees for various ancillary services such as accounting, equipment leasing and consulting. Responsibilities under a management contract include hiring, training and staffing parking personnel, and providing collections, accounting, record-keeping, insurance and facility marketing services. In general, under a management contract, the facility manager is not responsible for structural or mechanical repairs, and typically is not responsible for providing security or guard services. Under typical management contracts, the facility owner is responsible for operating expenses such as taxes, license and permit fees, insurance premiums, payroll and accounts receivable processing and wages of personnel assigned to the facility. However, several of our contracts, which are referred to as reverse management contracts, require us to pay certain costs that are offset by larger management fees. In addition, the facility owner is responsible for non-routine maintenance, repair costs and capital improvements. The typical management contract is for a term of one to three years (though the owner often reserves the right to terminate, without cause, on 30 days' notice) and may contain a renewal clause.

          Leases.    Under a lease arrangement, the parking facility operator generally pays either a fixed annual rent, a percentage of gross customer collections, or a combination thereof to the property owner. The parking facility operator collects all revenues and is responsible for most operating expenses, but is typically not responsible for major maintenance. In contrast to management contracts, lease arrangements are typically for terms of three to ten years and typically contain a renewal term, and provide for a fixed payment to the facility owner regardless of the operating earnings of the parking facility. However, many of these contracts may be cancelled by the client for various reasons, including development opportunities. Some are cancelable on as little as 30 days' notice without cause. As a result, leased facilities generally require a longer commitment and a larger capital investment by the parking facility operator than do managed facilities.

        The parking industry is comprised of two major markets: urban parking and airport parking. The urban parking market includes commercial, office, residential, event, entertainment, retail, shopping centers, hospitals and hotels. In contrast, the airport parking market consists of a relatively small number of clients with large revenue-generating parking operations and specialized needs.

        Industry Growth Dynamics.    A number of opportunities for growth exist for larger parking facility operators:

          Growth of Large Property Managers, Owners and Developers.    The growth of property management companies favors larger parking service providers that can provide specialized, value-added professional services with nationwide coverage and help, ultimately, to reduce the number of suppliers with which property managers conduct business. Sophisticated property owners consider parking a profit center that experienced parking facility managers can maximize. We feel that we are well positioned to take advantage of these developments both because of our reputation for high-quality services, our broad geographic scope and our long-standing relationships with national property managers.

          Increased Outsourcing of Parking Management.    Growth in the parking industry has resulted from a continuing trend by parking facility owners to outsource the management of their operations to private operators. Outsourcing allows national and local property owners, including municipalities, hospitals and universities, to focus on their core competencies while turning their parking facilities into revenue sources. We believe that cities and municipal authorities will increasingly retain private firms to operate facilities and parking-related services in an effort to reduce operating budgets and increase profitability and efficiency.

          Industry Consolidation.    The parking industry is highly fragmented, with over 1,700 commercial parking operators in the United States managing approximately 40,000 parking facilities as of December 31, 2001. Based on management's belief that five national operators manage approximately 20% of these facilities, we believe significant opportunities exist for national parking facility managers to consolidate smaller local or regional operators. We believe sophisticated, national parking facility managers have a competitive advantage over local and regional operators through (i) broad product and service offerings, (ii) relationships with large, national property managers, developers and owners and (iii) efficient cost structure due to economies of scale. As the second largest parking facility manager based on number of locations managed, we believe that we will be able to increase our market share cost effectively through strategic acquisitions, winning new clients from our competitors and enhancing our competitive position within our core cities.

Business Strategy

        We believe that our innovative parking facility amenities, value added services and experienced management, coupled with our service-enhancing information technology and reporting systems, strengthens our position as a leading provider of parking services. Specific elements of our business strategy include:

        Growing our Contract Portfolio in Core Cities.    We believe we have a leading market share in our core cities. Our reputation for premium service, our local market knowledge and our management infrastructure, allows us to retain existing contracts and compete aggressively for new business in these core cities. We intend to increase our presence in certain core cities, and strategically in other markets, to capitalize on economies of scale, including the ability to spread administrative overhead costs across a large number of parking facilities in a single market. Over the three-year period ended December 31, 2001, we have grown our total number of locations from 1,826 to 1,958, including sites acquired through acquisitions, representing a compound annual growth rate of approximately 7%. We are also using our success in these core cities to expand our services to include on-street parking, university campus parking and hospital parking.

        Focusing on Lower Risk Contracts.    We focus on entering into lower risk parking services contracts that provide us with stable revenues. For the three-year period ended December 31, 2001, we increased the percentage of our management contracts from 78% to 83%. Under a management contract we typically receive a fixed monthly fee and the costs of parking services are generally the responsibility of the property owner. When entering into lease contracts, we seek to obtain low minimum rental commitments.

        Expanding Leading Client Base.    Our diversified, long-standing client base consists of many of the premier national property management companies in the United States and Canada. These national property owners and real estate asset managers have presences in a variety of markets, which provides us with opportunities to leverage these relationships to expand to new locations and develop new core cities. In addition, our client base includes 151 parking facilities at 74 airports including many of the major airports in North America, such as Chicago O'Hare International Airport, Cleveland Hopkins International Airport and Newark International Airport.

        Consistently High Level of Service.    Our goal is to provide a uniformly high level of service across all of the facilities we manage, characterized by clean, well-lit, secure and pleasant surroundings, attractive graphics and signage, and a professional, courteous and well dressed staff. Our employees undergo an award-winning training program to ensure that they provide the highest level of customer service. We offer a comprehensive package of on-site parking services and amenities, including a musical themed floor reminder system with distinctive signage, a traffic information system, valet parking, car washing, and vehicle repair as part of our Ambiance in Parking® program.

        We believe our clients increasingly value our broad suite of services for our positive impact on their customers' overall satisfaction with the property and parking facility. Renewal rates for our management contracts and leases averaged approximately 90% for the three years ended December 31, 2001.

        Ambiance in Parking®

        We offer a comprehensive package of on-site parking services and amenities, which we call Ambiance in Parking®. The package includes:

        Patented Musical Theme Floor Reminder System.    Our patented musical theme floor reminder system is designed to help customers remember the garage level on which they parked. A different song is played on each floor of the parking garage. Each floor also displays distinctive signs and graphics that correspond with the floor's theme. For example, in one garage with U.S. cities as a theme, songs played include "I Left My Heart in San Francisco" on one floor and "New York, New York" on a different floor. Other garages have themes such as college fight songs, Broadway musicals, classic movies and professional sports teams.

        Little Parkers® is our child-friendly environment program, featuring baby-changing facilities and free toys for kids.

        Books-To-Go® is an audiotape library which we provide free-of-charge for monthly parkers.

        Films-To-Go® is a videotape library which we provide free-of-charge for monthly parkers.

        ParkNet® traffic information system allows parking customers to obtain continuous, site-specific traffic reports relating to current traffic conditions on area expressways as well as the routes used to get from the specific parking facility to the expressways.

        CarCare™ service program is provided in conjunction with local car service vendors. Parking customers can have their cars picked up from the parking facility, serviced and returned before the end of the business day.

        Complimentary Windshield and Headlight Cleaning.    During off-peak hours, our parking attendants clean windshields and headlights of cars and place a card on the windshield informing the parking customer that this service has been provided.

        Emergency Car Services.    We offer complimentary services such as battery starts, lost car assistance, tire inflation, tire change and vehicle escort service.

        The owners of premier properties, as they begin to recognize that the parking experience often provides both the first and last impression of their properties to tenants and users, are seeking to offer the highest possible level of quality in their parking services as a means of distinguishing their properties from those of competitors. These value-added services are typically offered to owners of first class projects who seek to provide their tenants with the highest possible level of service to help differentiate their property from competing properties.

Information Technology

        Our information technology provides valuable benefits to our clients. Client View®, a proprietary Windows®-based client reporting system, allows our clients to access, on a real-time basis, site-level financial and operating information.

        We have created advanced information systems that connect local offices across the country to our corporate office. These systems include accounting and financial management and reporting practices, general operating procedures, training, employment policies, cash controls, marketing procedures and visual image. We believe that our standardized systems and controls enhance our ability to successfully expand our operations into new markets. A centralized staff provides accounting and administrative expertise and controls that mitigate duplication of administrative and accounting functions at the field level. ParkStat®, one of our proprietary software tools, enhances the performance of the parking facilities we manage. By automatically polling information from on-site collection devices, ParkStat® uses location-specific information to calculate the impact of pricing alternatives, optimize staffing levels, improve forecasting and assist in long-range planning. Technological innovations such as an automated credit card lane and a radio-activated hands-free parking access system allow fast and hassle-free service for parking customers.

        We believe that automation and technology can enhance customer convenience, lower labor costs, improve cash management and increase overall profitability. We have been a leader in the field of introducing automation and technology to the parking business and we were among the first to adopt electronic fund transfer (EFT) payment options, pay-on-foot (ATM) technology and bar code decal technology.

Regulation

        Regulations by the FAA may affect our business. Effective September 13, 2001, the FAA prohibited parking within 300 feet of airport terminals, as they previously did during the Persian Gulf War in the early 1990s. While the FAA is still in the process of finalizing their rules regarding parking, substantially all of our airport and air transportation related facilities were affected by the terrorist attacks of September 11, 2001, including regulations enacted following the attacks. While we believe that existing regulations may be relaxed in the future, new regulations may nevertheless prevent us from using a number of existing spaces. Reductions in the number of parking spaces may reduce our revenues and cash flow for both our leased facilities and those facilities we operate under management contracts.

        Our business is not otherwise substantially affected by direct governmental regulation, although both municipal and state authorities sometimes directly regulate parking facilities. We are affected by laws and regulations (such as zoning ordinances) that are common to any business that deals with real estate and by regulations (such as labor and tax laws) that affect companies with a large number of employees. In addition, several state and local laws have been passed in recent years that encourage car pooling and the use of mass transit. For example, a Los Angeles, California law prohibits employers from reimbursing employee parking expenses. Laws and regulations that reduce the number of cars and vehicles being driven could adversely impact our business.

        We collect and remit sales/parking taxes and file tax returns for and on behalf of us and our clients. We are affected by laws and regulations that may impose a direct assessment on us for failure to remit sales/parking taxes and filing of tax returns for and on behalf of our clients.

        Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under or in such property. Such laws typically impose liability without regard to whether the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. In connection with the operation of parking facilities, we may be potentially liable for any such costs. Although we are currently aware of a threatened environmental claim in the State of Washington by a private party, we are not currently aware of any material environmental claims pending or threatened against us or any of the parking facilities which we operate, there can be no assurance that a material environmental claim will not be asserted against us or against the parking facilities which we operate. The cost of defending against claims of liability, or of remediating a contaminated property, could have a material adverse effect on our financial condition or results of operations.

        Various other governmental regulations affect our operation of parking facilities, both directly and indirectly, including the ADA. Under the ADA, all public accommodations, including parking facilities, are required to meet certain federal requirements related to access and use by disabled persons. For example, the ADA requires parking facilities to include handicapped spaces, headroom for wheelchair vans, attendants' booths that accommodate wheelchairs and elevators that are operable by disabled persons. When negotiating management contracts and leases with clients, we generally require that the property owner contractually assume responsibility for any ADA liability in connection with the property; however, there can be no assurance that the property owner has assumed such liability for any given property and there can be no assurance that we would not be held liable despite assumption of responsibility for such liability by the property owner. Management believes that the parking facilities we operate are in substantial compliance with ADA requirements.

Intellectual Property

        The APCOA® name and logo and the Standard Parking® name and logo are registered with the United States Patent and Trademark Office. In addition, we have registered the names and, as applicable, the logos of all of our material subsidiaries and divisions in the United States Patent and Trademark Office or the equivalent state registry, including the right to the exclusive use of the name Central Park in the Chicago metropolitan area. We have also obtained a United States patent for our Multi-Level Vehicle Parking Facility, a musical theme floor reminder system that expires in 2005, and trademark protection for our proprietary parker programs, such as Books-To-Go®, Films-To-Go®, Little Parkers™ and Ambiance in Parking®. Proprietary software developed by us, such as Client View®, Hand Held Program®, License Plate Inventory program®, ParkNet® and ParkStat® are registered in the United States Copyright Office.

Competition

        The parking industry is fragmented and highly competitive, with limited barriers to entry. We face direct competition for additional facilities to manage or lease, while our facilities themselves compete with nearby facilities for our parking customers and in the labor market generally for qualified employees. Moreover, the construction of new parking facilities near our existing facilities can adversely affect our business.

        We compete for additional facilities with a variety of other companies. Although there are relatively few large, national parking companies that compete with us, we also face competition from numerous smaller, locally-owned independent operators, as well as from developers, hotels, national financial services companies and other institutions that self-manage both their own parking facilities as well as facilities owned by others. Many municipalities and other governmental entities also operate their own parking facilities, thus eliminating those facilities as potential management or lease opportunities for us. Some of our present and potential competitors have or may obtain greater financial and marketing resources than we have or can obtain, which may negatively impact our ability to retain existing contracts and gain new contracts.

Parking Facilities

        We operate parking facilities in 43 states, Washington, D.C. and three provinces of Canada pursuant to management contracts or leases. We do not currently own any parking facilities. The following table summarizes certain information regarding our facilities as of December 31, 2001:

		# of Locations			# of Spaces
States/Provinces
	Airports and Urban Cities	Airport	Urban	Total	Airport	Urban	Total
Alabama	Airports	3		3	1,430		1,430
Alaska	Airports	2		2	3,200		3,200
Arizona	Phoenix		19	19		17,864	17,864

British Columbia	Richmond, Vancouver, Victoria and Whistler		38	38		3,192	3,192
California	Airports, Los Angeles, Long Beach, Sacramento, San Diego, San Francisco and San Jose	7	526	533	25,384	173,170	198,554
Colorado	Airports, Colorado Springs and Denver	2	22	24	9,752	13,787	23,539
Connecticut	Airports, Greenwich and Stamford	9	1	10	8,500	850	9,350
District of Columbia	Washington, D.C.		47	47		17,140	17,140
Delaware	Wilmington		1	1		473	473
Florida	Airports, Miami, Orlando and Pensacola	8	65	73	8,524	35.688	44,212
Georgia	Airports and Atlanta	2	18	20	2,142	13,817	15,959
Hawaii	Airports and Honolulu	3	48	51	2,393	18,447	20,840
Iowa	Airports	2		2	3,487		3,487
Idaho	Airports	1		1	372		372
Illinois	Airports and Chicago	9	190	199	30,540	102,149	132,689
Indiana	Airports, Indianapolis and Ft. Wayne	1	15	16	1,234	5,190	6,424
Kansas	Topeka, Wichita and Bonner Springs		4	4		13,894	13,894
Kentucky	Louisville		2	2		716	716
Louisiana	Airports and New Orleans	1	49	50	1,302	17,488	18,790
Maine	Airports and Portland	4	1	5	2,090	528	2,618
Maryland	Baltimore, Bethesda and Towson		20	20		5,502	5,502
Massachusetts	Boston, Cambridge, Worchester and Medford		134	134		53,873	53,873
Michigan	Airports, Detroit and Southfield	6	7	13	5,879	5,719	11,598
Minnesota	Airports, Minneapolis and St. Paul	6	41	47	21,501	19,575	41,076
Missouri	Airports and Kansas City	16	95	111	24,242	20,608	44,850
Montana	Airports and Great Falls	4	4	8	1,952	2,217	4,169
Nebraska	Airports	2		2	1,307		1,307
Nevada	Las Vegas and Reno		4	4		1,484	1,484
New Jersey	Airports and Newark	9	2	11	18,500	4,202	22,702
New Mexico	Airports	1		1		0	0
New York	Airports, Buffalo and Rochester	6	40	46	7,259	19,133	26,392
North Carolina	Charlotte		1	1		818	818
North Dakota	Airports	2		2	1,415		1,415
Ohio	Airports, Akron, Cleveland, Cincinnati, Columbus and Toledo	6	114	120	10,373	56,126	66,499

Ontario	North York, Scarborough and Toronto		42	42		36,375	36,375
Oregon	Airports	3		3	2,231		2,231
Pennsylvania	Airports and Wilkes Barre	2	1	3	1,600	431	2,031
Quebec	Airports	4		4	9,405		9,405
Rhode Island	Providence		4	4		6,045	6,045
South Carolina	Airports	4		4	4,232		4,232
South Dakota	Airports	2		2	1,508		1,508
Tennessee	Airports, Memphis and Nashville	2	17	19	3,077	5,146	8,223
Texas	Airports, Dallas, Forth Worth and Houston	4	99	103	4,341	83,863	88,204
Utah	Salt Lake City		2	2		5,780	5,780
Virginia	Airports, Alexandria, Richmond and Virginia Beach	6	111	117	3,468	27,308	30,776
Washington	Airports, Seattle, Carmel, Kirkland, Tacoma and Bellingham	2	14	16	822	2,975	3,797
Wisconsin	Airports and Milwaukee	10	9	19	9,885	1,688	11,573

Totals		151	1,807	1,958	233,347	793,261	1,026,608

        We have interests in 19 joint ventures that each operates between one and three parking facilities. We are the general partner of seven limited partnerships that each operates between one and twelve parking facilities. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Summary of Operating Facilities."

        We lease approximately 45,000 square feet of office space for our corporate offices in Chicago, Illinois. The lease expires in 2008 and includes a renewal option for an additional five years. The lease also includes expansion options for up to 3,700 additional square feet of space, and we have a right of first refusal on 24,000 square feet more. We believe that the leased facility, together with our expansion options, is adequate to meet our current and foreseeable future needs.

        We also lease regional offices. These lease agreements generally include renewal and expansion options, and we believe that these facilities are adequate to meet our current and foreseeable future needs.

Legal Proceedings

        We are subject to various claims and legal proceedings that consist principally of lease and contract disputes and include litigation with the County of Wayne relating to the management of parking lots at the Detroit Metropolitan Airport. We consider these claims and legal proceedings to be routine and incidental to our business, and in the opinion of management, the ultimate liability with respect these proceedings and claims will not materially affect our financial position, operations or liquidity.

Employees

        As of December 31, 2001, we employed approximately 13,600 individuals, including approximately 7,800 full-time and 5,800 part-time employees. Approximately 25% of our employees are covered by collective bargaining agreements. No single collective bargaining agreement covers a material number of our employees. We believe that our employee relations are good.

THE EXCHANGE OFFER

Background and Purpose of the Exchange Offer

        We issued the unregistered notes on January 11, 2002, in a private placement to a limited number of qualified institutional buyers, institutional "accredited investors", as defined under the Securities Act, and to persons in offshore transactions in reliance on Regulation S. In connection with this issuance, we entered into the indenture and the registration rights agreement, pursuant to which we agreed to:

  •
  file with the SEC an exchange offer registration statement under the Securities Act with respect to the unregistered notes within 90 days from the issue date of the unregistered notes;

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  use our reasonable best efforts to cause the exchange offer registration statement to be declared effective under the Securities Act within 180 days from the issue date of the unregistered notes;

  •
  keep the exchange offer open for a period of not less than 30 business days (or longer if required by applicable law) after the date the notice of the exchange offer is mailed to holder of the unregistered notes; and

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  cause the exchange offer to be consummated no later than the 30th business day after it is declared effective under the Securities Act.

        Except as discussed below, upon the consummation of the exchange offer, we will have no further obligations to register your unregistered notes. As soon as practicable after 5:00 p.m., New York City time on                        , 2002, unless we decide to extend this expiration date, the exchange offer will be consummated when we:

  •
  accept for exchange your unregistered notes tendered and not validly withdrawn pursuant to the exchange offer, and

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  deliver to the trustee for cancellation all your unregistered notes accepted for exchange and issue to you registered notes equal in principal amount to the principal amount of the unregistered notes surrendered by you.

Representations

        We need representations from you before you can participate in the exchange offer. To participate in the exchange offer, we require that you represent to us that:

  •
  you are acquiring the registered notes in the ordinary course of your business;

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  neither you nor any other person acting on your behalf is engaging in or intends to engage in a distribution of your registered notes;

  •
  neither your nor any other person acting on your behalf has an arrangement or understanding with any person to participate in the distribution of the registered notes;

  •
  neither you nor any other person acting on your behalf is an "affiliate" of APCOA/Standard Parking, Inc. or any of our subsidiaries, as defined under Rule 405 of the Securities Act; and

  •
  if you or any other person acting on your behalf is a broker-dealer, you will receive registered notes for your own account and your registered notes were acquired as a result of market-making activities or other trading activities, and you will be required to acknowledge that you will deliver a prospectus in connection with any resale of your registered notes.

Resale of the Registered Notes

        If you make the representations that we discuss above and participate in the exchange offer, we believe that you may offer, sell or otherwise transfer your registered notes to another party without further registration of your registered notes or delivering a prospectus.

        We base our belief upon existing interpretations by the SEC's staff contained in several "no-action" letters to third-parties unrelated to us. If you tender your unregistered notes in the exchange offer for the purpose of participating in a distribution of registered notes, you cannot rely on this interpretation by the Commission's staff, and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. If you are a broker-dealer that receives registered notes for your own account in exchange for your unregistered notes, whether the registered notes were acquired by you as a result of market-making activities or other trading activities, you must acknowledge that you will deliver a prospectus in connection with any resale of your registered notes.

Terms of the Exchange Offer

        We will accept any validly tendered unregistered notes which are not withdrawn before 5:00 p.m., New York City time, on the expiration date. Registered notes will be issued in denominations of $100 principal amount and integral multiples of $100 in exchange for each $100 principal amount of unregistered notes; provided, that to the extent that the amount of registered notes to be issued to tendering holders of unregistered notes is greater than $1,000 in principal amount, the registered notes shall be issued in multiples of $1,000 and integral multiples of $1,000 in exchange for each $1,000 principal amount of unregistered notes, with the remaining principal amount issued in denominations of $100 principal amount and integral multiples of $100. You may tender some or all of your unregistered notes in the exchange offer.

        The form and terms of the registered notes will be the same as the form and terms of your unregistered notes except that:

  •
  interest on the registered notes will accrue from the last interest payment date on which interest was paid on your unregistered notes and

  •
  the registered notes have been registered under the Securities Act and will not bear a legend restricting their transfer.

        The registered notes will evidence the same indebtedness as the unregistered notes, which they replace. The registered notes will be issued under, and be entitled to the benefits of, the same indenture that authorized the issuance of the unregistered notes. As a result, both the registered notes and the unregistered notes will be treated as a single class of debt securities under the indenture. The exchange offer does not depend upon any minimum aggregate principal amount of unregistered notes being surrendered for exchange.

        This prospectus, together with the letter of transmittal you received with this prospectus, is being sent to you and to others believed to have beneficial interests in the unregistered notes. You do not have any appraisal or dissenters' rights under the General Corporation Law of the State of Delaware or under the indenture governing your unregistered notes. We intend to conduct the exchange offer in compliance with the requirements of the Exchange Act and the rules and regulations of the SEC.

        We will have accepted your validly tendered unregistered notes when we have given oral or written notice to the Exchange Agent, which will occur as soon as practicable after the expiration date. The Exchange Agent will act as agent for you for the purpose of receiving the registered notes from us. If the Exchange Agent does not accept your tendered unregistered notes for exchange because of an invalid tender or other valid reason, the Exchange Agent will return the certificates, if any, without expense, to you as promptly as practicable after the expiration date. Certificates, if any, for registered notes will likewise be sent to you as promptly as practicable following our acceptance of the tendered unregistered notes following the expiration date.

        You will not be required to pay brokerage commissions, fees or transfer taxes in the exchange of your unregistered notes. We will pay all charges and expenses other than any taxes you may incur in connection with the exchange offer.

        In consideration for issuing the registered notes as contemplated in this prospectus, we will receive in exchange the unregistered notes in like principal amount. The unregistered notes surrendered in exchange for the registered notes will be retired and cancelled and cannot be reissued.

Expiration Date; Extensions; Termination; Amendments

        The exchange offer will expire at 5:00 p.m., New York City time, on                        , 2002, unless we extend the expiration date. In any event, we will hold the exchange offer open for at least twenty business days. In order to extend the exchange offer, we will issue a notice by press release or other public announcement before 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

        We reserve the right, in our sole discretion:

  •
  to delay accepting your unregistered notes;

  •
  to extend the exchange offer;

  •
  to terminate the exchange offer if any of the conditions have not been satisfied by giving oral or written notice of any delay, extension or termination to the Exchange Agent; or

  •
  to amend the terms of the exchange offer in any manner.

Conditions to the Exchange Offer

        We will decide all questions as to the validity, form, eligibility, acceptance and withdrawal of tendered unregistered notes, and our determination will be final and binding on you. We reserve the absolute right to reject any and all unregistered notes not properly tendered or reject any unregistered notes which would be unlawful in the opinion of our counsel. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular unregistered notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in a letter of transmittal, will be final and binding on all parties. You must cure any defects or irregularities in connection with tenders of unregistered notes as we determine. Although we intend to notify you of defects or irregularities with respect to tenders of your unregistered notes, we, the Exchange Agent or any other person will not incur any liability for failure to give any notification. Your tender of unregistered notes will not be deemed to have been made until any defects or irregularities have been cured or waived. Any of your unregistered notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to you, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

        We reserve the right to purchase or make offers for any unregistered notes that remain outstanding after the expiration date or to terminate the exchange offer and, to the extent permitted by applicable law, purchase unregistered notes in the open market, in privately negotiated transactions or otherwise. The terms of any of these purchases or offers could differ from the terms of the exchange offer.

        These conditions are for our sole benefit, and we may assert or waive them at any time or for any reason. Our failure to exercise any of our rights will not be a waiver of our rights.

        We will not accept for exchange any unregistered notes you tender, and no registered notes will be issued to you in exchange for your unregistered notes, if at that time any stop order is threatened or in effect with respect to the registration statement or the qualification of the indenture relating to the registered notes under the Trust Indenture Act of 1939. We are required to use every reasonable effort to obtain the withdrawal of any stop order at the earliest possible time.

        In all cases, issuance of registered notes to you will be made only after timely receipt by the Exchange Agent of

  •
  a book entry confirmation of your unregistered notes into the Exchange Agent's account at the book-entry transfer facility or certificates for your unregistered notes;

  •
  with respect to DTC and its participants, electronic instructions of the holder agreeing to be bound by the letter of transmittal or a properly completed and duly executed letter of transmittal; and

  •
  all other required documents.

        In the case of unregistered notes tendered by book-entry transfer into the Exchange Agent's account at the book-entry transfer facility under the book-entry transfer procedures described below, your non-exchanged unregistered notes will be credited to an account maintained with the book-entry transfer facility. If we do not accept any of your tendered unregistered notes for a valid reason or if you submit your unregistered notes for a greater principal amount than you desire to exchange, we will return any unaccepted or non-exchanged unregistered notes to you at our expense. This will occur as promptly as practicable after the expiration or termination of the exchange offer for your unregistered notes.

        Notwithstanding any other provision of the exchange offer, we will not be required to accept for exchange, or to issue registered notes to you in exchange for, any of your unregistered notes and may terminate or amend the exchange offer if at any time before the acceptance of your unregistered notes for exchange or the exchange of the registered notes for your unregistered notes, we determine that the exchange offer violates applicable law, any applicable interpretation of the staff of the SEC or any order of any governmental agency or court of competent jurisdiction.

Procedures for Tendering

        Only you may tender your unregistered notes in the exchange offer. Except as stated under "—Book-Entry Transfer," to tender your unregistered notes in the exchange offer, you must:

  •
  complete, sign and date the enclosed letter of transmittal, or a copy of it;

  •
  have the signature on the letter of transmittal guaranteed if required by the letter of transmittal; and

  •
  mail, fax or otherwise deliver the letter of transmittal or copy to the Exchange Agent before the expiration date.

        In addition, either:

  •
  the Exchange Agent must receive a timely confirmation of a book-entry transfer of your unregistered notes, if that procedure is available, into the account of the Exchange Agent at DTC (the "Book-Entry Transfer Facility") under the procedure for book-entry transfer described below before the expiration date;

  •
  the Exchange Agent must receive certificates for your unregistered notes and the letter of transmittal before the expiration date; or

  •
  you must comply with the guaranteed delivery procedures described below.

        For your unregistered notes to be tendered effectively, the Exchange Agent must receive a valid agent's message through DTC's Automatic Tender Offer Program, or ATOP, system or a letter of transmittal and other required documents before the expiration date.

        If you do not withdraw your tender before the expiration date, it will constitute an agreement between you and us in compliance with the terms and conditions in this prospectus and in the letter of transmittal.

        THE METHOD OF DELIVERY OF YOUR UNREGISTERED NOTES, A LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT YOUR ELECTION AND RISK. INSTEAD OF DELIVERY BY MAIL, WE RECOMMEND THAT YOU USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. DO NOT SEND A LETTER OF TRANSMITTAL OR UNREGISTERED NOTES DIRECTLY TO US. YOU MAY REQUEST YOUR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO MAKE THE EXCHANGE ON YOUR BEHALF.

        Each broker-dealer that receives registered notes for its own account in exchange for unregistered notes, where the unregistered notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the registered notes. See "Plan of Distribution."

Procedure if the Unregistered Notes Are Not Registered in Your Name

        If you are a beneficial owner whose unregistered notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you want to tender your unregistered notes, you should contact the registered holder promptly and instruct the registered holder to tender on your behalf. If you want to tender on your own behalf, you must, before completing and executing a letter of transmittal and delivering your unregistered notes, either make appropriate arrangements to register ownership of the unregistered notes in your name or obtain a properly completed bond power or other proper endorsement from the registered holder. We urge you to act immediately since the transfer of registered ownership may take considerable time.

Book-Entry Tender

        The Exchange Agent will make requests to establish accounts at the book-entry transfer facility for purposes of the exchange offer within two business days after the date of this prospectus. If you are a financial institution that is a participant in the book-entry transfer facility's systems, you may make book-entry delivery of your unregistered notes being tendered by causing the book-entry transfer facility to transfer your unregistered notes into the Exchange Agent's account at the book-entry transfer facility in compliance with the appropriate procedures for transfer. However, although you may deliver your unregistered notes through book-entry transfer at the book-entry transfer facility, you must transmit, and the Exchange Agent must receive, a letter of transmittal or copy of the letter of transmittal, with any required signature guarantees and any other required documents, except as discussed in the following paragraph, on or before the expiration date or the guaranteed delivery below must be complied with.

        DTC's ATOP is the only method of processing the exchange offer through DTC. To accept the exchange offer through ATOP, participants in DTC must send electronic instructions to DTC through

DTC's communication system instead of sending a signed, hard copy letter of transmittal. DTC is obligated to communicate those electronic instructions to the Exchange Agent. To tender your unregistered notes through ATOP, the electronic instructions sent to DTC and transmitted by DTC to the Exchange Agent must contain the participant's acknowledgment of its receipt of and agreement to be bound by the letter of transmittal for your unregistered notes.

Signature Requirements and Signature Guarantees

        Unless you are a registered holder who requests that your registered notes be mailed to you and issued in your name or unless you are a member of or participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program, the Stock Exchange Medallion Program or an "Eligible Guarantor Institution" within the meaning of Rule 17Ad-15 under the Exchange Act, each an "Eligible Institution," you must guarantee your signature on a letter of transmittal or a notice of withdrawal by an Eligible Institution.

        If a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity signs the letter of transmittal or any notes or bond powers on your behalf, that person must indicate their capacity when signing and submit satisfactory evidence to us with the letter of transmittal demonstrating their authority to act on your behalf.

Guaranteed Delivery Procedures

        If you are a registered holder of unregistered notes and desire to tender your unregistered notes, and the procedure for book-entry transfer cannot be completed on a timely basis, your unregistered notes are not immediately available or time will not permit your unregistered notes or other required documents to reach the Exchange Agent before the expiration date, you may tender your unregistered notes if:

  •
  the tender is made through an Eligible Institution;

  •
  before the expiration date, the Exchange Agent receives from an eligible institution a properly completed and duly executed letter of transmittal and notice of guaranteed delivery, in the form provided by us;

  •
  a book-entry confirmation or the certificates for all physically tendered unregistered notes, in proper form for transfer, and all other documents required by the applicable letter of transmittal are received by the Exchange Agent within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery; and

  •
  the notice of guaranteed delivery states your name and address and the amount of unregistered notes you are tendering, that your tender is being made thereby and you guarantee that within three NYSE trading days after the date of execution of the notice of guaranteed delivery, a book-entry confirmation or the certificates for all physically tendered unregistered notes, in proper form for transfer, and any other documents required by the applicable letter of transmittal will be deposited by the Eligible Institution with the Exchange Agent.

Beneficial Owner Instructions to Holders of Unregistered Notes

        Only a holder whose name appears on a DTC security position listing as a holder of unregistered notes, or the legal representative or attorney-in-fact of this holder, may execute and deliver the letter of transmittal.

        Holders of unregistered notes who are not registered holders of, and who seek to tender, unregistered notes should (i) obtain a properly completed letter of transmittal for such unregistered notes from the registered holder with signatures guaranteed by an Eligible Institution and obtain and include with such letter of transmittal unregistered notes properly endorsed for transfer by the registered holder thereof or accompanied by a written instrument or instruments of transfer or exchange from the registered holder with signatures on the endorsement or written instrument or instruments of transfer or exchange guaranteed by an Eligible Institution or (ii) effect a record transfer of such unregistered notes and comply with the requirements applicable to registered holders for tendering unregistered notes before 5:00 p.m., New York City time, on the expiration and date. Any unregistered notes properly tendered before 5:00 p.m., New York City time, on the expiration date accompanied by a properly completed letter of transmittal will be transferred of record by the registrar either prior to or as of the expiration date at our discretion. We have no obligation to transfer any unregistered notes from the name of the registered holder of the note if we do not accept these unregistered notes for exchange.

        Tendering holders should indicate in the applicable box in the letter of transmittal the name and address to which payment of accrued and unpaid interest in cash on the unregistered notes, certificates evidencing registered notes and/or certificates evidencing unregistered notes for amounts not accepted for tender, each as appropriate, are to be issued or sent, if different from the name and address of the person signing the letter of transmittal. In the case of issuance in a different name, the employer identification or social security number of the person named must also be indicated and a substitute Form W-9 for this recipient must be completed. If these instructions are not given, the payments, including accrued and unpaid interest in cash on the unregistered notes, registered notes or unregistered notes not accepted for tender, as the case may be, will be made or returned, as the case may be, to the registered holder of the unregistered notes tendered.

        Issuance of registered notes in exchange for unregistered notes will be made only against deposit of the tendered unregistered notes.

        We will decide all questions as to the validity, form, eligibility, acceptance and withdrawal of tendered unregistered notes, and our determination will be final and binding on you. We reserve the absolute right to reject any and all unregistered notes not properly tendered or reject any unregistered notes which would be unlawful in the opinion of our counsel. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular unregistered notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in a letter of transmittal, will be final and binding on all parties. You must cure any defects or irregularities in connection with tenders of unregistered notes as we determine. Although we intend to notify you of defects or irregularities with respect to tenders of your unregistered notes, we, the Exchange Agent or any other person will not incur any liability for failure to give any notification. Your tender of unregistered notes will not be deemed to have been made until any defects or irregularities have been cured or waived. Any of your unregistered notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to you, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

Acceptance of Unregistered Notes for Exchange; Delivery of Registered Notes

        As further described in and otherwise qualified by this prospectus, we will accept all unregistered notes validly tendered before 5:00 p.m., New York City time, on the expiration date and not validly withdrawn. The acceptance for exchange of unregistered notes validly tendered and not validly withdrawn and the delivery of registered notes and the payment of any accrued and unpaid interest on the unregistered notes will be made as promptly as practicable after the expiration date. Subject to rules promulgated pursuant to the Securities Exchange Act of 1934, we expressly reserve the right to delay acceptance of any of the unregistered notes or to terminate the exchange offer and not accept for exchange any unregistered notes not theretofore accepted if any of the conditions set forth under the heading "—Conditions to the Exchange Offer" shall not have been satisfied or waived by us. We will deliver registered notes and make payments in cash of accrued and unpaid interest on the unregistered notes in exchange for unregistered notes pursuant to the exchange offer promptly following acceptance of the unregistered notes. In all cases, exchange for unregistered notes accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the Exchange Agent of unregistered notes (or confirmation of book-entry transfer thereof) and a properly completed and validly executed Letter of Transmittal (or a manually signed facsimile thereof) or, in the case of book-entry transfer, an Agent's Message and any other documents required thereby.

        For purposes of the exchange offer, we shall be deemed to have accepted validly tendered and not properly withdrawn unregistered notes when, as and if we give oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders of unregistered notes for the purposes of receiving the registered notes from us and transmitting new notes to the tendering holders. Under no circumstances will any additional amount be paid by us or the Exchange Agent by reason of any delay in making such payment or delivery.

        If, for any reason whatsoever, acceptance for exchange of any unregistered notes tendered pursuant to the exchange offer is delayed, or we are unable to accept for exchange unregistered notes tendered pursuant to the exchange offer, then, without prejudice to our rights set forth herein, the Exchange Agent may nevertheless, on behalf of us and subject to rules promulgated pursuant to the Exchange Act, retain tendered unregistered notes, and such unregistered notes may not be withdrawn except to the extent that the tendering holder of such unregistered notes is entitled to withdrawal rights as described herein. See "—Withdrawal Rights."

        If any tendered unregistered notes are not accepted for exchange because of an invalid tender, the occurrence or non-occurrence of certain other events set forth herein or otherwise, then such unaccepted unregistered notes will be returned, at our expense, to the tendering holder thereof as promptly as practicable after the expiration date or the termination of the applicable exchange offer therefor.

        No alternative, conditional or contingent tenders will be accepted. A tendering holder, by execution of a letter of transmittal, or facsimile thereof, waives all rights to receive notice of acceptance of such holder's unregistered notes for exchange.

Withdrawal Rights

        You may withdraw your tender of your unregistered notes at any time before 5:00 p.m., New York City time, on the expiration date.

        For your withdrawal to be effective, an electronic ATOP transmission or, for non-DTC participants, written notice of withdrawal must be received by the Exchange Agent at its address found in this prospectus before 5:00 p.m., New York City time, on the expiration date.

        Your notice of withdrawal must:

  •
  specify your name;

  •
  identify your unregistered notes to be withdrawn, including the certificate number or numbers, if any, and principal amount of your unregistered notes;

  •
  be signed by you in the same manner as the original signature on the letter of transmittal by which your unregistered notes were tendered or be accompanied by documents of transfer sufficient to have the trustee of your unregistered notes register the transfer of your unregistered notes into your name; and

  •
  specify the name in which your unregistered notes are to be registered, if you do not want your unregistered notes registered in your name.

        We will determine all questions as to the validity, form and eligibility, including time of receipt, of your notice, and our determination will be final and binding on all parties. Any unregistered notes you withdraw will not be considered to have been validly tendered. We will return your unregistered notes which have been tendered but not exchanged for any reason without cost to you as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. You may retender your properly withdrawn unregistered notes by following one of the above procedures before the expiration date.

Consequences of Failure to Exchange

        Any unregistered notes not tendered under the exchange offer will remain outstanding and continue to accrue interest. The unregistered notes will remain "restricted securities" within the meaning of the Securities Act and will remain subject to existing transfer restrictions. Accordingly, before the date that is one year after the later of the issue date and the last date on which we or any of our affiliates was the owner of the unregistered notes, the unregistered notes may be resold only

  •
  to us or our affiliates,

  •
  inside the United States to a person whom the seller reasonably believes is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A,

  •
  inside the united States to an institutional accredited investor that, prior to such transfer, furnishes to the trustee a signed letter containing certain representations and agreements relating to the restrictions on transfer of the unregistered notes, the form of which you can obtain from the trustee and, if such transfer is in respect of an aggregate principal amount of old notes at the time of transfer of less than $250,000, an opinion of counsel acceptable to us.

  •
  outside the United States in a transaction that complies with Rule 903 or Rule 904 under the Securities Act,

  •
  pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available), or

  •
  under an effective registration statement under the Securities Act, subject in each of the foregoing cases to compliance with applicable state securities laws.

        As a result, the liquidity of the market for non-tendered unregistered notes could be adversely affected upon completion of the exchange offer.

Additional Registration Rights

        Under some circumstances, we may be required to file a shelf registration statement covering resales of the unregistered notes. This requirement will be triggered if:

  •
  because of any change in law or interpretations thereof by the staff of the SEC, we are not permitted to effect the exchange offer,

  •
  this exchange offer is not consummated by the 30th business day after the effective date,

  •
  the dealer manager of our previous exchange offer so requests, with respect to unregistered notes held by it that are not eligible to be exchanged for registered notes in this exchange offer, or

  •
  any holder (other than an exchanging dealer) who not eligible to participate in the exchange offer, or an eligible holder (other than an exchanging dealer) who does participate in the exchange offer and does not receive registered notes, so requests, provided such request is in writing and made within 20 days of the confirmation of the exchange offer.

        We will use our reasonable best efforts to (1) file a shelf registration statement with the SEC within 45 days of the occurrence of one of the events described above, and (2) cause such shelf registration statement to be declared effective no later than 90 days after the occurrence of one of the events described above. We will also use our reasonable best efforts to keep the shelf registration statement continuously effective until the shortest of (1) two years, (2) all the notes covered by the shelf registration statement have been sold pursuant thereto, and (3) the unregistered notes are no longer restricted securities (as defined in Rule 144 under the Securities Act). The shelf registration statement will allow the offer and sale of the unregistered notes by the holders of the unregistered notes from time to time in accordance with the methods of distribution set out in such shelf registration statement and as required by Rule 415 under the Securities Act.

        If:

  •
  we fail to file any of the registration statements required by the registration rights agreement on or before the date specified for this filing,

  •
  any of such registration statements is not declared effective by the SEC on or before the date specified in the registration rights agreement for such effectiveness,

  •
  we fail to consummate the exchange offer within 30 business days of the effectiveness of this registration statement, or

  •
  the shelf registration statement or the exchange offer registration statement is declared effective but thereafter ceases to be effective or usable in connection with resales of unregistered notes during the periods specified in the registration rights agreement, then we will pay liquidated damages to each holder of notes, with respect to the first 90-day period immediately following the occurrence of the default in an amount equal to $.05 per week per $1,000 principal amount of notes held by such holder.

        The amount of the liquidated damages will increase by an additional $.05 per week per $1,000 principal amount of notes with respect to each subsequent 90-day period until all defaults have been cured, up to a maximum amount of liquidated damages for all defaults of $.50 per week per $1,000 principal amount of notes.

        If you sell notes under the shelf registration statement:

  •
  you must be named as a selling security holder in the prospectus that forms a part of the shelf registration statement;

  •
  you must deliver a prospectus to any purchaser of your notes;

  •
  you will be subject to the civil liability provisions of the Securities Act in connection with such sales; and

  •
  you will be bound by the provisions of the registration rights agreement that are applicable to holders who sell their notes under the shelf registration statement, including certain indemnification rights and obligations.

        Other than as described above, you will not have the right to participate in the shelf registration or require that we register your unregistered notes under the Securities Act.

Exchange Agent

        You should direct all executed letters of transmittal to the Exchange Agent. Wilmington Trust Company is the Exchange Agent for the exchange offer. Questions, requests for assistance and requests for additional copies of the prospectus or a letter of transmittal should be directed to the Exchange Agent addressed as follows:

By Registered or Certified Mail or Hand Delivery: Wilmington Trust Company Corporate Trust Reorganization Services Rodney Square North 1100 N. Market Street Wilmington, DE 19890	By Facsimile Transmission: (For Eligible Institutions only) (302) 636-4145 Confirm by telephone: (302) 636-6518

Fees and Expenses

        We currently do not intend to make any payments to brokers, dealers or others to solicit acceptances of the exchange offer. The principal solicitation is being made by mail. However, additional solicitations may be made in person or by telephone by our officers and employees.

        Our estimated cash expenses incurred in connection with the exchange offer will be paid by us and are estimated to be $100,000 in the aggregate. This amount includes fees and expenses of the trustees for the registered and unregistered notes, accounting, legal, printing and related fees and expenses.

Transfer Taxes

        If you tender unregistered notes for exchange, you will not be obligated to pay any transfer taxes. However, if you instruct us to register registered notes in the name of or request that your unregistered notes not tendered or not accepted in the exchange offer be returned to a person other than you, you will be responsible for the payment of any transfer tax owed.

Lost or Missing Certificates

        If a holder of unregistered notes desires to tender a unregistered note pursuant to the exchange offer, but the unregistered note has been mutilated, lost, stolen or destroyed, such holder should write to or telephone the trustee under the notes indenture at the address listed below, concerning the procedures for obtaining replacement certificates for such unregistered note, arranging for indemnification or any other matter that requires handling by such trustee.

Trustee:

  Wilmington Trust Company
  Corporate Trust Administration
  Rodney Square North
  1100 N. Market Street
  Wilmington, DE 19890
  Telecopier: (302) 636-4145
  Telephone: (302) 636-6453

MANAGEMENT

Executive Officers and Directors

        The following table sets forth certain information with respect to each person who is one of our executive officers or directors as of March 27, 2002:

Name	Age	Title
John V. Holten	45	Director and Chairman
James A. Wilhelm	48	Director, Chief Executive Officer and President
Herbert W. Anderson, Jr	43	Executive Vice President, Operations
G. Marc Baumann	46	Executive Vice President, Chief Financial Officer and Treasurer
Gunnar E. Klintberg	53	Director and Vice President
Robert N. Sacks	48	Executive Vice President, General Counsel and Secretary
Edward Simmons	52	Executive Vice President
Steven A. Warshauer	47	Executive Vice President, Operations
Michael K. Wolf	52	Executive Vice President, Chief Administrative Officer, and Associate General Counsel

        John V. Holten.    Mr. Holten has served as a director and chairman of the board of directors since March 30, 1998 when APCOA consummated its combination with Standard. Mr. Holten has also served as a director and chairman of the board of directors of AP Holdings, Inc., our parent company, since April 1989. Mr. Holten is the chairman and chief executive officer of Steamboat Holdings, Inc., the parent company of AP Holdings. Mr. Holten has also served as the chairman and chief executive officer of Holberg Industries, Inc. since 1989. Holberg was our indirect parent until March 5, 2001. Mr. Holten was chairman and chief executive officer as well as a director of each of Nebco Evans Holding Company and Ameriserve Food Distribution, Inc., each of which filed for bankruptcy on or about January 31, 2000. Mr. Holten received his M.B.A. from Harvard University in 1982, and graduated from the Norwegian School of Economic and Business Administration in 1980.

        James A. Wilhelm.    Mr. Wilhelm has served as president since September 2000 and as chief executive officer and director since October 2001. Mr. Wilhelm served as executive vice president—operations since APCOA acquired Standard Parking, Inc. in March 1998, and he served as senior executive vice president and chief operations officer from September 1999 to August 2000. Mr. Wilhelm joined Standard in 1985, serving as executive vice president beginning in January 1998. Prior to March 1998, Mr. Wilhelm was responsible for managing Standard's Midwest and Western Regions, which include parking facilities in Chicago and sixteen other cities throughout the United States and Canada. Mr. Wilhelm received his B.A. Degree from Northeastern Illinois University in 1976. Mr. Wilhelm is a member of the National Parking Association and the International Parking Institute.

        Herbert W. Anderson, Jr.    Mr. Anderson has served as executive vice president—operations since the consummation of the combination. Mr. Anderson joined APCOA in 1994, and served as corporate vice president-urban properties since 1995 until March 1998. Mr. Anderson graduated from LaSalle University and began his career in the parking industry in 1984. Mr. Anderson is a member of the board of directors of the National Parking Association.

        G. Marc Baumann.    Mr. Baumann has served as executive vice president, chief financial officer and treasurer since October 2000. Mr. Baumann has also served as treasurer of AP Holdings since October 2000. Prior to his appointment as our chief financial officer, Mr. Baumann was chief financial officer for Warburtons Ltd. in Bolton, England. Mr. Baumann joined Warburtons, Inc. in Chicago in 1989 as executive vice president and chief financial officer and was promoted to the positions of president and chief executive officer in 1990. In 1993, Mr. Baumann relocated to England in connection with his appointment as chief financial officer of Warburtons, Ltd., the largest independent bakery in the United Kingdom. Prior to his employment with Warburtons, Mr. Baumann was executive vice president and chief operating officer for Hammacher Schlemmer & Co. Mr. Baumann is a certified public accountant and a member of both the American Institute of Certified Public Accountants and the Illinois CPA Society. He received his B.S. degree in 1977 from Northwestern University and an M.B.A. from the Kellogg School of Management at Northwestern University in 1979.

        Gunnar E. Klintberg.    Mr. Klintberg has been a director of APCOA since 1989, and has served as a director of the Company since March 1998. Mr. Klintberg has been a vice president since 1998. Mr. Klintberg is the vice chairman of Steamboat Holdings, Inc. Mr. Klintberg is also a director and vice chairman of Holberg since 1986. Mr. Klintberg was a Managing Partner of DnC Capital Corporation, a merchant banking firm in New York City, from 1983 to 1986. From 1975 to 1983, Mr. Klintberg held various management positions with the Axel Johnson Group, headquartered in Stockholm, Sweden. Mr. Klintberg managed the Axel Johnson Group's headquarters in Moscow from 1976 to 1979 and served as assistant to the president of Axel Johnson Group's $10 billion operation in the U.S., headquartered in New York City, from 1979 to 1983. Mr. Klintberg was a director of Nebco Evans Holding Company and Ameriserve Food Distribution, Inc., each of which filed for bankruptcy on or about January 31, 2000. Mr. Klintberg received his undergraduate degree from Dartmouth College in 1972 and a degree in Business Administration from the University of Eppsala, Sweden, 1974.

        Robert N. Sacks.    Mr. Sacks has served as executive vice president—general counsel and secretary since the consummation of the combination. Mr. Sacks joined APCOA in 1988, and served as general counsel and secretary since 1988, as vice president, secretary, and general counsel since 1989, and as senior vice president, secretary and general counsel since 1997. Mr. Sacks received his B.A. Degree, cum laude, from Northwestern University in 1976 and, in 1979, received his J.D. Degree from Suffolk University where he was a member of the Suffolk University Law Review. Mr. Sacks has spoken on legal issues concerning the parking industry at the National Parking Association National Convention and the Institutional and Municipal Parking Congress.

        Edward Simmons.    Mr. Simmons has served as executive vice president—operations since March 1998. Mr. Simmons has also served as ceo/western region since August 1999. Previously, he was president and chief executive officer of Executive Parking Inc. Prior to joining Executive Parking, Mr. Simmons was vice president/general manager for Red Carpet Parking Service and a consultant on facility layout and design and general manager of J & J Parking. Mr. Simmons is a current board member of the National Parking Association and the International Park Institute. Mr. Simmons is a past executive board member and past president of the Parking Association of California.

        Steven A. Warshauer.    Mr. Warshauer has served as executive vice president—operations since the consummation of the combination. Mr. Warshauer joined Standard in 1982, initially serving as vice president, then becoming senior vice president. Mr. Warshauer is a certified public accountant and a member of both the American Institute of Certified Public Accountants and the Illinois Society of Certified Public Accountants. Mr. Warshauer received his Bachelor of Science Degree from the University of Northern Colorado in 1976 with dual majors in Accounting and Finance. Prior to joining Standard, he practiced with a national accounting firm.

        Michael K. Wolf.    Mr. Wolf has served as executive vice president—chief administrative officer and associate general counsel since the consummation of the combination. Mr. Wolf joined Standard as senior vice president and general counsel of Standard from 1990 to March 1998. Mr. Wolf was subsequently appointed executive vice president of Standard. Prior to joining Standard, Mr. Wolf was a partner of the international law firm of Jones, Day, Reavis & Pogue, resident in the Chicago office, where his primary concentration was in the field of real estate. Mr. Wolf received his B.A. Degree in 1971 from the University of Pennsylvania, and in 1974 received his J.D. Degree from Washington

University, where he served as Notes and Commentseditor of the Washington University Law Quarterly. Upon graduation from law school, Mr. Wolf was elected to the Order of the Coif.

Vice Chairman Emeritus

        Myron C. Warshauer.    Mr. Warshauer was appointed vice chairman emeritus in October 2001. Prior to that time, Mr. Warshauer served as a director and as the chief executive officer from consummation of the combination to October 2001. Mr. Warshauer served as chief executive officer of Standard from 1973 and, prior to such time, had been associated with Standard since 1963. Mr. Warshauer received his B.S. Degree in Finance from the University of Illinois in 1962 and received a Masters Degree in Business Administration from Northwestern University in 1963.

Summary Compensation Table

        The following table sets forth information for 2001, 2000 and 1999 with regard to compensation for services rendered in all capacities. Information shown in the table reflects compensation earned by these individuals for services with us, APCOA, Standard and their respective subsidiaries.

	Annual Compensation
Name and Principal Position	Fiscal Year	Salary ($)(3)	Bonus ($)	Other Annual Compensation ($)(5)	All Other Compensation ($)
Myron C. Warshauer(1)	2001	626,085	66,000	62,090	66,208	(6)
	2000	603,400	—	34,216	68,435	(6)
	1999	601,615	—	33,087	53,265	(6)

James A. Wilhelm(2)	2001	385,511	150,000	14,993	13,870	(4)
Chief Executive Officer, President	2000	337,632	108,625	3,263	9,417	(4)
	1999	311,685	75,000	—	10,662	(4)

Michael K. Wolf	2001	379,802	52,467	10,164	11,090	(4)
Executive Vice President	2000	379,802	35,406	—	18,588	(4)
Chief Administrative Officer	1999	378,284	20,000	—	19,452	(4)

Steven A. Warshauer	2001	312,137	79,448	14,384	—
Executive Vice President-Operations	2000	313,106	63,900	5,868	—
	1999	301,514	50,000	—	—

Herbert W. Anderson, Jr.	2001	221,160	54,728	25,434	10,067	(4)
Executive Vice President-Operations	2000	211,152	44,368	19,773	10,067	(4)
	1999	202,981	70,000	19,768	14,922	(4)

Robert N. Sacks	2001	201,380	74,329	29,734	5,336	(4)
Executive Vice President, General Counsel	2000	178,863	70,612	22,613	5,336	(4)
	1999	177,036	61,000	16,304	5,336	(4)

(1)
As of October 15, 2001, Mr. Warshauer resigned as chief executive officer.

(2)
As of October 19, 2001, Mr. Wilhelm assumed the position of chief executive officer.

(3)
The amount shown includes amounts contributed by the Company, if any, to its 401(k) plans under a contribution matching program.

(4)
The amount shown reflects deposits made by APCOA/Standard on behalf of the named executive officers into a supplemental pension plan pursuant to which the named executive officers will be entitled to monthly cash retirement and death benefit payments.

(5)
The amount shown includes, if applicable, car allowances, club dues, health insurance premiums and legal fees related to estate planning.

(6)
The amount shown reflects premiums paid by APCOA/Standard on behalf of Myron C. Warshauer for life insurance policies to which Mr. Warshauer is entitled to the cash surrender value.

Director Compensation

        Directors do not receive compensation for serving on our board of directors.

Compensation Committee Interlocks and Insider Participation

        We did not have a compensation committee in the year ended December 31, 2001. During 2001, none of our executive officers served as a member of the compensation committee of another entity. Mr. Wilhelm participates in deliberations with the board concerning executive compensation from time to time.

Employment Contracts

        James A. Wilhelm, Michael K. Wolf and Steven Warshauer each have employment agreements with us. The agreements fix each of the officers' base compensation. Mr. Wilhelm's base compensation was $369,204 until October 18, 2001. As of October 19, 2001, Mr. Wilhelm's base compensation increased to $530,000; Mr. Wolf's base compensation is $391,458; and Mr. Warshauer's base compensation is $312,014. For calendar year 2002, Mr. Wilhelm is entitled to a bonus based on corporate performance up to a maximum of $150,000. Any bonus thereafter will be set by mutual agreement between Mr. Wilhelm and us. In addition, he is now entitled to reimbursement for country club initiation fees and monthly dues. The agreements also provide for reimbursement of travel and other expenses in connection with such officers' employment. The employment agreements terminate on the following dates, subject to annual renewal: Mr. Wilhelm's agreement terminates on July 31, 2002; Mr. Wolf's agreement terminates on March 26, 2003; and Mr. Warshauer's agreement terminates on March 26, 2003. In general, Messrs. Wolf, Wilhelm and Warshauer are subject to standard confidentiality agreements, and they are subject to nonsolicitation and noncompetition agreements for a minimum of 18 months following termination of their respective employment agreements.

        If Mr. Wilhelm's employment is terminated for any reason, we are obligated to pay Mr. Wilhelm or Mr. Wilhelm's estate, as applicable, an amount equal to the sum of (a) Mr. Wilhelm's annual base salary through the date of termination and (b) accrued but unused vacation pay and other vested benefits. If Mr. Wilhelm's employment is terminated for cause or performance reasons, we are required to continue to pay Mr. Wilhelm a salary for a specified period of time following his termination.

        If Mr. Wilhelm voluntarily terminates his employment with us, then we are required to pay Mr. Wilhelm (a) his annual base salary through the date of termination, (b) any accrued but unused vacation pay and other vested benefits and (c) salary continuation payment equal to $265,000 in equal monthly installments for the 18 months following his termination. If Mr. Wilhelm terminates his employment voluntarily, he will not be entitled to severance pay; provided, that any such termination by Mr. Wilhelm for good reason will not be considered a voluntary termination and Mr. Wilhelm will be treated as if he had been terminated by us other than for cause or performance reasons.

        If Mr. Wilhelm's employment is terminated by us other than for death or disability, without cause and not due to performance reasons, we are required to (a) pay Mr. Wilhelm severance pay equal to the product of three times the sum of (x) Mr. Wilhelm's current annual salary, plus (y) the amount of any annual bonus paid to Mr. Wilhelm for the preceding calendar year, minus (z) the aggregate amount of salary continuation payments he is entitled to, payable in equal monthly installments over a 36-month period commencing on the date of termination, (b) pay Mr. Wilhelm salary continuation payments and (c) provide Mr. Wilhelm and his family with certain other welfare benefits.

        Each of our employment agreements with Messrs. Wolf and Steven Warshauer is terminable by us for cause. If employment is terminated by reason of the executive's death, we are obligated to pay the respective estates of Messrs. Wolf or Warshauer an amount equal to the sum (i) of the executive's annual base salary through the end of the calendar month in which death occurs and (ii) any earned and unpaid annual bonus, vacation pay and other vested benefits. If the employment of Messrs. Wolf or Warshauer is terminated by reason of the executive's disability, we are obligated to pay the executive or his legal representative (a) an amount equal to his annual base salary for the duration of the employment period in effect on the date of termination, reduced by amounts received under any disability benefit program and (b) any earned and unpaid annual bonus and other vested benefits. Upon termination by the board without cause, we must pay the executive his annual base salary and annual bonus(es) through the end of the then-current employment period and provide the executive and/or his family with certain other benefits.

        If we terminate Mr. Wolf or Steven Warshauer for any reason other than for cause during the three-year period following a change in control, we are obligated to (x) pay the executive severance pay equal to the greater of (1) one and one-half times the sum of (I) the executive's current annual base salary plus (II) the amount of any bonus paid to the executive in the preceding twelve months and (2) the annual base salary and annual bonuses through the end of the then-current employment period and (y) continue to provide the executive with certain other benefits for a certain period of time. If either of these executives terminates his employment voluntarily following a change in control, he will not be entitled to severance pay; provided, that any such termination by the executive for good reason will not be considered a voluntary termination and the executive will be treated as if he had been terminated by us other than for cause.

        Herbert W. Anderson, Jr. and Robert N. Sacks each have employment agreements with the company, for an initial three-year term ending on March 30, 2001, with default annual renewals. The agreements fix each of the officers' base compensation. Mr. Anderson's base compensation is $220,000, subject to annual review plus an annual bonus of up to forty percent of the annual base salary. Mr. Sacks' base compensation was $170,000 until November 12, 2001. As of November 12, 2001, Mr. Sacks' base compensation was $170,000 until November12, 2001. As of November 12, 2001, Mr. Sacks' base compensation increased to $240,000, subject to annual review and an annual bonus of thirty percent of the annual base salary, which for 2001 is not less than $72,000. Mr. Anderson and Mr. Sacks each received a $250,000 housing differential loan bearing interest at an annual rate of 5.39% with a term of three years, commencing March 30, 1998, of which one-third of the principal balance and the accrued interest due thereon was forgiven by the Company, and treated as additional compensation to Mr. Anderson and Mr. Sacks in the year of such forgiveness (and the Company was required to make Mr. Anderson and Mr. Sacks whole with respect to the tax consequences of any such forgiveness). In general, Mr. Anderson and Mr. Sacks are subject to Standard confidentiality agreements, and they are subject to nonsolicitation and noncompetition agreements for a one-year period following termination of their respective employment agreements. Neither agreement contains a change of control provision.

        Additional information regarding employment agreements may be found in our annual report filed on Form 10-K for the year ended December 31, 2001.

Myron C. Warshauer Consulting Arrangement

        On October 16, 2001, we entered into a consulting agreement with Shoreline Enterprises, LLC, an affiliate of Myron C. Warshauer, pursuant to which Shoreline and Mr. Warshauer will provide consulting services to us. Mr. Warshauer is free to determine the extent and manner of his service. Under the consulting agreement, Mr. Warshauer's title with us will be "Vice Chairman (Emeritus)."

        Our consulting agreement obligates us to pay Shoreline $150,000 annually, plus expenses adjusted to reflect changes in the consumer price index. The consulting agreement will end on the earlier of his 75th birthday, his death or the date that Mr. Warshauer informs us of his election to terminate the consulting agreement.

        As of October 15, 2001, Myron C. Warshauer resigned as our chief executive officer. Our employment agreement with Mr. Warshauer, the terms to which Mr. Warshauer is still bound, provides that until his 75th birthday, he shall not, without written consent of our board of directors, engage in or become associated with any business or other endeavor that engages in construction, ownership, leasing, design and/or management of parking lots, parking garages, or other parking facilities or consulting with respect thereto, subject to certain limited exceptions.

Myron C. Warshauer Employment Agreement

        The employment agreement also provides that we are obligated to pay (i) Mr. Warshauer a lump sum cash payment in an amount equal to the aggregate annual base salary that he would have received for the employment period, (ii) continue to provide welfare benefits to Mr. Warshauer and/or his family, at least as favorable as those that would have been provided to them under his employment agreement if Mr. Warshauer's employment had continued until the end of the employment period and (iii) to provide other benefits described in a letter agreement between Mr. Warshauer and John Holten in an amount estimated in 1998 to be approximately $165,000.

        In addition to the above compensation and benefits, we are obligated, until the first to occur of his 75th birthday or his death, to pay Mr. Warshauer $200,000 annually, adjusted for inflation and to provide Mr. Warshauer with an executive office and secretarial services. In consideration for these benefits, Mr. Warshauer is obligated to provide reasonable consulting services to us from the date of termination of his employment through his 75th birthday.

        Under his employment agreement, we have established a stock option plan providing for grants of actual options with respect to our common stock, under which Myron C. Warshauer will be granted options to purchase a number of our shares of common stock equal to 1% of the total number of shares of our common stock. All these options will have a term of ten years from the date of the grant. This option plan was finalized on June 12, 2001.

New Stock Option Plan

        We adopted a stock option plan (the "2001 Option Plan"). The 2001 Option Plan is intended to further our success by increasing the ownership interest of some of our executives, employees and/or directors in, and/or consultants to, our company, and to enhance our ability to attract and retain executives, employees, directors and/or consultants. This is a summary of the 2001 Option Plan.

        We may issue up to 1,000 shares of our Series D preferred stock, subject to adjustment if particular capital changes affect the preferred stock, upon the exercise of options granted under the 2001 Option Plan. The options may be incentive stock options, which are intended to provide employees with beneficial income tax consequences, or non-qualified stock options. The shares of preferred stock that may be issued under the 2001 Option Plan may be either authorized and unissued shares or previously issued shares held as treasury stock.

        The chairman of our board of directors will administer the 2001 Option Plan, select eligible executives, employees, directors and/or consultants to receive options, determine the number of shares of preferred stock covered by options, determine the exercise price of an option, the terms under which options may be exercised, but in no event may these options be exercised later than 10 years from the grant date of an option, and the other terms and conditions of options in accordance with the provisions of the 2001 Option Plan.

        If we undergo a change in control, effect an initial public offering of our common stock, or an optional redemption as such terms are defined in the 2001 Option Plan, all outstanding options will immediately become fully vested and exercisable. In the event of a change of control the chairman of our board of directors may adjust outstanding options by substituting stock or other securities of any successor or another party to the change in control transaction, generally based on the consideration received by our shareholders in the transaction.

        Subject to particular limitations specified in the 2001 Option Plan, our board of directors may amend or terminate the 2001 Option Plan. The 2001 Option Plan will terminate no later than 10 years from the effective date of the 2001 Option Plan; however, any options outstanding when the 2001 Option Plan terminates will remain outstanding in accordance with their terms.

OWNERSHIP OF CAPITAL STOCK

        The following table sets forth information regarding the beneficial ownership of our common stock, as of March 27, 2002, by each person known to us to own beneficially more than 5% of our common stock, each of our directors, each of our named executive officers and all of our executive officers and directors, as a group. No other director or named executive officer of APCOA/Standard has any beneficial ownership interest in us, except as set forth in this chart. All information with respect to beneficial ownership has been furnished to us by our respective stockholders. Except as otherwise indicated in the footnotes, each beneficial owner has the sole power to vote and to dispose of all shares held by such holder.

Name and Address	Amount and Nature of Beneficial Ownership	Percent of Shares Outstanding
AP Holdings, Inc.*	26.3 shares of common stock	84.0%
Steamboat Holdings, Inc.**	(1)
John V. Holten**	(1)
Carol R. Warshauer GST Exempt Trust*	1.25 shares of common stock(2)	4.0
Waverly Partners, L.P.	1.25 shares of common stock(3)	4.0
Myron C. Warshauer*	(2)(4)
SP Associates*	2.5 shares of common stock(4)	8.0
Directors and Executive Officers as a group	(1)(2)(3)

*
The address of AP Holdings, Carol R. Warshauer GST Exempt Trust, Waverly Partners, L.P., SP Associates and the business address of Mr. Warshauer is 900 N. Michigan Avenue, Chicago, Illinois 60611-1542.

**
The address of Steamboat Holdings, Inc. and the business address of Mr. Holten is 545 Steamboat Road, Greenwich, Connecticut 06830.

(1)
Mr. Holten may be deemed to be the beneficial owner of all of the outstanding common stock of Steamboat Holdings, Inc. ("Steamboat"), which owns 100% as of January 18, 2002 of the outstanding common stock of AP Holdings. The AP Holdings common stock owned by Steamboat has been pledged to its lenders to secure borrowings made by Steamboat. If a specified event of default related to the indebtedness occurs, the lender may assume control of AP Holdings.

(2)
Myron C. Warshauer is trustee of the Carol R. Warshauer GST Exempt Trust. Mr. Warshauer disclaims beneficial ownership of the assets of Carol R. Warshauer GST Exempt Trust, including the shares of common stock held by it, to the extent those interests are held for the benefit of these trusts. Under a notice dated October 15, 2001, the GST trust has exercised its put option under a stockholders agreement. As a result, we are required to repurchase 1.25 shares of our common stock for an aggregate amount of $2.06 million. This amount accretes at 11.75% per year. Under the terms of the stockholders agreement, however, we cannot make payment to the trust as this payment is prohibited by the terms of our senior credit facility and is restricted under other debt instruments.

(3)
Waverly Partners, L.P. is a limited partnership in which Myron C. Warshauer is general partner. Mr. Warshauer disclaims beneficial ownership of the assets of Waverly, including the shares of common stock held by it. Under a notice dated October 15, 2001, Waverly Partners, L.P. has exercised its put option under a stockholders agreement. We are required to repurchase 1.25 shares of our common stock for an aggregate amount of $2.06 million. This amount accretes at 11.75% per year. Pursuant to the terms of the stockholders agreement, however, we can not make payment to Waverly Partners, L.P. as such payment is prohibited by the terms of our senior credit facility and is restricted under other debt instruments.

(4)
SP Associates is a general partnership controlled by affiliates of JMB Realty Corp. SP Associates sent us a notice dated September 28, 2001 exercising its right under a stockholders agreement to require us to repurchase 2.5 shares of our common stock from SP Associates for an aggregate amount of $4.1 million. Under the terms of an agreement among us and our stockholders, we can not make any payment to SP Associates as this payment is currently prohibited by the terms of our existing senior credit facility and restricted under other debt instruments. This amount accretes at 11.75% per year. Under the terms of the stockholders agreement, however, we can not make payment to SP Associates as such payment is prohibited by the terms of our senior credit facility and is restricted under other debt instruments.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Exchange and Amendment Agreement

        In connection with our restructuring of our outstanding 9 1/4% notes due 2008, we entered into an Exchange and Amendment Agreement with Fiducia Ltd. ("Fiducia"), whereby Fiducia agreed to exchange the $35 million of 9 1/4% notes that it owned for $35 million of our newly issued Series D preferred stock and to consent to the proposed amendments to the indenture governing the 9 1/4% notes. Certain beneficial owners of Fiducia are members of the immediate family of John V. Holten. All qualifying holders of 9 1/4% notes were given the opportunity pursuant to our exchange offer and consent solicitation to consent to the amendments to the indenture and receive preferred stock on the same terms as Fiducia.

Company Stockholders Agreement

        Upon consummation of the combination on March 30, 1998, we entered into a stockholders agreement with Dosher Partners, L.P., and SP Associates (collectively, the "Standard Parties") and Holberg Industries, Inc. and AP Holdings. Holberg is an affiliate of John V. Holten, our chairman and chief executive officer. AP Holdings is our direct parent, which was formerly owned by Holberg. The stockholders agreement provides, among other things, for (i) prior to the earliest of (a) the seventh anniversary of the consummation of the combination, (b) the termination of Myron C. Warshauer's employment with us under certain circumstances and (c) the consummation of an initial public offering of our common stock, certain obligations of Holberg to allow Dosher the opportunity to acquire all, but not less than all, of the our common stock held by Holberg and/or its affiliates before Holberg may directly or indirectly sell an amount of our common stock which would constitute a control transaction; provided that, under certain circumstances, Holberg may sell such shares to a party other than Dosher if the terms of such other party's offer are more favorable to Holberg, (ii) until the consummation of an initial public offering of our common stock, certain rights of each Standard Party to purchase shares of our common stock to the extent necessary to maintain such Standard Party's percentage ownership of us, (iii) the right of the Standard Parties to participate in, and the right of Holberg to require the Standard Parties to participate in, certain sales of our common stock, (iv) following the third anniversary of the consummation of the combination and prior to an initial public offering of our common stock, certain rights of ours to purchase, and certain rights of the Standard Parties to require us to purchase, shares of our common stock at prices determined in accordance with the stockholders agreement and (v) certain additional restrictions on the rights of the Standard Parties to transfer shares of our common stock. The stockholders agreement also contains certain provisions granting the stockholders certain rights in connection with registrations of our common stock in certain offerings and provides for indemnification and certain other rights, restrictions and obligations in connection with such registrations. Steamboat Holdings, Inc. acquired all of the stock of AP Holdings, Inc. owned by Holberg Industries, Inc. and, pursuant to the terms of the stockholders agreement, assumed all of Holberg's rights and obligations under the stockholders agreement and agreed to be bound by the terms of the stockholders agreement.

        Effective October 1, 1998, Dosher transferred a 4% interest in our common stock to Waverly Partners, L.P., a limited partnership in which Myron C. Warshauer is general partner, Douglas Warshauer individually is a limited partner and Douglas Warshauer as Trustee for the Douglas Warshauer Family Trust is a limited partner. Waverly and each original signatory to the Stockholders' Agreement consented to the transfer pursuant to a Consent and Joinder to stockholders agreement dated as of October 1, 1998.

        Effective July 31, 2001, Dosher transferred its remaining 4% interest in our common stock to the Carol R. Warshauer GST Exempt Trust, a trust wherein Myron C. Warshauer is trustee. The trust is for the benefit of certain members of his family. Waverly, Steamboat and each original signatory to the stockholders agreement consented to the transfer pursuant to a Consent and Joinder to stockholders agreement dated as of July 31, 2001. Effective October 15, 2001, Myron Warshauer resigned as chief executive officer and director. On October 19, 2001, James Wilhelm was appointed to our board of directors. As a result of the Warshauer resignation and pursuant to the terms of the stockholders agreement, Steamboat Holdings is no longer obligated to allow Waverly and the Carol R. Warshauer GST Exempt Trust the right to acquire all of the common stock of Steamboat Holdings or its affiliates before Steamboat Holdings may enter into a control transaction.

        Pursuant to the stockholders agreement, Waverly, Carol R. Warshauer GST Exempt Trust and SP Associates exercised their put rights. We are required to purchase an aggregate of five shares of its common stock for an aggregate purchase price of $8.2 million. Our obligation to repurchase these shares will accrete at 11.75% per year until discharged. In accordance with the terms of the stockholders agreement, we will not make any payment for these shares while such payment is prohibited under the terms of any of its debt instruments. Payment for these shares is currently restricted by the terms of existing debt obligations including the senior subordinated second lien notes and the terms of our senior credit facility.

Preferred Stock

        Prior to the consummation of the combination, Holberg held $8.7 million of the preferred stock of APCOA. A portion of the proceeds of the financing obtained in conjunction with the combination with Standard (see Note I of the Notes to Consolidated Financial Statements) was used to redeem $8.0 million of the preferred stock. The remaining $0.7 million was contributed to our capital.

        The Series C preferred stock we issued to AP Holdings in conjunction with the combination with Standard has a maturity date as of March 2008, has an initial liquidation preference equal to $40.7 million, which increases at 11 1/4% per year.

Management Contracts and Related Arrangements with Affiliates

        We have management contracts to operate two surface parking lots in Chicago. Myron C. Warshauer, Steven A. Warshauer, Stanley Warshauer, Michael K. Wolf and SP Associates own membership interests in a limited liability company that is a member of the limited liability companies that own those lots. We received a total of $132,500 in management fees for such lots in 2000, and anticipate receiving approximately $37,500 in 2001. We estimate that such management fees are no less favorable than would normally be obtained through arms-length negotiations.

        SP Associates is an affiliate of JMB Realty Corp., from which we lease office space for our corporate offices in Chicago. Payments pursuant to the lease agreement aggregated approximately $1.2 million during 2000, and will aggregate approximately $1.3 million in 2001.

        In March 1998, we acquired a lease for $1.4 million from an entity which is 15% owned by certain members of the management group. This group includes G. Walter Stuelpe, Jr., our former president, James V. LaRocco, former executive vice president, Michael J. Machi, senior vice president, John F. Becka, airport manager, Robert J. Hill, former senior vice president, Robert N. Sacks, general counsel, estate of William J. Girgash, former senior vice president, Michael J. Celebrezze, former chief financial officer, and Dennis P. McAndrew, airport manager. The lease is for a term of eleven years and calls for annual rent of $185,000 per year plus additional rent if the property achieves certain earnings levels. The lease was terminated in September 2000, in connection with the sale of the property by the owner. The management group received $172,000 representing their pro-rata share of the sale proceeds.

        In connection with the acquisition of a 76% interest in Executive Parking Industries, LLC, through the acquisition of its parent company, D&E Parking, Inc., a California corporation, we entered into a management agreement dated May 1, 1998, with D&E Parking, Inc., ("D&E") a California corporation, in which certain of our officers have an interest, to assure the continuation of services previously provided by Edward Simmons and Dale Stark, the principal shareholders of D&E. Edward Simmons is now one of our executive vice presidents and Dale Stark is now one of our senior vice presidents. The management agreement is for a period of nine years, terminating on April 30, 2007. In consideration of the services to be provided by D&E., we agreed to pay D&E an annual base fee, payable in equal monthly installments, in the first year equaling $500,000 and increasing to $719,000 in the ninth year of the agreement. Holberg guarantees all of our payment obligations pursuant to the management agreement.

        On December 31, 2000, we entered into an agreement to sell, at fair market value, certain contract assets to D & E. We recorded a gain of $1.0 million from this transaction in 2000. We will continue to operate the parking facilities and receive management fees and reimbursement for support services in connection with the operation of the parking facilities.

        We entered into a management agreement dated as of September 19, 2000, with Circle Line Sightseeing Yachts, Inc. to manage and operate certain parking facilities located along the Hudson River and Piers located in New York City and under the control of Circle Line. Circle Line is approximately 83% owned by members of John Holten's immediate family. We are paid a management fee based on a percentage of net cash flow, which for 2001 was $58,500. We estimate that such management fees are no less favorable than would normally be obtained through arms-length negotiations. Additionally, Circle Line has the right to require us to temporarily advance to Circle Line each December 31st and April 1st funds, each fiscal year based upon Circle Line's anticipated net profit from operations. We made advances of $100,000 in 2000 and $300,000 in 2001.

Consulting Agreement with Sidney Warshauer

        Consummation of the Combination was conditioned by Standard, among other things, upon the execution of a consulting agreement between us and Sidney Warshauer, the father of Myron C. Warshauer. Sidney Warshauer is 86 years old.

        The consulting agreement provides that Sidney Warshauer render such services as may be requested, from time to time, by our board of directors and/or chief executive officer, consistent with Mr. Warshauer's past practices and experience, for a period beginning on the date of the consummation of the combination and ending on Sidney Warshauer's death. Sidney Warshauer will receive, during such period, annual payments of $552,000 along with certain other benefits.

        The consulting agreement provides that, from the date of the closing of the combination until his death, Sidney Warshauer will not disclose company confidential information or compete with us. The Agreement is not terminable by us for any reason other than the death of Sidney Warshauer, or a breach by Sidney Warshauer of his obligations under the consulting agreement with respect to non-disclosure of company confidential information or his obligation to refrain from engaging in competition with us. The parties intended that all payments under the consulting agreement represent additional purchase price in the form of supplemental retirement benefits in recognition of Sidney Warshauer's significant contributions to Standard. The actuarial value, as of March 30, 1998, of the payments under the consulting agreement was approximately $5.0 million. See Note B of the Notes to the Consolidated Financial Statements.

Liability Insurance

        Prior to 1999, we participated in a master insurance program with an affiliate of Holberg which served to reduce the insurance costs of the combined group. In connection with the insurance program, during 1998 we placed $2.2 million on deposit with an affiliate for insurance collateral purposes.

        In January of 1999, we completed the combination of all the insurance programs of all merger and acquired entities into one program. In connection therewith, we purchased coverage for our previously self-insured layer, and a tail policy to eliminate exposure from retrospective adjustments.

        These amounts had previously been reclassified from a long-term asset to stockholders' deficit. For the year ended December 31, 2001, we recorded a $2.2 million bad debt provision related to the aforementioned amounts due to uncertainty regarding the ability of Holberg and the affiliate of Holberg to repay such amounts.

Certain Other Matters Relating to Holberg

        Holberg received in March 1998 investment banking and advisory fees from APCOA in connection with certain prior transactions, and received a $1.0 million advisory fee (and reimbursement of expenses) upon consummation of the combination. We also may pay a management fee to Holberg and otherwise reimburse Holberg for certain expenses incurred by Holberg on our behalf. All of these fees and other amounts paid to Holberg are subject to the limits and restrictions imposed by the indentures and the covenants in our senior credit facility.

        Prior to Holberg's transfer of shares to Steamboat in March 2001, we, Holberg and its affiliates periodically engaged in bi-lateral loans and advances. We, from time to time, entered into such bi-lateral loans and advances as permitted under the indenture and the old senior credit facility. These loans and advances were interest bearing at a variable rate that approximated the prime interest rate. The accumulated interest was added to, or deducted from (as appropriate), the balance in the loan or advance account. In connection with the combination, APCOA made a $6.5 million non-cash distribution to Holberg of the receivable in such amount due from Holberg to APCOA, at the date of the combination. As of December 31, 2001, we had advanced to Holberg $2.6 million in aggregate amount. These amounts had previously been reclassified from a long-term asset to stockholders' deficit. For the year ended December 31, 2001, we recorded a $2.6 million bad debt provision related to the aforementioned amounts due to uncertainty regarding the ability of Holberg to repay such amounts.

Certain Other Matters Relating to AP Holdings and Steamboat

        In connection with our recapitalization, on January 11, 2002, we paid a $3.0 million transaction advisory fee to our parent company and redeemed $1.6 million of Series C preferred stock held by our parent company for $1.6 million in cash.

        We may also pay an annual management fee to our parent company or Steamboat and otherwise reimburse our parent company or Steamboat for certain expenses incurred by them on our behalf. Some of these fees and other amounts paid to our parent company and Steamboat are subject to the limits and restrictions imposed by the indenture governing the 9 1/4% notes, our registered notes and our senior credit facility.

        We may also, from time to time, enter into bilateral loans and advances with our parent company or Steamboat as permitted under the indenture governing the registered notes, the indenture governing the outstanding 9 1/4% notes and, subject to certain conditions, our senior credit facility. These loans and advances bear interest at a variable rate that approximates the prime interest rate. The accumulated interest is added to, or deducted from (as appropriate), the balance in the loan or advance account. As of December 31, 2001, we had advanced to our parent company $8.1 million in aggregate amount. This amount had previously been reclassified from a long-term asset to stockholders' deficit. For the year ended December 31, 2001, we recorded an $8.1 million bad debt provision related to the aforementioned amounts due to uncertainty regarding the ability of our parent company to repay such amounts without potentially receiving distributions from us.

DESCRIPTION OF OTHER INDEBTEDNESS

Our Senior Credit Facility

        We have entered into a senior credit facility pursuant to that certain Amended and Restated Credit Agreement, dated as of January 11, 2002, with LaSalle Bank National Association, as Agent, and Bank One, N.A. which consists of a $25.0 million revolving credit facility provided by LaSalle which will mature on March 1, 2004 and a $15.0 million term loan held by Bank One amortizing with $5.0 million due on December 31, 2002 and the remainder due on March 10, 2004. We intend to utilize our senior credit facility to provide readily accessible cash for working capital purposes and general corporate purposes and to provide standby letters of credit. Our senior credit facility provides for cash borrowings up to the lesser of $25.0 million or 80% of our eligible accounts receivable (as defined in the senior credit facility) and includes a letter of credit facility with a sublimit of $8.0 million for letters of credit.

        Our senior credit facility bears interest based, at our option, either on LIBOR plus 3.75% or the Adjusted Corporate Base Rate (as defined below) plus 1.50%. We may elect interest periods of 1, 2, or 3 months for LIBOR based borrowings. The "Adjusted Corporate Base Rate" will be the higher of (i) the rate publicly announced from time to time by LaSalle, as its "prime rate" of interest and (ii) the overnight federal funds rate plus 0.50%. LIBOR will at all times be determined by taking into account maximum statutory reserves required (if any). The interest rate applicable to the term loan will be a fixed rate of 13.0%, of which cash interest at 9.5% will be payable monthly in arrears and 3.5% will accrue without compounding and be payable on March 10, 2004 or earlier maturity, whether pursuant to any permitted prepayment, acceleration or otherwise, of the principal balance of the term loan.

        Our senior credit facility includes covenants that limit our ability to incur additional indebtedness, issue preferred stock or pay dividends and contains other restrictions on our activities.

        Substantially all of our existing and future direct wholly owned domestic subsidiaries guarantees the indebtedness under our senior credit facility. All extensions of credit to us and the guaranties of our subsidiaries under the facility are secured, subject to certain exceptions, by substantially all of our existing and future domestic subsidiaries' existing and after-acquired personal property, including 100% of the capital stock of our existing and future domestic subsidiaries and 65% of the capital stock of our existing and future foreign subsidiaries, any intercompany debt obligations and all existing and after-acquired real property fee and leasehold interests and management contracts, subject to certain exceptions. Additionally, we and our subsidiaries are generally prohibited from pledging any of our assets other than to secure our senior credit facility and the second lien granted to secure the unregistered notes. Additionally, our parent company has guaranteed our obligations under our senior credit facility and such guarantee is secured by a first priority pledge of all of the common stock of the company owned by the parent company and by all other existing and after-acquired property of our parent company.

        Under our senior credit facility, the unused revolving credit facility fee is 0.375% per annum based upon the daily unutilized portion of the revolving credit facility. The letter of credit fee is 3.75% per annum based upon the daily stated amount of all outstanding letters of credit plus customary issuing fees. The undrawn amount of letters of credit shall count as utilization of the revolving credit facility for purposes of calculating the unused revolving credit facility fee.

        Our senior credit facility contains customary representations and warranties, including, without limitation, those relating to due organization and authorization, no conflicts, financial condition, no material adverse changes, title to properties, liens, litigation, payment of taxes, compliance with laws, and full disclosure.

        The conditions to all borrowings under the senior credit facility include requirements relating to prior written notice of borrowing, and otherwise customary for financings of this type.

        Our senior credit facility contains customary affirmative and negative covenants (including, where appropriate, exceptions and baskets), including but not limited to furnishing information and limitations on asset sales, other indebtedness, liens, investments, guarantees, restricted payments, dividends, distributions, mergers and acquisitions, capital expenditures, and affiliate transactions. Our senior credit facility also contains financial covenants including, without limitation, those relating to minimum interest coverage, minimum fixed charge coverage, maximum total leverage, maximum senior leverage and maximum capital expenditures.

        Events of default under our senior credit facility are usual and customary for these types of credit facilities including, without limitation, those relating to:

  •
  non-payment of interest, principal or fees payable under the facility;
  •
  non-performance of certain covenants;
  •
  cross default to other material debt of the Company and its subsidiaries;
  •
  bankruptcy or insolvency;
  •
  judgments in excess of specified amounts;
  •
  materially inaccurate or false representations or warranties;
  •
  change of control;
  •
  material adverse change;
  •
  loss of material license or contract;
  •
  material change in our senior management; and
  •
  a change of control caused by the seizure of our direct parent's common stock held as security for certain debt obligations of Steamboat, our indirect parent.

9 1/4% Senior Subordinated Notes Due 2008

        In connection with APCOA's acquisition of Standard, on March 30, 1998, we issued $140.0 million principal amount of 9 1/4% notes due 2008 in a Rule 144A private placement, the terms of which are governed by an indenture between us and State Street Bank and Trust Company, as trustee, as amended on January 11, 2002. Effective September 14, 1998, we completed an offer to exchange all the outstanding senior subordinated notes with new notes with substantially identical terms that are registered under the Securities Act. Pursuant to an unregistered exchange offer and consent solicitation, on November 20, 2001, we offered to exchange our existing 9 1/4% notes for either the unregistered notes or our newly issued Series D preferred stock. Approximately $56.1 million in aggregate principal amount of holders of 9 1/4% notes tendered their notes in exchange for unregistered notes and $35.0 million in aggregate principal amount tendered their notes in exchange for our newly issued Series D preferred stock. In order to tender their notes for exchange, holders of 9 1/4% notes had to consent to certain amendments to the indenture governing the 9 1/4% notes.

Redeemable PIK Preferred

        In 1998, AP Holdings, Inc., a Delaware corporation and our parent company, contributed $40.7 million of cash to us in exchange for a $40.7 million initial liquidation preference of our Series C preferred stock. The contribution was financed through AP Holdings' offering of $70.0 million in aggregate principal amount of its 11 1/4% Senior Discount Notes due 2008.

Series D Redeemable Convertible Preferred Stock

        On March 11, 2002, we issued shares of our Series D preferred stock to our parent company in exchange for shares of our Series C preferred stock on terms no less favorable than would normally be obtained through arm's length negotiations. If, upon the occurrence of an initial public offering, we do not elect to redeem all of the shares of the Series D preferred stock, we or, if we do not make an election, the holder thereof, may elect to convert all of such holder's shares of the Series D preferred stock into shares of our capital stock offered in such initial public offering.

DESCRIPTION OF NOTES

        You can find the definitions of certain terms used in this description under the subheading "—Certain Definitions." In this description, the word "APCOA/Standard" refers only to APCOA/Standard Parking, Inc. and not to any of its subsidiaries.

        APCOA/Standard issued the unregistered notes under an indenture among itself, the Guarantors and Wilmington Trust Company, as trustee, in a private transaction that was exempt from the registration requirements of the Securities Act. APCOA/Standard will issue the registered notes under the same indenture. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended. A copy of the indenture has been filed as an exhibit to the registration statement of which this prospectus is a part. The security agreement referred to below under the subheading "—security" defines the terms of the security interests that secure the notes. As used in this section, the term "notes" refers collectively to the unregistered notes and the registered notes.

        The terms of the unregistered notes and the registered notes are identical, both of which are governed by the indenture described herein. The following description is a summary of the material provisions of the indenture and the security agreement. It does not restate those agreements in their entirety. We urge you to read the indenture and the security agreement because they, and not this description, define your rights as holders of the notes. Copies of the indenture and the security agreement are available as described below under "—Additional Information." Certain defined terms used in this description but not defined below under "—Certain Definitions" have the meanings assigned to them in the indenture.

        The registered Holder of a note will be treated as the owner of it for all purposes. Only registered Holders will have rights under the indenture.

Brief Description of the Notes and the Guarantees

The Notes

        The notes:

  •
  are general secured obligations of APCOA/Standard;
  •
  are secured by a second priority security interest in substantially all of APCOA/Standard's assets as and to the extent pledged and assigned to (a) the Credit Agent and the lenders under the Credit Agreement and (b) the trustee, pursuant to the security agreement in favor of the holders of the notes (together, the "Collateral");
  •
  will rank subordinated in right of payment to all existing and future Senior Debt of APCOA/Standard, including Indebtedness under the Credit Agreement;
  •
  rank senior in right of payment to all existing senior subordinated Indebtedness of APCOA/Standard, including Indebtedness under the 9 1/4% notes; and
  •
  are unconditionally guaranteed by the Guarantors.

        The security interest in the notes and the guarantees ranks second to the first priority security interest on the assets of APCOA/Standard and the Subsidiary Guarantors held by the lenders under the Credit Agreement (which has a first priority security interest on the Collateral). As of December 31, 2001, on a pro forma basis giving effect to the Credit Agreement, the lenders under the Credit Agreement would have had a first priority security interest in the assets in the amount of $40.0 million.

        Not all of our subsidiaries guarantee the notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor subsidiaries, the non-guarantor subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to us. The guarantor subsidiaries generated 8.7% of our pro forma consolidated revenues in the twelve-month period ended December 31, 2001 and held 6.2% of our pro forma consolidated assets as of

December 31, 2001. See footnote 4 to our Consolidated Financial Statements included at the back of this prospectus for more details about the division of our consolidated revenues and assets between our guarantor and non-guarantor subsidiaries.

        The operations of APCOA/Standard are conducted in part through its subsidiaries and, therefore, APCOA/Standard depends on the cash flow of its subsidiaries to meet its obligations, including its obligations under the notes. As of the date of the indenture, all of our wholly owned domestic Restricted Subsidiaries with material assets will be Guarantors. However, under the circumstances described below under the subheading "—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries," we will be permitted to designate some of our subsidiaries as "Unrestricted Subsidiaries." Our Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the indenture. Our Unrestricted Subsidiaries will not guarantee the notes.

Principal, Maturity and Interest

        APCOA/Standard will issue notes with a maximum aggregate principal amount of $100.0 million, of which $59,285,000 were issued on January 11, 2002. APCOA/Standard may issue additional notes from time to time after this offering. Any offering of additional notes is subject to the covenant described below under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock." The notes and any additional notes subsequently issued under the indenture will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. APCOA/Standard will issue notes in denominations of $100 principal amount and integral multiples of $100; provided, however, to the extent that the amount of notes to be issued to tendering holders of Subordinated Notes is greater than $1,000 in principal amount, the notes shall be issued in multiples of $1,000 and integral multiples of $1,000, with the remaining principal amount issued in denominations of $100 principal amount and integral multiples $100.

        Interest on the notes will accrue at the rate of 14% per annum and will be payable semi-annually in a combination of cash and additional registered notes (the "PIK Notes"), in arrears on June 15 and December 15, commencing on June 15, 2002. Interest in the amount of 10% per annum will be paid in cash, and interest in the amount of 4% per annum will be paid in PIK Notes. APCOA/Standard will make each interest payment to the Holders of record on the immediately preceding June 1 and December 1. PIK Notes will be issued in denominations of $100 principal amount and integral multiples of $100. The amount of PIK Notes issued will be rounded down to the nearest $100 with any fractional amount refunded to the tendering holder as cash.

        Interest on the notes, including the PIK Notes, will accrue from the date of such notes' original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Subordination

        The payment of principal of, premium and Liquidated Damages, if any, and interest on the notes is subordinated in right of payment, as described in the indenture, to the prior payment in full in cash or cash equivalents of all Senior Debt and all other Obligations with respect thereto, whether outstanding on the date of the indenture or thereafter created, incurred or assumed and all permissible renewals, extensions, refundings or refinancings thereof.

        The indenture provides that, upon any payment or distribution of assets of APCOA/Standard of any kind or character, whether in cash, cash equivalents, property or securities, to creditors in any Insolvency or Liquidation Proceeding with respect to APCOA/Standard all amounts due or to become due under or with respect to all Senior Debt will first be paid in full in cash or cash equivalents before any payment is made on account of the notes and all other Obligations with respect thereto, except that the Holders of notes may receive Reorganization Securities. Upon any such Insolvency or

Liquidation Proceeding, any payment or distribution of assets of APCOA/Standard of any kind or character, whether in cash, cash equivalents, property or securities (other than Reorganization Securities), to which the Holders of the notes or the trustee would be entitled will be paid by APCOA/Standard or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, or by the Holders of the notes or by the trustee if received by them, directly to the holders of Senior Debt (pro rata to such holders on the basis of the amounts of Senior Debt held by such holders) or their Representative or Representatives, as their interests may appear, for application to the payment of the Senior Debt remaining unpaid until all such Senior Debt has been paid in full in cash or cash equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of Senior Debt.

        The indenture provides that (a) in the event of and during the continuation of any default in the payment of principal of, interest or premium, if any, on any Senior Debt, or any Obligation owing from time to time under or in respect of Senior Debt, or if any event of default (other than a payment default) with respect to any Senior Debt will have occurred and be continuing and will have resulted in such Senior Debt becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, or (b) if any event of default other than as described in clause (a) above with respect to any Designated Senior Debt will have occurred and be continuing permitting the holders of such Designated Senior Debt (or their Representative or Representatives) to declare such Designated Senior Debt due and payable prior to the date on which it would otherwise have become due and payable, then no payment will be made, or redemption or acquisition will be effected, by or on behalf of APCOA/Standard on account of the notes and all other Obligations with respect thereto (other than payments in the form of Reorganization Securities) (x) in case of any payment or nonpayment default specified in (a), unless and until such Senior Debt is paid in full in cash or cash equivalents or such default will have been cured or waived in writing in accordance with the instruments governing such Senior Debt or such acceleration will have been rescinded or annulled, or (y) in case of any nonpayment event of default specified in (b), during the period (a "Payment Blockage Period") commencing on the date APCOA/Standard or the trustee receive written notice (a "Payment Notice") of such event of default (which notice will be binding on the trustee and the Holders of notes as to the occurrence of such a payment default or nonpayment event of default) from the Credit Agent (or other holders of Designated Senior Debt or their Representative or Representatives) and ending on the earliest of (A) 179 days after such date, (B) the date, if any, on which such Designated Senior Debt to which such default relates is paid in full in cash or cash equivalents or such default is cured or waived in writing in accordance with the instruments governing such Designated Senior Debt by the holders of such Designated Senior Debt and (C) the date on which the trustee receives written notice from the Credit Agent (or other holders of Designated Senior Debt or their Representative or Representatives), as the case may be, terminating the Payment Blockage Period. During any consecutive 360-day period, the aggregate of all Payment Blockage Periods shall not exceed 179 days and there shall be a period of at least 181 consecutive days in each consecutive 360-day period when no Payment Blockage Period is in effect. No event of default which existed or was continuing with respect to the Senior Debt for which notice commencing a Payment Blockage Period was given on the date such Payment Blockage Period commenced shall be or be made the basis for the commencement of any subsequent Payment Blockage Period unless such event of default is cured or waived for a period of not less than 90 consecutive days.

        As a result of the subordination provisions described above, in the event of APCOA/Standard's liquidation, dissolution, bankruptcy, reorganization, insolvency, receivership or similar proceeding or in an assignment for the benefit of the creditors or a marshalling of the assets and liabilities of APCOA/Standard, Holders of notes may recover less ratably than creditors of APCOA/Standard who are holders of Senior Debt. See "Risk Factors—Your right to receive payments on the registered notes and the unregistered notes is subordinated to the rights of our existing and future senior creditors. Further, the guarantees of the registered notes and the unregistered notes are subordinated to all our guarantors' existing and future senior indebtedness." The indenture will limit, subject to certain financial tests, the amount of additional Indebtedness, including Senior Debt, that APCOA/Standard and its Restricted Subsidiaries can incur. See "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock."

Methods of Receiving Payments on the Notes

        If a Holder has given wire transfer instructions to APCOA/Standard, APCOA/Standard will pay all principal, interest and premium and Liquidated Damages, if any, on that Holder's notes in accordance with those instructions. All other payments on notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless APCOA/Standard elects to make interest payments by check mailed to the Holders at their address set forth in the register of Holders.

Paying Agent and Registrar for the Notes

        The trustee will initially act as paying agent and registrar. APCOA/Standard may change the paying agent or registrar without prior notice to the Holders of the notes, and APCOA/Standard or any of its Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

        A Holder may transfer or exchange notes in accordance with the indenture. The registrar and the trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders will be required to pay all taxes due on transfer. APCOA/Standard is not required to transfer or exchange any note selected for redemption. Also, APCOA/Standard is not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

Subsidiary Guarantees

        The notes are guaranteed by each of APCOA/Standard's current and future domestic Subsidiaries with material operations. These Subsidiary Guarantees will be joint and several obligations of the Guarantors. Each Subsidiary Guarantee will be subordinated to the prior payment in full of all Senior Debt of that Guarantor. The obligations of each Guarantor under its Subsidiary Guarantee will be limited as necessary to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance under applicable law. See "Risk Factors—Federal and state statutes allow courts, under specific circumstances, to void guarantees and require note holders to return payments received from guarantors."

        A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than APCOA/Standard or another Guarantor, unless:

  (1)
  immediately after giving effect to that transaction, no Default or Event of Default exists; and
  (2)
  the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under the indenture, its Subsidiary Guarantee and the registration rights agreement pursuant to a supplemental indenture reasonably satisfactory to the trustee; and

            — APCOA/Standard would be permitted by virtue of its pro forma Fixed Charge Coverage Ratio, immediately after giving effect to such transaction, to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Ratio test set forth in the covenant described below under "—Incurrence of Indebtedness and Issuance of Preferred Stock", or

            — such consolidation or merger is with or into such Person other than APCOA/Standard or a another Guarantor and the acquisition of all of the Equity Interests in such Person would have complied with the provisions of the covenants described under "—Restricted Payments" and "—Incurrence of Indebtedness and Issuance of Preferred Stock."

        The Subsidiary Guarantee of a Guarantor will be released:

  •
  in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of APCOA/Standard, if the sale or other disposition complies with the "Asset Sale" provisions of the indenture;
  •
  (2) in connection with any sale of all of the Capital Stock of a Guarantor to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of APCOA/Standard, if the sale complies with the "Asset Sale" provisions of the indenture; or
  •
  if APCOA Standard designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with the applicable provisions of the indenture.

        All of the existing and future wholly owned domestic Restricted Subsidiaries with material operations are expected to be Subsidiary Guarantors. However, under certain circumstances, APCOA/Standard will be able to designate current or future Subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be subject to many of the restrictive covenants set forth in the Indenture. See "—Repurchase at the Option of Holders—Asset Sales."

Security

        The notes are guaranteed by some of our subsidiaries and are secured by a second priority security interest on the Collateral, which consists of substantially all of the assets of APCOA/Standard and such Subsidiary Guarantors, including 100% of the capital stock of our existing and future domestic subsidiaries and 65% of the capital stock of our existing and foreign subsidiaries. APCOA/Standard, its Subsidiaries and the trustee, who will act as the collateral agent, will enter into a security agreement defining the terms of the security interests that secure the notes. These security interests will secure the payment and performance when due of all of the Obligations of APCOA/Standard under the indenture and the notes as provided in the security agreement.

        The security interests are junior and subordinate to the claims of the lenders under our senior credit facility. The trustee will not be permitted to exercise any rights or claims against the Collateral until our senior credit facility is paid in full. The trustee in accordance with the provisions of the indenture will distribute all funds distributed under the security agreement and received by the trustee for the benefit of the holders of the notes.

        So long as amounts or commitments to lend remain outstanding under our senior credit facility, the lenders under our senior credit facility will determine the time and method in which the Collateral will be disposed of, including, but not limited to, the determination of whether to release all or any portion of the Collateral from the Liens created by the security agreement and whether to foreclose on the Collateral following a Default or Event of Default. The trustee will follow any instructions given to it by the representative of the holders of Senior Debt.

        The security interests will be released upon the full and final payment and performance of all Obligations of APCOA/Standard under the indenture and the notes.

Optional Redemption

        The notes will not be redeemable at APCOA/Standard's option prior to January 1, 2002.

        APCOA/Standard may redeem all or a part of the notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) shown below plus accrued and unpaid interest and Liquidated Damages, if any, on the notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on January 1 of the years indicated below:

Year	Percentage
2002	102.0%
2003	103.0%
2004	104.0%
2005 and thereafter	105.0%

Mandatory Redemption

        Except as described below under "—Repurchase at the Option of Holders," APCOA/Standard is not required to make mandatory redemption or sinking fund payments with respect to the notes.

Repurchase at the Option of Holders

Change of Control

        If a Change of Control occurs, each Holder of notes will have the right to require APCOA/Standard to repurchase all or any part (equal to $100 or an integral multiple of $100) of that Holder's notes pursuant to a Change of Control Offer on the terms set forth in the indenture. In the Change of Control Offer, APCOA/Standard will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest and Liquidated Damages, if any, on the notes repurchased, to the date of purchase. Within 30 days following any Change of Control, APCOA/Standard will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the Change of Control Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the indenture and described in such notice. APCOA/Standard will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, APCOA/Standard will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the indenture by virtue of such conflict.

        On the Change of Control Payment Date, APCOA/Standard will, to the extent lawful:

  (1)
  accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;
  (2)
  deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and
  (3)
  deliver or cause to be delivered to the trustee the notes properly accepted together with an officers' certificate stating the aggregate principal amount of notes or portions of notes being purchased by APCOA/Standard.

        The paying agent will promptly mail to each Holder of notes properly tendered the Change of Control Payment for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a registered note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided, that each registered note will be in a principal amount of $100 or an integral multiple of $100.

        Prior to complying with any of the provisions of this "Change of Control" covenant, but in any event within 90 days following a Change of Control, APCOA/Standard will either repay all outstanding

Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of notes required by this covenant.

        APCOA/Standard will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

        The provisions described above that require APCOA/Standard to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the indenture are applicable but the right of the Holders to require APCOA/Standard to repurchase their notes will be subject to the subordination described above in respect of Senior Debt. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the Holders of the notes to require that APCOA/Standard repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

        APCOA/Standard will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by APCOA/Standard and purchases all notes properly tendered and not withdrawn under the Change of Control Offer.

        The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the properties or assets of APCOA/Standard and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of notes to require APCOA/Standard to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of APCOA/Standard and its Subsidiaries taken as a whole to another Person or group may be uncertain.

Asset Sales

        APCOA/Standard will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

  (1)
  APCOA/Standard (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;
  (2)
  APCOA/Standard delivers to the trustee:
  (a)
  with respect to any Asset Sale, a resolution of the Board of Directors set forth in an officers' certificate certifying that the consideration received at the time of the Asset Sale was at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of; and
  (b)
  with respect to any Asset Sale or series of Asset Sales involving aggregate consideration in excess of $20.0 million, an opinion as to the fairness to the Holders of such Asset Sale from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing; and
  (3)
  at least 80% of the consideration received in the Asset Sale by APCOA/Standard or such Restricted Subsidiary is in the form of cash or cash equivalents. For purposes of this provision, each of the following will be deemed to be cash:
  (a)
  any liabilities, as shown on APCOA/Standard's or such Restricted Subsidiary's most recent balance sheet, of APCOA/Standard or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Subsidiary Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases APCOA/Standard or such Restricted Subsidiary from further liability; and

    (b)
    any securities, notes or other obligations received by APCOA/Standard or any such Restricted Subsidiary from such transferee that are contemporaneously, subject to ordinary settlement periods, converted by APCOA/Standard or such Restricted Subsidiary into cash within 180 days, to the extent of the cash received in that conversion.

        Within 360 days after the receipt of any Net Proceeds from an Asset Sale, APCOA/Standard may apply those Net Proceeds at its option:

  (1)
  to repay Indebtedness and other Obligations under the Credit Facilities and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;
  (2)
  to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another Permitted Business;
  (3)
  to make a capital expenditure; or
  (4)
  to acquire other long-term assets and parking facility agreements, in each case, that are used or useful in a Permitted Business.

        Pending the final application of any Net Proceeds, APCOA/Standard may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by the indenture or the Credit Agreement.

        Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds 10.0 million, APCOA/Standard will make an Asset Sale Offer to all Holders of notes and all holders of other Indebtedness that is pari passu with the notes containing provisions similar to those set forth in the indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, APCOA/Standard may use those Excess Proceeds for any purpose not otherwise prohibited by the indenture or the Credit Agreement. If the aggregate principal amount of notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee will select the notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

        APCOA/Standard will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the indenture, APCOA/Standard will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the indenture by virtue of such conflict.

        The agreements governing APCOA/Standard's other Indebtedness contain prohibitions of certain events, including events that would constitute a Change of Control or an Asset Sale. In addition, the exercise by the Holders of notes of their right to require APCOA/Standard to repurchase the notes upon a Change of Control or an Asset Sale could cause a default under these other agreements, including the senior credit facility, even if the Change of Control or Asset Sale itself does not, due to the financial effect of such repurchases on APCOA/Standard. Finally, APCOA/Standard's ability to pay cash to the Holders of notes upon a repurchase may be limited by APCOA/Standard's then existing financial resources. See "Risk Factors—Risks Relating to the Notes." We may not have the ability to raise the funds necessary to finance the Change of Control offer required by the indenture.

Selection and Notice

        If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption as follows:

  (1)
  if the notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the notes are listed; or
  (2)
  if the notes are not listed on any national securities exchange, on a pro rata basis, by lot or by such method as the trustee deems fair and appropriate.

        No notes of $100 or less can be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture. Notices of redemption may not be conditional.

        If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A registered note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the Holder of notes upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption.

Certain Covenants

Restricted Payments

        APCOA/Standard will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

  (1)
  declare or pay any dividend or make any other payment or distribution on account of APCOA/Standard's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving APCOA/Standard) or to the direct or indirect holders of APCOA/Standard's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of APCOA/Standard;
  (2)
  purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving APCOA/Standard) any Equity Interests of APCOA/Standard or any direct or indirect parent of APCOA/Standard;
  (3)
  make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the notes or the Subsidiary Guarantees, except a payment of interest or principal at the Stated Maturity thereof; or
  (4)
  make any Restricted Investment (all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as "Restricted Payments"),

unless, at the time of and after giving effect to such Restricted Payment:

  (1)
  no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment; and
  (2)
  APCOA/Standard would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock;" and

  (3)
  such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by APCOA/Standard and its Subsidiaries after the date of the indenture (excluding Restricted Payments permitted by clauses (2) and (3) of the next succeeding paragraph), is less than the sum, without duplication, of:
  (a)
  50% of the Consolidated Net Income of APCOA/Standard for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of the indenture to the end of APCOA/Standard's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus
  (b)
  100% of the aggregate net cash proceeds received by APCOA/Standard since the date of the indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of APCOA/Standard (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of APCOA/Standard that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of APCOA/Standard and other than Disqualified Stock or convertible debt securities that have been converted into Disqualified Stock), plus
  (c)
  to the extent that any Restricted Investment that was made after the date of the indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment, plus
  (d)
  if any Unrestricted Subsidiary (i) is redesignated as a Restricted Subsidiary, the fair market value of such redesignated Subsidiary (as determined in good faith by the Board of Directors) as of the date of its redesignation or (ii) pays any cash dividends or cash contributions to APCOA/Standard or any of its Restricted Subsidiaries, 50% of any such cash dividends or cash distributions made after the date of the indenture.

        So long as no Default has occurred and is continuing or would be caused thereby, the preceding provisions will not prohibit:

  (1)
  the payment of any dividend within 60 days after the date of declaration of the dividend, if at the date of declaration the dividend payment would have complied with the provisions of the indenture;
  (2)
  the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of APCOA/Standard or of any Equity Interests of APCOA/Standard in exchange for, or out of the net cash proceeds of the substantially concurrent sale or issuance (other than to a Restricted Subsidiary of APCOA/Standard) of, other Equity Interests of APCOA/Standard (other than any Disqualified Stock);
  (3)
  the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;
  (4)
  the payment of any dividend by a Restricted Subsidiary of APCOA/Standard to the holders of its Equity Interests on a pro rata basis;
  (5)
  Investments in any Person (other than APCOA/Standard or a Wholly Owned Restricted Subsidiary) engaged in a Permitted Business in an amount taken together with all other Investments made pursuant to this clause 5 that are at that time outstanding not to exceed $5.0 million;

  (6)
  other Investments in Unrestricted Subsidiaries having an aggregate fair market value, taken together with all other Investments made pursuant to this clause 6 that are at that time outstanding, not to exceed $2.0 million;
  (7)
  the designation of certain of APCOA/Standard's Subsidiaries as Unrestricted Subsidiaries immediately prior to the date of the indenture;
  (8)
  the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of AP Holdings, Inc. or APCOA/Standard or any Subsidiary of APCOA/Standard held by any member of AP Holdings, Inc. or APCOA/Standard's (or any of their Restricted Subsidiaries') management pursuant to any management equity subscription agreement or stock option agreement or in connection with the termination of employment of any employees or management of AP Holdings, Inc. or APCOA/Standard or their Subsidiaries; provided, that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $2.0 million in the aggregate plus the aggregate cash proceeds received by AP Holdings, Inc. or APCOA/Standard after the date of the indenture from any reissuance of Equity Interests by AP Holdings, Inc. or APCOA/Standard to members of management of AP Holdings, Inc. or APCOA/Standard and their Restricted Subsidiaries; and
  (9)
  other Restricted Payments in an aggregate amount not to exceed $5.0 million.

        Notwithstanding anything to the contrary, the redemption, repurchase or purchase of any equity interest in APCOA/Standard or any of its Restricted Subsidiaries pursuant to a put right, right of redemption or right of repurchase will, in any such case, for the purposes of the covenant described above, be treated as a payment or distribution on account of an Equity Interest and will not be treated as a payment on indebtedness, no matter what the accounting treatment of said transaction may be.

Designation of Restricted and Unrestricted Subsidiaries

        The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default; provided, that in no event will the business currently operated by any Guarantor be transferred to or held by an Unrestricted Subsidiary. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by APCOA/Standard and its Restricted Subsidiaries in the Subsidiary properly designated will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the first paragraph of the covenant described above under the caption "—Restricted Payments" or Permitted Investments, as determined by APCOA/Standard. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default.

        The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by APCOA/Standard or such Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment shall be determined in good faith by the Board of Directors whose resolution with respect thereto will be delivered to the trustee. The Board of Directors' determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value exceeds $10.0 million. Not later than the date of making any Restricted Payment, APCOA/Standard will deliver to the trustee an officers' certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this "Restricted Payments" covenant were computed, together with a copy of any fairness opinion or appraisal required by the indenture.

Incurrence of Indebtedness and Issuance of Preferred Stock

        APCOA/Standard will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), and APCOA/Standard will not issue any Disqualified Stock and will not permit any of its Subsidiaries to issue any shares of preferred stock; provided,however, that APCOA/Standard may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock, if the Fixed Charge Coverage Ratio for APCOA/Standard's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

        The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

  (1)
  the incurrence by APCOA/Standard of additional Indebtedness and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1)(with letters of credit being deemed to have a principal amount equal to the maximum potential liability of APCOA/Standard and its Subsidiaries thereunder) not to exceed $40.0 million less the aggregate amount of all Net Proceeds of Asset Sales applied to permanently repay Indebtedness under Credit Facilities pursuant to the covenant described above under "—Repurchase at the Option of Holders—Asset Sales";
  (2)
  the incurrence by APCOA/Standard and its Restricted Subsidiaries of the Existing Indebtedness;
  (3)
  the incurrence by APCOA/Standard and the Guarantors of Indebtedness represented by the notes and the related Subsidiary Guarantees to be issued on the date of the indenture and the related Subsidiary Guarantees to be issued pursuant to the registration rights agreement;
  (4)
  the incurrence by APCOA/Standard or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of APCOA/Standard or such Restricted Subsidiary (whether through the direct purchase of assets or the Capital Stock of any Person owning such Assets), in an aggregate principal amount not to exceed $7.5 million;
  (5)
  the incurrence by APCOA/Standard or any of its Restricted Subsidiaries of Indebtedness in connection with the acquisition of assets or a new Restricted Subsidiary; provided, that such Indebtedness was incurred by the prior owner of such assets or such Restricted Subsidiary prior to such acquisition by APCOA/Standard or one of its Subsidiaries and was not incurred in connection with, or in contemplation of, such acquisition by APCOA/Standard or one of its Subsidiaries; provided, further that the principal amount (or accreted value, as applicable) of such Indebtedness, together with any other outstanding Indebtedness incurred pursuant to this clause (5), does not exceed $5.0 million;
  (6)
  the incurrence by APCOA/Standard or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness that was permitted by the indenture to be incurred under the first paragraph of this covenant or clauses (2), (3), (4), (5), or (15) of this paragraph;

  (7)
  the incurrence by APCOA/Standard or any of its Restricted Subsidiaries of intercompany Indebtedness between or among APCOA/Standard and any of its Wholly Owned Restricted Subsidiaries; provided, however, that:
  (a)
  if APCOA/Standard is the obligor on such Indebtedness and the payee is not a Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the notes; and
  (b)
  (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than APCOA/Standard or a Wholly Owned Restricted Subsidiary of APCOA/Standard and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either APCOA/Standard or a Wholly Owned Restricted Subsidiary of APCOA/Standard; will be deemed, in each case, to constitute an incurrence of such Indebtedness by APCOA/Standard or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (7);
  (8)
  the incurrence by APCOA/Standard or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging currency risk or interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of the indenture to be outstanding;
  (9)
  the guarantee by APCOA/Standard or any of its Restricted Subsidiaries of Indebtedness of APCOA/Standard or a Restricted Subsidiary of APCOA/Standard that was permitted to be incurred by another provision of this covenant;
  (10)
  the incurrence by APCOA/Standard's Unrestricted Subsidiaries of Non-Recourse Debt, provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of APCOA/Standard that was not permitted by this clause (10);
  (11)
  Indebtedness incurred by APCOA/Standard or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including without limitation to letters of credit in respect to workers' compensation claims or self-insurance, surety bonds or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims, provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;
  (12)
  Indebtedness arising from agreements of APCOA/Standard or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, asset or Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition; provided, that the maximum aggregate liability of all such Indebtedness shall at no time exceed 50% of the gross proceeds actually received by APCOA/Standard;
  (13)
  obligations in respect of performance and surety bonds and completion guarantees provided by APCOA/Standard or any Restricted Subsidiary in the ordinary course of business;
  (14)
  guarantees incurred in the ordinary course of business in an aggregate principal amount not to exceed $5.0 million; and

  (15)
  the issuance by APCOA/Standard or any of its Restricted Subsidiaries of Disqualified Stock and/or the incurrence by APCOA/Standard or any of its Restricted Subsidiaries of additional Indebtedness, including Attributable Debt incurred after the date of the indenture, in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any other Disqualified Stock or Indebtedness incurred pursuant to this clause (15), not to exceed $25.0 million (which amount may but need not be incurred, in whole or in part, in clause (1) above).

        APCOA/Standard will not incur any Indebtedness that is subordinate or junior in right of payment to any Senior Debt of APCOA/Standard and senior in any respect in right of payment to the notes. No Guarantor will incur any Indebtedness that is subordinate or junior in right of payment to any Senior Debt of such Guarantor and senior in any respect in right of payment to such Guarantor's Subsidiary Guarantee; provided, however, that notwithstanding the foregoing, no Indebtedness of APCOA/Standard or any Guarantor will be deemed to be contractually subordinated in right of payment to any other Indebtedness of APCOA/Standard or such Guarantor solely by virtue of being unsecured.

        For purposes of determining compliance with this "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (15) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, APCOA/Standard will be permitted to classify such item of Indebtedness on the date of its incurrence in any manner that complies with this covenant and such item of Indebtedness will be treated as having been incurred pursuant to only one of such clauses or pursuant to the first paragraph of this covenant, and an item of Indebtedness may be divided and classified in more than one of the types of Indebtedness described above. The incurrence of Indebtedness pursuant to the first paragraph of the covenant described above shall not be classified as any of the items in clauses (1) through (15) above. Accrual of interest and the accretion of accreted value shall not be deemed to be an incurrence of Indebtedness for purposes of this covenant. Indebtedness under Credit Facilities outstanding on the date on which notes are first issued and authenticated under the indenture will be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt.

        Notwithstanding anything to the contrary, the redemption, repurchase or purchase of any equity interest in APCOA/Standard or any of its Restricted Subsidiaries pursuant to a put right, right of redemption or right of repurchase will, in any such case, for the purposes of the covenant described above, be treated as a payment or distribution on account of an Equity Interest and will not be treated as a payment on indebtedness, no matter what the accounting treatment of said transaction may be.

Liens

        APCOA/Standard will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien of any kind securing trade payables or Indebtedness that does not constitute Senior Debt (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired, unless all payments due under the indenture and the notes are secured on an equal and ratable basis with the obligations so secured until such time as all such obligations are no longer secured by a Lien.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

        APCOA/Standard will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

  (1)
  pay dividends or make any other distributions on its Capital Stock to APCOA/Standard or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to APCOA/Standard or any of its Restricted Subsidiaries;

  (2)
  make loans or advances to APCOA/Standard or any of its Restricted Subsidiaries; or

  (3)
  transfer any of its properties or assets to APCOA/Standard or any of its Restricted Subsidiaries.

        However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

  (1)
  agreements governing Existing Indebtedness and Credit Facilities as in effect on the date of the indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements, provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of the indenture;

  (2)
  the indenture, the notes and the Subsidiary Guarantees;

  (3)
  applicable law;

  (4)
  any instrument governing Indebtedness or Capital Stock of a Person acquired by APCOA/Standard or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided, that in the case of Indebtedness, such Indebtedness was permitted by the terms of the indenture to be incurred;

  (5)
  customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

  (6)
  purchase money obligations for property acquired in the ordinary course of business that impose restrictions on that property of the nature described in clause (3) of the preceding paragraph;

  (7)
  Permitted Refinancing Indebtedness; provided, that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

  (8)
  contracts for the sale of assets, including, without limitation, customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary; and

  (9)
  restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

Merger, Consolidation or Sale of Assets

        APCOA/Standard may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not APCOA/Standard is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of APCOA/Standard and its Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:

  (1)
  either: (a) APCOA/Standard is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than APCOA/Standard) or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

  (2)
  the Person formed by or surviving any such consolidation or merger (if other than APCOA/Standard) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition has been made assumes all the obligations of APCOA/Standard under the notes, the indenture, the registration rights agreement and the security agreement pursuant to agreements reasonably satisfactory to the trustee;

  (3)
  immediately after such transaction, no Default or Event of Default exists; and

  (4)
  APCOA/Standard or the Person formed by or surviving any such consolidation or merger (if other than APCOA/Standard), or to which such sale, assignment, transfer, conveyance or other disposition has been made will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock."

        In addition, APCOA/Standard may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. This "Merger, Consolidation or Sale of Assets" covenant will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among APCOA/Standard and any of its Wholly Owned Restricted Subsidiaries.

Transactions with Affiliates

        APCOA/Standard will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless:

  (1)
  the Affiliate Transaction is on terms that are no less favorable to APCOA/Standard or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by APCOA/Standard or such Restricted Subsidiary with an unrelated Person; and

  (2)
  APCOA/Standard delivers to the trustee:

  (a)
  with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a resolution of the Board of Directors set forth in an officers' certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

    (b)
    with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

        The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

  (1)
  any employment agreement entered into by APCOA/Standard or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of APCOA/Standard or such Restricted Subsidiary;

  (2)
  transactions between or among APCOA/Standard and/or its Restricted Subsidiaries;

  (3)
  Permitted Investments and Restricted Payments that are permitted by the provisions of the indenture described above under the caption "—Restricted Payments;"

  (4)
  customary loans, advances, fees and compensation paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of APCOA/Standard or any of its Restricted Subsidiaries;

  (5)
  annual management fees paid to AP Holdings, Inc., Steamboat Holdings, Inc. and their affiliates and their successor entities not to exceed $3.0 million in the aggregate in any one year;

  (6)
  transactions pursuant to any contract or agreement in effect on the date of the indenture as the same may be amended, modified or replaced from time to time so long as any such amendment, modification or replacement is no less favorable to APCOA/Standard and its Restricted Subsidiaries than the contract or agreement as in effect on the date of the indenture or is approved by a majority of the disinterested directors of APCOA/Standard;

  (7)
  transactions between APCOA/Standard or its Restricted Subsidiaries on the one hand, and AP Holdings, Inc., Steamboat Holdings, Inc. and their affiliates and successor entities on the other hand, involving the provision of financial or advisory services by AP Holdings, Inc., Steamboat Holdings, Inc. and their affiliates and successor entities; provided, that fees payable to AP Holdings, Inc., Steamboat Holdings, Inc. and their affiliates and successor entities do not exceed the usual and customary fees for similar services; and

  (8)
  the insurance arrangements between APCOA/Standard and its Subsidiaries and Holberg Industries, Inc., AP Holdings, Inc., Steamboat Holdings, Inc. and their affiliates that are not less favorable to APCOA/Standard or any of its Subsidiaries than those that are in effect on the date hereof, provided such arrangements are conducted in the ordinary course of business consistent with past practices.

Additional Subsidiary Guarantees

        If:

  (1)
  APCOA/Standard or any of its Restricted Subsidiaries transfers or causes to be transferred, including by way of investment, in one or more related or unrelated transactions, any assets, businesses, divisions, real property or equipment having an aggregate fair market value in excess of $1.0 million to any Restricted Subsidiary that is not a Subsidiary Guarantor or a Foreign Subsidiary;

  (2)
  APCOA/Standard or any of its Restricted Subsidiaries acquires another Restricted Subsidiary other than a Foreign Subsidiary having total assets with a fair market value, as determined in good faith by the Board of Directors, in excess of $1.0 million; or

  (3)
  if any Restricted Subsidiary other than a Foreign Subsidiary shall incur Acquired Debt in excess of $1.0 million,

then APCOA/Standard shall, at the time of such transfer, acquisition or incurrence cause such transferee, acquired Restricted Subsidiary or Restricted Subsidiary to become a Guarantor and execute a supplemental indenture and deliver an opinion of counsel reasonably satisfactory to the trustee within 10 Business Days of the date on which it was acquired or created. Notwithstanding the foregoing, APCOA/Standard and any of its Restricted Subsidiaries may make a Restricted Investment in any Wholly Owned Restricted Subsidiary without compliance with the covenant described above if such Restricted Investment is permitted by the covenant described under "—Restricted Payments."

Sale and Leaseback Transactions

        APCOA/Standard will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that APCOA/Standard may enter into a sale and leaseback transaction if:

  (1)
  APCOA/Standard could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under the Fixed Charge Coverage Ratio test in the first paragraph of the covenant described above under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock" and (b) incurred a Lien to secure such Indebtedness pursuant to the covenant described above under the caption "—Liens;"

  (2)
  the gross cash proceeds of that sale and leaseback transaction are at least equal to the fair market value, as determined in good faith by the Board of Directors and set forth in an officers' certificate delivered to the trustee, of the property that is the subject of that sale and leaseback transaction; and

  (3)
  the transfer of assets in that sale and leaseback transaction is permitted by, and APCOA/Standard applies the proceeds of such transaction in compliance with, the covenant described above under the caption "—Repurchase at the Option of Holders—Asset Sales."

Limitation on Issuances and Sales of Equity Interests in Wholly Owned Restricted Subsidiaries

        APCOA/Standard will not, and will not permit any of its Wholly Owned Restricted Subsidiaries to, transfer, convey, sell, lease or otherwise dispose of any Equity Interests in any Wholly Owned Subsidiary of APCOA/Standard to any Person (other than APCOA/Standard or a Wholly Owned Subsidiary of APCOA/Standard), unless:

  (1)
  such transfer, conveyance, sale, lease or other disposition is of all the Equity Interests in such Wholly Owned Restricted Subsidiary; and

  (2)
  the cash Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with the covenant described above under the caption "—Repurchase at the Option of Holders—Asset Sales."

        In addition, APCOA/Standard will not permit any Wholly Owned Restricted Subsidiary of APCOA/Standard to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to APCOA/Standard or a Wholly Owned Restricted Subsidiary of APCOA/Standard.

Limitations on Issuances of Guarantees of Indebtedness

        APCOA/Standard will not permit any of its Restricted Subsidiaries, directly or indirectly, to Guarantee or pledge any assets to secure the payment of any other Indebtedness of APCOA/Standard unless such Restricted Subsidiary (1) is a Guarantor or (2) simultaneously executes and delivers a supplemental indenture providing for the Guarantee of the payment of the notes by such Subsidiary, which Guarantee will be senior to or pari passu with such Subsidiary's Guarantee of or pledge to secure such other Indebtedness unless such other Indebtedness is Senior Debt, in which case the Guarantee of the notes may be subordinated to the Guarantee of such Senior Debt to the same extent as the notes are subordinated to such Senior Debt.

        Notwithstanding the preceding paragraph, any Subsidiary Guarantee of the notes will provide by its terms that it will be automatically and unconditionally released and discharged under the circumstances described above under the caption "—Subsidiary Guarantees." The form of the Subsidiary Guarantee will be attached as an exhibit to the indenture.

No Amendment to Subordination Provisions

        Without the consent of the Holders of at least 66 2/3% in aggregate principal amount of the notes then outstanding, APCOA/Standard will not amend, modify or alter the Subordinated Note Indenture in any way to:

  (1)
  increase the rate of or change the time for payment of interest on any Subordinated Notes;

  (2)
  increase the principal of, advance the final maturity date of or shorten the Weighted Average Life to Maturity of any Subordinated Notes;

  (3)
  alter the redemption provisions or the price or terms at which APCOA/Standard is required to offer to purchase any Subordinated Notes; or

  (4)
  amend the provisions of Article 10 of the Subordinated Note Indenture (which relate to subordination).

        Business Activities APCOA/Standard will not, and will not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to APCOA/Standard and its Restricted Subsidiaries taken as a whole.

Reports

        Whether or not required by the Commission, so long as any notes are outstanding, APCOA/Standard will furnish to the Holders of notes, within the time periods specified in the Commission's rules and regulations:

  (1)
  all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if APCOA/Standard were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by APCOA/Standard's certified independent accountants; and

  (2)
  all current reports that would be required to be filed with the Commission on Form 8-K if APCOA/Standard were required to file such reports.

        In addition, following the consummation of the exchange offer contemplated by the registration rights agreement, whether or not required by the Commission, APCOA/Standard will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, APCOA/Standard and the Subsidiary Guarantors have agreed that, for so long as any notes remain outstanding, they will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Limitation on Management Fees

        APCOA/Standard Parking will not, and will not permit any of its Restricted Subsidiaries to, pay management, advisory, consulting or similar fees to AP Holdings, Steamboat and their affiliates and successor entities, except that:

  (1)
  until March 10, 2004, for so long as the Credit Agreement is in effect, APCOA/Standard Parking and its Restricted Subsidiaries may pay management fees to AP Holdings, Steamboat and their affiliates and successor entities in an aggregate amount not to exceed 50% of APCOA/Standard Parking's "Excess Cash Flow", as such term is defined in the Credit Agreement; and

  (2)
  if the Credit Agreement is no longer in effect, and at all times after March 10, 2004, APCOA/Standard Parking and its Restricted Subsidiaries may pay management fees to AP Holdings, Steamboat and their affiliates and successor entities in an aggregate amount not to exceed 50% of the amount equal to (i) the sum of APCOA/Standard Parking's Consolidated Cash Flow and any payments paid in cash pursuant to this covenant to the extent that such payments were deducted in computing such Consolidated Cash Flow for the prior 12-month period, less (ii) the sum of interest payments paid in cash, capital expenditures paid in cash (other than with respect to acquisitions), payments of principal on joint ventures or other Indebtedness (excluding payments of principal on the Credit Agreement and the notes) paid in cash, payments on earnouts paid in cash and all accrued income tax paid or payable in cash for the same 12-month period by APCOA/Standard Parking and its Restricted Subsidiaries.

        Notwithstanding the foregoing, any such payments may not violate any other terms or provisions of the indenture or the notes and may not exceed $3.0 million in the aggregate in any 12-month period.

Events of Default and Remedies

        Each of the following is an Event of Default:

  (1)
  default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the notes;

  (2)
  default in payment when due of the principal of, or premium, if any, on the notes;

  (3)
  failure by APCOA/Standard or any of its Subsidiaries to comply with the provisions described under the captions "—Repurchase at the Option of Holders—Change of Control," "—Repurchase at the Option of Holders—Asset Sales" or "—Certain Covenants—Merger, Consolidation or Sale of Assets;"

  (4)
  failure by APCOA/Standard or any of its Subsidiaries for 30 days after notice from the trustee or at least 30% in principal amount of the notes then outstanding to comply with the provisions described under the captions "—Restricted Payments" or "—Incurrence of Indebtedness and Issuance of Preferred Stock;"

  (5)
  failure by APCOA/Standard for 60 days after notice from the trustee or at least 25% in principal amount of the notes then outstanding to comply with any of its other agreements in the indenture, the notes or the security agreement;

  (6)
  default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by APCOA/Standard or any of its Restricted Subsidiaries (or the payment of which is guaranteed by

    APCOA/Standard or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the indenture, if that default:

    (a)
    is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or

    (b)
    results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $15.0 million or more;

  (7)
  failure by APCOA/Standard or any of its Subsidiaries to pay final judgments aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

  (8)
  breach by APCOA/Standard of any material representation or warranty or agreement in the security agreement, the repudiation by APCOA/Standard of any of its obligations under the security agreement or the unenforceability of the security agreement against APCOA/Standard for any reason; and

  (9)
  certain events of bankruptcy or insolvency described in the indenture with respect to APCOA/Standard or any of its Subsidiaries.

        In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to APCOA/Standard, any Subsidiary that is a Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the Holders of at least 25% in principal amount of the then outstanding notes may declare all the notes to be due and payable immediately; provided, however, that if any Indebtedness or Obligation is outstanding pursuant to the Credit Facilities, upon a declaration of acceleration by the holders of the notes or the trustee, all principal and interest under the indenture shall be due and payable upon the earlier of (x) the day which five Business Days after the provision APCOA/Standard, the Credit Agent and the trustee of such written notice of acceleration or (y) the date of acceleration of any Indebtedness under the Credit Facilities; and provided, further, that in the event of an acceleration based upon an Event of Default set forth in clause (6) above, such declaration of acceleration shall be automatically annulled if the holders of Indebtedness which is the subject of such failure to pay at maturity or acceleration have rescinded their declaration of acceleration in respect of such Indebtedness or such failure to pay at maturity shall have been cured or waived within 30 days thereof and no other Event of Default has occurred during such 30 day period which has not been cured, paid or waived.

        Holders of the notes may not enforce the indenture or the notes except as provided in the indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from Holders of the notes notice of any continuing Default or Event of Default if it determines that withholding notes is in their interest, except a Default or Event of Default relating to the payment of principal or interest or Liquidated Damages.

        The Holders of a majority in aggregate principal amount of the notes then outstanding by notice to the trustee may on behalf of the Holders of all of the notes waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of interest or Liquidated Damages on, or the principal of, the notes.

        In the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by or on behalf of APCOA/Standard with the intention of avoiding payment of the premium that APCOA/Standard would have had to pay if APCOA/Standard then had elected to redeem the notes pursuant to the optional redemption provisions of the indenture, an equivalent premium will also become and be immediately due and payable to the extent permitted by law upon the acceleration of the notes. If an Event of Default occurs prior to January 1, 2002, by reason of any willful action (or inaction) taken (or not taken) by or on behalf of APCOA/Standard with the intention of avoiding the prohibition on redemption of the notes prior to January 1, 2002, then the premium specified in the indenture will also become immediately due and payable to the extent permitted by law upon the acceleration of the notes.

        APCOA/Standard is required to deliver to the trustee annually a statement regarding compliance with the indenture. Upon becoming aware of any Default or Event of Default, APCOA/Standard is required to deliver to the trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

        No director, officer, employee, incorporator or stockholder of APCOA/Standard or any Guarantor, as such, will have any liability for any obligations of APCOA/Standard or the Guarantors under the notes, the indenture, the Subsidiary Guarantees or the security agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

        APCOA/Standard may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding notes and all obligations of the Guarantors discharged with respect to their Subsidiary Guarantees ("Legal Defeasance") except for:

  (1)
  the rights of Holders of outstanding notes to receive payments in respect of the principal of, or interest or premium and Liquidated Damages, if any, on such notes when such payments are due from the trust referred to below;

  (2)
  APCOA/Standard's obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

  (3)
  the rights, powers, trusts, duties and immunities of the trustee, and APCOA/Standard's and the Guarantor's obligations in connection therewith; and

  (4)
  the Legal Defeasance provisions of the indenture.

        In addition, APCOA/Standard may, at its option and at any time, elect to have the obligations of APCOA/Standard and the Guarantors released with respect to certain covenants that are described in the indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "—Events of Default and Remedies" will no longer constitute an Event of Default with respect to the notes.

        In order to exercise either Legal Defeasance or Covenant Defeasance:

  (1)
  APCOA/Standard must irrevocably deposit with the trustee, in trust, for the benefit of the Holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium and Liquidated Damages, if any, on the outstanding notes on the stated maturity or on the applicable redemption date, as the case may be, and APCOA/Standard must specify whether the notes are being defeased to maturity or to a particular redemption date;

  (2)
  in the case of Legal Defeasance, APCOA/Standard has delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) APCOA/Standard has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the Holders of the outstanding notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

  (3)
  in the case of Covenant Defeasance, APCOA/Standard has delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the Holders of the outstanding notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

  (4)
  no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

  (5)
  such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the indenture) to which APCOA/Standard or any of its Subsidiaries is a party or by which APCOA/Standard or any of its Subsidiaries is bound;

  (6)
  APCOA/Standard must have delivered to the trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

  (7)
  APCOA/Standard must deliver to the trustee an officers' certificate stating that the deposit was not made by APCOA/Standard with the intent of preferring the Holders of notes over the other creditors of APCOA/Standard with the intent of defeating, hindering, delaying or defrauding creditors of APCOA/Standard or others; and

  (8)
  APCOA/Standard must deliver to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

        Except as provided in the next two succeeding paragraphs, the indenture or the notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing default or compliance with any provision of the indenture or the notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

        Without the consent of each Holder affected, an amendment or waiver may not (with respect to any notes held by a non-consenting Holder):

  (1)
  reduce the principal amount of notes whose Holders must consent to an amendment, supplement or waiver;

  (2)
  reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption of the notes (other than provisions relating to the covenants described above under the caption "—Repurchase at the Option of Holders");

  (3)
  reduce the rate of or change the time for payment of interest on any note;

  (4)
  waive a Default or Event of Default in the payment of principal of, or interest or premium, or Liquidated Damages, if any, on the notes (except a rescission of acceleration of the notes by the Holders of at least a majority in aggregate principal amount of the notes and a waiver of the payment default that resulted from such acceleration);

  (5)
  make any note payable in money other than that stated in the notes;

  (6)
  make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of Holders of notes to receive payments of principal of, or interest or premium or Liquidated Damages, if any, on the notes;

  (7)
  waive a redemption payment with respect to any note (other than a payment required by one of the covenants described above under the caption "—Repurchase at the Option of Holders"); or

  (8)
  make any change in the preceding amendment and waiver provisions.

        Notwithstanding the preceding, without the consent of any Holder of notes, APCOA/Standard, the Guarantors and the trustee may amend or supplement the indenture or the notes:

  (1)
  to cure any ambiguity, defect or inconsistency;

  (2)
  to provide for uncertificated notes in addition to or in place of certificated notes;

  (3)
  to provide for the assumption of APCOA/Standard's and the Guarantor's obligations to Holders of notes in the case of a merger or consolidation;

  (4)
  to make any change that would provide any additional rights or benefits to the Holders of notes or that does not adversely affect the legal rights under the indenture of any such Holder;

  (5)
  to comply with requirements of the Commission in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

  (6)
  to provide for the issuance of additional notes in accordance with the limitations set forth in the indenture; or

  (7)
  to allow any Subsidiary to Guarantee the notes.

Satisfaction and Discharge

        The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when:

  (1)
  either:

  (a)
  all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to APCOA/Standard, have been delivered to the trustee for cancellation; or

  (b)
  all notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and APCOA/Standard or any Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the notes not delivered to the trustee for cancellation for principal, premium and Liquidated Damages, if any, and accrued interest to the date of maturity or redemption;

  (2)
  no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which APCOA/Standard or any Guarantor is a party or by which APCOA/Standard or any Guarantor is bound;

  (3)
  APCOA/Standard or any Guarantor has paid or caused to be paid all sums payable by it under the indenture; and

  (4)
  APCOA/Standard has delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the notes at maturity or the redemption date, as the case may be. In addition, APCOA/Standard must deliver an officers' certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

        If the trustee becomes a creditor of APCOA/Standard or any Guarantor, the indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

        The Holders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any Holder of notes, unless such Holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Additional Information

        Anyone who receives this prospectus may obtain a copy of the indenture and registration rights agreement without charge by writing to APCOA/Standard, Inc., 900 North Michigan Avenue, Suite 1600, Chicago, Illinois 60611, Attention: General Counsel.

Certain Definitions

        Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

        "Acquired Debt" means, with respect to any specified Person:

  (1)
  Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

  (2)
  Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

        "Asset Sale" means:

  (1)
  the sale, lease, conveyance or other disposition of any assets or rights, including, without limitation, by way of a sale and leaseback, other than sales of inventory in the ordinary course of business consistent with past practices; provided, that the sale, conveyance or other disposition of all or substantially all of the assets of APCOA/Standard and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under the caption "—Repurchase at the Option of Holders-Change of Control" and/or the provisions described above under the caption "—Certain Covenants-Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant; and

  (2)
  the issuance or sale of Equity Interests by any of APCOA/Standard's Restricted Subsidiaries.

        Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

  (1)
  any single transaction or series of related transactions that involves assets having a fair market value, or for net proceeds, of less than $3.0 million;

  (2)
  a transfer of assets between or among APCOA/Standard and its Wholly Owned Restricted Subsidiaries,

  (3)
  an issuance of Equity Interests by a Restricted Subsidiary to APCOA/Standard, AP Holdings or to another Wholly Owned Subsidiary; and

  (4)
  a Restricted Payment or Permitted Investment that is permitted by the covenant described above under the caption "—Certain Covenants—Restricted Payments."

        "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

        "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

        "Board of Directors" means:

  (1)
  with respect to a corporation, the board of directors of the corporation;

  (2)
  with respect to a partnership, the Board of Directors of the general partner of the partnership; and

  (3)
  with respect to any other Person, the board or committee of such Person serving a similar function.

        "Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

        "Capital Stock" means:

  (1)
  in the case of a corporation, corporate stock;

  (2)
  in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

  (3)
  in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

  (4)
  any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

        "Cash Equivalents" means:

  (1)
  United States dollars;

  (2)
  securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided, that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than six months from the date of acquisition;

  (3)
  certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any lender party to the Credit Facility or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of "B" or better;

  (4)
  repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

  (5)
  commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Rating Services and in each case maturing within six months after the date of acquisition; and

  (6)
  money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

        "Change of Control" means the occurrence of any of the following:

  (1)
  the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of AP Holdings, Inc. and its Subsidiaries or of APCOA/Standard and its Subsidiaries, in each case, taken as a whole to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act) other than Principals or their Related Parties and Permitted Holders;

  (2)
  the adoption of a plan relating to the liquidation or dissolution of AP Holdings, Inc. or APCOA/Standard;

  (3)
  the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Principals and their Related Parties and Permitted Holders, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of AP Holdings, Inc. or APCOA/Standard, measured by voting power rather than number of shares;

  (4)
  the first day on which a majority of the members of the Board of Directors of APCOA/Standard are not Continuing Directors; or

  (5)
  AP Holdings, Inc. or APCOA/Standard consolidates with, or merges with or into, any Person, or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, AP Holdings or APCOA/Standard, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of AP Holdings or APCOA/Standard is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of AP Holdings, Inc. or APCOA/Standard outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance).

        "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:

  (1)
  an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

  (2)
  provision for taxes based on income or profits of such Person and its Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

  (3)
  consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

  (4)
  depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; plus

  (5)
  in connection with any acquisition by APCOA/Standard or a Restricted Subsidiary, projected quantifiable improvements in operating results (on an annualized basis) due to cost reductions calculated in good faith by APCOA/Standard or one of its Restricted Subsidiaries, as evidenced by (A) in the case of cost reductions of less than $10.0 million, an Officers' Certificate delivered to the trustee and (B) in the case of cost reductions of $10.0 million or more, a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the trustee; minus

  (6)
  non-cash items increasing such Consolidated Net Income for such period, in each case, on a consolidated basis and determined in accordance with GAAP.

        Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Subsidiary of the referent Person will be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to APCOA/Standard by such Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

        "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, that:

  (1)
  the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Wholly Owned Restricted Subsidiary of the Person;

  (2)
  the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders;

  (3)
  the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition will be excluded;

  (4)
  the cumulative effect of a change in accounting principles will be excluded; and
  (5)
  the Net Income of any Unrestricted Subsidiary will be excluded, whether or not distributed to APCOA/Standard or one of its Restricted Subsidiaries for purposes of the covenant described under the covenant described under "—Incurrence of Indebtedness and Issuance of Preferred Stock."

        "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of APCOA/Standard who:

  (1)
  was a member of such Board of Directors on the date of the indenture; or
  (2)
  was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

        "Credit Agent" means the LaSalle Bank National Association, in its capacity as Administrative Agent for the lenders party to the Credit Agreement or any successor thereto or any person otherwise appointed.

        "Credit Agreement" means that certain Credit Agreement, dated as of the date of the indenture, by and among APCOA/Standard and LaSalle Bank National Association as Agent, LaSalle Bank National Association and Bank One, N.A., providing for up to $40.0 of borrowings consisting of a revolving credit facility and a term loan facility together with all related agreements, instruments and documents executed or delivered pursuant thereto at any time (including, without limitation, all mortgages, guarantees, security agreements and all other collateral and security documents), in each case as such agreements, instruments and documents may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreements adding Subsidiaries as additional borrowers or guarantors thereunder or extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder; provided, that such increase in borrowings is within the definition of Permitted Indebtedness or is otherwise permitted under the covenant described "—Incurrence of Indebtedness and Issuance of Preferred Stock") all or any portion of the Indebtedness and other Obligations under such agreement or agreements or any successor or replacement agreement or agreements, and whether by the same or any other agent, lender or group of lenders.

        "Credit Facilities" means, one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

        "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

        "Designated Senior Debt" means:

  (1)
  any Indebtedness outstanding under the Credit Agreement; and
  (2)
  any other Senior Debt permitted under the indenture, the principal amount of which is $25.0 million or more and that has been designated by APCOA/Standard as Designated Senior Debt.

        "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require APCOA/Standard to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that APCOA/Standard may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "—Certain Covenants—Restricted Payments."

        "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

        "Existing Indebtedness" means Indebtedness of APCOA/Standard and its Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the date of the indenture, until such amounts are repaid.

        "Fixed Charges" means, with respect to any specified Person for any period, the sum, without duplication, of:

  (1)
  the consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued, including, without limitation, original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations; plus
  (2)
  the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus
  (3)
  to the extent paid by such Person, any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus
  (4)
  the product of (a) all dividends payments and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of APCOA/Standard, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

        "Fixed Charge Coverage Ratio" means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases or redeems any Indebtedness (other than revolving credit borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.

        In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

  (1)
  acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period will be calculated on a pro forma basis, but without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income;

  (2)
  the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded; and
  (3)
  the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date.

        "Foreign Subsidiary" means any Subsidiary organized and existing under the laws of a jurisdiction other than those of any state or commonwealth in the United States of America.

        "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of the indenture.

        "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

        "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, letters of credit and reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

        "Guarantors" means each subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of the indenture, and their respective successors and assigns.

        "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:

  (1)
  interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and
  (2)
  other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency rates.

        "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

  (1)
  in respect of borrowed money;
  (2)
  evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);
  (3)
  in respect of banker's acceptances;
  (4)
  representing Capital Lease Obligations;
  (5)
  representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or
  (6)
  representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any indebtedness of any other Person.

        Notwithstanding anything to the contrary, any put right, right of redemption or right of repurchase will, in any such case, for the purposes of this definition, not be treated as Indebtedness, no matter what the accounting treatment of said transaction may be. In addition, notwithstanding anything to the contrary, the carrying value (as determined in accordance with FASB 15) of any Indebtedness that has been redeemed shall not be deemed Indebtedness for purposes of this definition.

        The amount of any Indebtedness outstanding as of any date will be:

  (1)
  the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount; and
  (2)
  the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.

        "Insolvency or Liquidation Proceedings" means (i) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding, relative to APCOA/Standard or to the creditors of APCOA/Standard, as such, or to the assets of APCOA/Standard, or (ii) any liquidation, dissolution, reorganization or winding up of APCOA/Standard, whether voluntary or involuntary and involving insolvency or bankruptcy, or (iii) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of APCOA/Standard.

        "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If APCOA/Standard or any Restricted Subsidiary of APCOA/Standard sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of APCOA/Standard such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of APCOA/Standard, APCOA/Standard will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "—Certain Covenants-Restricted Payments." The acquisition by APCOA/Standard or any Subsidiary of APCOA/Standard of a Person that holds an Investment in a third Person will be deemed to be an Investment by APCOA/Standard or such Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption "—Certain Covenants—Restricted Payments."

        "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

        "Net Income" means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

  (1)
  any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with: (a) any Asset Sale, including, without limitation, dispositions pursuant to sale and leaseback transactions; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and
  (2)
  any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

        "Net Proceeds" means the aggregate cash proceeds received by APCOA/Standard or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

        "Non-Recourse Debt" means Indebtedness:

  (1)
  as to which neither APCOA/Standard nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise), or (c) constitutes the lender;
  (2)
  no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness (other than the notes being offered hereby) of APCOA/Standard or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and
  (3)
  as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of APCOA/Standard or any of its Restricted Subsidiaries.

        "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness, and in all cases whether now outstanding or hereafter created, assumed or incurred and including, without limitation, interest accruing subsequent to the filing of a petition in bankruptcy at the rate provided in the relevant document, whether or not an allowed claim, and any obligation to redeem or defease any of the foregoing.

        "Permitted Business" means any of the businesses and any other businesses related to the businesses engaged in by APCOA/Standard and its respective Restricted Subsidiaries on the date of the Indenture.

        "Permitted Holders" means the holders of APCOA/Standard's 18% Senior Convertible Redeemable Preferred Stock due 2008.

        "Permitted Investments" means:

  (1)
  any Investment in APCOA/Standard or in a Wholly Owned Restricted Subsidiary of APCOA/Standard that is engaged in a Permitted Business;
  (2)
  any Investment in Cash Equivalents;

  (3)
  any Investment by APCOA/Standard or any Restricted Subsidiary of APCOA/Standard in a Person, if as a result of such Investment:
  (a)
  such Person becomes a Wholly Owned Restricted Subsidiary of APCOA/Standard that is engaged in a Permitted Business; or
  (b)
  such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, APCOA/Standard or a Wholly Owned Restricted Subsidiary of APCOA/Standard that is engaged in a Permitted Business;
  (4)
  any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "—Repurchase at the Option of Holders—Asset Sales";
  (5)
  any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of APCOA/Standard;
  (6)
  loans and advances made after the date of the indenture to Steamboat Holdings, Inc. or any successor thereto not to exceed $10.0 million at any time outstanding;
  (7)
  make and permit to remain outstanding travel and other like advances in the ordinary course of business consistent with past practices to officers, employees and consultants of APCOA/Standard or a Subsidiary of APCOA/Standard;
  (8)
  other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (8) that are at the time not to exceed $10 million; and
  (9)
  loans and advances made after the date of the indenture to AP Holdings, Inc., not to exceed $9.0 million at any time outstanding.

        "Permitted Liens" means:

  (1)
  Liens on assets of APCOA/Standard and any Guarantor securing Indebtedness and other Obligations under Credit Facilities that were permitted by the terms of the indenture to be incurred;
  (2)
  Liens in favor of APCOA/Standard;
  (3)
  Liens on property of a Person existing at the time such Person is merged with or into or consolidated with APCOA/Standard or any Restricted Subsidiary of APCOA/Standard; provided, that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with APCOA/Standard or the Subsidiary;
  (4)
  Liens on property existing at the time of acquisition of the property by APCOA/Standard or any Restricted Subsidiary of APCOA/Standard; provided, that such Liens were in existence prior to the contemplation of such acquisition;
  (5)
  Liens to secure the performance of bids, tenders, contracts, statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;
  (6)
  Liens existing on the date of the indenture;
  (7)
  Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided, that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

  (8)
  Liens incurred in the ordinary course of business of APCOA/Standard or any Restricted Subsidiary of APCOA/Standard with respect to obligations that do not exceed $5.0 million at any one time outstanding; and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by APCOA/Standard or such Restricted Subsidiary;
  (9)
  Liens on assets of Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries;
  (10)
  Liens on the daily revenues in favor of Persons other than APCOA/Standard and its Restricted Subsidiaries who are parties to parking facility agreements for the amounts due to them pursuant thereto;
  (11)
  Liens arising by applicable law in respect of employees' wages, salaries or commissions not overdue;
  (12)
  Liens arising out of judgments or awards not in excess of $5.0 million with respect to which APCOA/Standard or its Subsidiary with respect to which APCOA/Standard or such Subsidiaries are prosecuting an appeal or a proceeding or review and the enforcement of such lien is stayed pending such appeal or review; and
  (13)
  Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of the second paragraph of the covenant entitled "—Certain Covenants-Incurrence of Indebtedness and Issuance of Preferred Stock" covering only the assets acquired with such Indebtedness.

        "Permitted Refinancing Indebtedness" means any Indebtedness of APCOA/Standard or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of APCOA/Standard or any of its Restricted Subsidiaries; provided that:

  (1)
  the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all reasonable expenses incurred in connection therewith);
  (2)
  such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;
  (3)
  if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the notes on terms at least as favorable to the Holders of notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and
  (4)
  such Indebtedness is incurred either by APCOA/Standard or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

        "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

        "Principals" means Steamboat Holdings, Inc., John V. Holten or, in the case of APCOA/Standard, AP Holdings, Inc.

        "Receivables" means, with respect to any Person or entity, all of the following property and interests in property of such Person or entity, whether now existing or existing in the future or hereafter acquired or arising:

  (1)
  accounts;
  (2)
  accounts receivable incurred in the ordinary course of business, including without limitation, all rights to payment created by or arising from sales of goods, leases of goods or the rendition of services no matter how evidenced, whether or not earned by performance;
  (3)
  all rights to any goods or merchandise represented by any of the foregoing after creation of the foregoing, including, without limitation, returned or repossessed goods;
  (4)
  all reserves and credit balances with respect to any such accounts receivable or account debtors;
  (5)
  all letters of credit, security, or guarantees for any of the foregoing,
  (6)
  all insurance policies or reports relating to any of the foregoing;
  (7)
  all collection or deposit accounts relating to any of the foregoing;
  (8)
  all proceeds of the foregoing; and
  (9)
  all books and records relating to any of the foregoing.

        "Related Party" means:

  (1)
  any controlling stockholder, 80% (or more) owned Subsidiary, or spouse or immediate family member (in the case of an individual) of any Principal; or
  (2)
  any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of any one or more Principals and/or such other Persons referred to in the immediately preceding clause (1).

        "Reorganization Securities" means securities distributed to the Holders of the Notes in an Insolvency or Liquidation Proceeding pursuant to a plan of reorganization consented to by each class of the Senior Debt, but only if all of the terms and conditions of such securities (including, without limitation, term, tenor, interest, amortization, subordination, standstills, covenants and defaults), are at least as favorable (and provide the same relative benefits) to the holders of Senior Debt and to the holders of any security distributed in such Insolvency or Liquidation Proceeding on account of any such Senior Debt as the terms and conditions of the Notes and the Indenture are, and provide to the holders of Senior Debt.

        "Representative" means the trustee, agent or representative for any Senior Debt.

        "Restricted Investment" means an Investment other than a Permitted Investment.

        "Restricted Subsidiary" means any Subsidiary that is not an Unrestricted Subsidiary.

        "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

        "Senior Debt" means:

  (1)
  all Indebtedness outstanding under the Credit Agreement, including any Guarantees thereof and all Hedging Obligations with respect thereto;
  (2)
  any other Indebtedness permitted to be incurred by APCOA/Standard or its Restricted Subsidiaries under the terms of the indenture, unless the instrument under which such

    Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the notes; and

  (3)
  all Obligations with respect to the foregoing.

        Notwithstanding anything to the contrary in the foregoing, Senior Debt will not include:

    (a)
    any liability for federal, state, local or other taxes owed or owing by APCOA/Standard;
    (b)
    any Indebtedness of APCOA/Standard to any of its Subsidiaries or other Affiliates;
    (c)
    any trade payables; or
    (d)
    any Indebtedness that is incurred in violation of the indenture.

        "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

        "Subordinated Notes" means notes issued under the Subordinated Note Indenture.

        "Subordinated Note Indenture" means that certain Indenture dated as of March 30, 1998, by and among APCOA/Standard, the guarantors named therein and State Street Bank and Trust Company, as such agreement is in effect on the date of the indenture.

        "Subsidiary" means, with respect to any specified Person:

  (1)
  any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and
  (2)
  any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

        "Unrestricted Subsidiary" means any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution; but only to the extent that such Subsidiary:

  (1)
  has no Indebtedness other than Non-Recourse Debt;
  (2)
  is not party to any agreement, contract, arrangement or understanding with APCOA/Standard or any Restricted Subsidiary of APCOA/Standard unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to APCOA/Standard or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of APCOA/Standard;
  (3)
  is a Person with respect to which neither APCOA/Standard nor any of its Restricted Subsidiaries has any direct or indirect obligation (i) to subscribe for additional Equity Interests or (ii) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and
  (4)
  has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of APCOA/Standard or any of its Restricted Subsidiaries. Any such designation by the Board of Directors shall be evidenced to the trustee by filing with the trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by the covenant described above under the caption "—Certain Covenants—

    Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of APCOA/Standard as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock," APCOA/Standard shall be in default of such covenant). The Board of Directors of APCOA/Standard may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of APCOA/Standard of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under the covenant described under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock," and (ii) no Default or Event of Default would be in existence following such designation.

        "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

  (1)
  the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by
  (2)
  the then outstanding principal amount of such Indebtedness.

        "Wholly Owned Subsidiary" of any specified Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) will at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person and one or more Wholly Owned Subsidiaries of such Person.

BOOK-ENTRY, DELIVERY AND FORM

        The unregistered notes were offered and sold in the United States or to U.S. persons in connection with the exchange offer of notes solely to qualified institutional buyers as defined in Rule 144A of the Securities Act, institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and in offshore transactions in reliance on Regulation S. Except as set forth below, notes will be issued in registered, global form in denominations of $100 principal amount and integral multiples of $100; provided, however, to the extent that the amount of notes to be issued to tendering holders of unregistered notes is greater than $1,000 in principal amount, registered notes shall be issued in multiples of $1,000 and integral multiples of $1,000, with the remaining principal amount issued in denominations of $100 principal amount and integral multiples of $100.

The Global Notes

        Except as described below, we initially issued the unregistered notes and we will initially issue the registered notes in the form of one or more permanent global certificates in definitive, fully registered form. Upon the closing of the exchange offer, these global notes will be deposited with, or on behalf of, the Depository Trust Company, or "DTC," and registered in the name of Cede & Co., as nominee of DTC, or will remain in the custody of the trustee pursuant to the FAST Balance Certificate Agreement between DTC and the trustee. All interests in global notes, including those held through Euroclear Bank SA/N.V., as operator of the Euroclear System, or Clearstream Banking, societe anonyme may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of these systems.

        Except as set forth below, the global notes may be transferred, in whole and not in part, solely to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described below. You may hold your beneficial interests in the global notes directly through DTC if you have an account with DTC or indirectly through organizations that have an account with DTC.

        Any beneficial interest in one of the global notes that is transferred to a person who takes delivery in the form of an interest in another global note will, upon transfer, cease to be an interest in this global note and become an interest in the other global note and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other global note for as long as it remains such an interest.

Certain Book-Entry Procedures for the Global Notes

        The descriptions of the operations and procedures of DTC, Euroclear and Clearstream set forth below are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to change by them from time to time. Neither we nor the initial purchasers of the unregistered notes take any responsibility for these operations or procedures, and investors are urged to contact the relevant system or its participants directly to discuss these matters.

        DTC has advised us that it is

  •
  a limited purpose trust company organized under the laws of the State of New York,

  •
  a "banking organization" within the meaning of the New York Banking Law,

  •
  a member of the Federal Reserve System,

  •
  a "clearing corporation" within the meaning of the Uniform Commercial Code, as amended, and

  •
  a "clearing agency" registered pursuant to Section 17A of the Exchange Act.

        DTC was created to hold securities for its participants and facilitates the clearance and settlement of securities transactions between participants through electronic book-entry changes to the accounts of its participants, thereby eliminating the need for physical transfer and delivery of certificates. DTC's participants include securities brokers and dealers, including the initial purchasers of the unregistered notes; banks and trust companies; clearing corporations and some other organizations. Indirect access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a participant, either directly or indirectly. Investors who are not participants may beneficially own securities held by or on behalf of DTC only through participants or Indirect Participants.

        We expect that pursuant to procedures established by DTC,

  •
  upon deposit of the global securities, DTC will credit the accounts of participants with an interest in the global notes, and

  •
  ownership of the notes will be shown on, and the transfer of ownership of the will be effected only through, records maintained by DTC, with respect to the interests of participants and the records of participants and the indirect participants, with respect to the interests of persons other than participants in DTC.

        The laws of some jurisdictions may require that some purchasers of securities take physical delivery of the securities in definitive form. Accordingly, the ability to transfer interests in the notes represented by a global note to these persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in notes represented by a global note to pledge or transfer that interest to persons or entities that do not participate in DTC's system, or to otherwise take actions in respect of that interest, may be affected by the lack of a physical definitive security in respect of such interest.

        So long as DTC or its nominee is the registered owner of the global notes, DTC or the nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by the global notes for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a global note

  •
  will not be entitled to have notes represented by the global note registered in their names,

  •
  will not receive or be entitled to receive physical delivery of certificated notes, and

  •
  will not be considered the owners or holders of the notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture.

        Accordingly, each holder owning a beneficial interest in a global note must rely on the procedures of DTC and, if the holder is not a participant or an indirect participant in DTC, on the procedures of the participant through which the holder owns its interest, to exercise any rights of a holder of Notes under the indenture or the global note. We understand that under existing industry practice, if we request any action of holders of notes, or a holder that is an owner of a beneficial interest in a global note desires to take any action that DTC, as the holder of the global note, is entitled to take, then DTC would authorize its participants to take the action and the participants would authorize holders owning through participants to take the action or would otherwise act upon the instruction of these holders. Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of notes by DTC, or for maintaining, supervising or reviewing any records of DTC relating to the notes.

        Payments with respect to the principal of, and premium, if any, liquidated damages, if any, and interest on, any notes represented by a global note registered in the name of DTC or its nominee on the applicable record date will be payable by the trustee to or at the direction of DTC or its nominee in its capacity as the registered holder of the global note representing those notes under the indenture governing the notes. Under the terms of the indenture, we and the trustee may treat the persons in whose names the notes, including the global notes, are registered as the owners of these notes for the purpose of receiving payment thereon and for any and all other purposes whatsoever. Accordingly, neither we nor the trustee has or will have any responsibility or liability for the payment of the amounts to owners of beneficial interests in a global note, including principal, premium, if any, liquidated damages, if any, and interest. Payments by the participants and the indirect participants to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of the participants or the indirect participants and DTC.

        Transfers between participants in DTC will be effected in accordance with DTC's procedures and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.

        Subject to compliance with the transfer restrictions applicable to the notes, cross-market transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, these cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in the system in accordance with the rules and procedures and within the established deadlines, Brussels time, of the system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream.

        Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a participant in DTC will be credited, and this crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day, which must be a business day for Euroclear and Clearstream, immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interest in a global security by or through a Euroclear or Clearstream participant to a participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC's settlement date.

        Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the global notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform these procedures, and these procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

        A global note is exchangeable for definitive notes in registered certificated form ("Certificated Notes") if:

  (1)
  DTC (a) notifies APCOA/Standard that it is unwilling or unable to continue as depositary for the Global Notes and APCOA/Standard fails to appoint a successor depositary or (b) has ceased to be a clearing agency registered under the Exchange Act;

  (2)
  APCOA/Standard, at its option, notifies the trustee in writing that it elects to cause the issuance of the Certificated Notes; or

  (3)
  there has occurred and is continuing a Default or Event of Default with respect to the notes.

        In addition, beneficial interests in a global note may be exchanged for certificated notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the indenture. In all cases, certificated notes delivered in exchange for any global note or beneficial interests in global notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures) and will bear the applicable restrictive legend referred to in "Notice to Investors," unless that legend is not required by applicable law.

Exchange of Certificated Notes for Global Notes

        Certificated Notes may not be exchanged for beneficial interests in any global note unless the transferor first delivers to the trustee a written certificate, in the form provided in the indenture, stating that the transfer will comply with the appropriate transfer restrictions applicable to such notes.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following is a description of the material U.S. federal income tax considerations relating to the exchange of unregistered notes for registered notes pursuant to the exchange offer. This description deals only with registered notes held as capital assets (as defined in the U.S. Internal Revenue Code of 1986, as amended (the "Code")) by initial holders that acquire the registered notes pursuant to the exchange offer. This description does not purport to be a complete analysis of all potential tax considerations that may be relevant to such holders. This description does not address the tax considerations applicable to holders that may be subject to special tax rules, such as:

  •
  insurance companies;

  •
  tax-exempt organizations;

  •
  financial institutions;

  •
  brokers and dealers or traders in securities or currencies;

  •
  banks;

  •
  former U.S. citizens and long-term residents;

  •
  real estate investment trusts;

  •
  regulated investment companies;

  •
  grantor trusts;

  •
  persons subject to the alternative minimum tax;

  •
  persons holding unregistered notes or registered notes as part of a "straddle," "hedge," "conversion transaction" or "integrated transaction" for U.S. federal income tax purposes; and

  •
  persons that have a functional currency for U.S. federal income tax purposes other than the U.S. dollar.

This description also does not address U.S. federal estate and gift tax consequences or the tax consequences under the laws of any state, locality or non-U.S. jurisdiction. Holders should consult their tax advisors with regard to the application of the U.S. federal income tax laws to their particular situation. This description is based on the Code, existing and proposed U.S. Treasury Regulations promulgated thereunder, current administrative rulings and court decisions, in each case, in effect and available as of the date hereof. All of the foregoing are subject to change, and any such change could be retroactive and could affect the continuing validity of this description. These income tax laws and regulations are also subject to various interpretations, and the Internal Revenue Service or the United States courts could later disagree with the explanations or conclusions set out below.

        As used in this description, "U.S. Holder" means a beneficial owner of unregistered notes or registered notes, as the case may be, who, for U.S. federal income tax purposes, is:

  •
  a citizen or resident of the United States;

  •
  a corporation or partnership created or organized in or under the laws of the United States or any political subdivision of the U.S., including the District of Columbia;

  •
  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust if: (1) such trust validly has elected to be treated as a United States person for U.S. federal income tax purposes or (2) (A) a United States court is able to exercise primary supervision over the administration of the trust and (B) one or more United States persons have the authority to control all substantial decisions of the trust.

        If a partnership, or any other entity treated as a partnership for U.S. federal income tax purposes, holds the unregistered notes or registered notes, the tax treatment of a partner in such partnership will generally depend on the status of the partner and the activities of the partnership. Such partner should consult its tax advisor as to its tax consequences.

Exchange Offer

        If you are a U.S. Holder, the exchange of unregistered notes by you for registered notes pursuant to the exchange offer will not constitute a taxable exchange for U.S. federal income tax purposes. If you are a U.S. Holder, you will not recognize gain or loss upon the receipt of registered notes pursuant to the exchange offer and will be required to treat the registered notes, any payments thereon, and any accrued original issue discount thereon (as defined in the Code) for U.S. federal income tax purposes as if the exchange offer had not occurred. If you are a U.S. Holder, your holding period for registered notes will include the holding period for the unregistered notes exchanged pursuant to the exchange offer and your adjusted basis in registered notes will be the same as your adjusted basis in such unregistered notes.

        The above description is not intended to constitute a complete analysis of all tax consequences relating to the acquisition, ownership, and disposition of the registered notes. You should consult with your own tax advisor regarding the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences that may arise under the laws of any state, local, or other taxing jurisdiction.

PLAN OF DISTRIBUTION

        We are not using any underwriters for this exchange offer. We are also bearing the expenses of the exchange.

        Each broker-dealer that receives registered notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such registered notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of registered notes received in exchange for unregistered notes where such unregistered notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until                        , 2002, all dealers effecting transactions in the registered notes may be required to deliver a prospectus.

        We will not receive any proceeds form any sale of registered notes by broker-dealers. Registered notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the registered notes or a combination of such methods of resale, at market prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such registered notes. Any broker-dealer that resells registered notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such registered notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of registered notes and any commission or concession received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        For a period of 180 days after the expiration date, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests these documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer, (including the expenses of one counsel for the holders of the notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

        Certain matters with respect to the notes will be passed upon for us by White & Case LLP, New York, New York.

EXPERTS

        The consolidated financial statements of APCOA/Standard Parking, Inc. as of December 31, 2001 and 2000, and for each of the three years in the period ended December 31, 2001, included in this prospectus, have been audited by Ernst & Young LLP, independent auditors, as stated in their reports appearing herein.

REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

Board of Directors
APCOA/Standard Parking, Inc.

        We have audited the accompanying consolidated balance sheets of APCOA/Standard Parking, Inc. (the "Company") as of December 31, 2001 and 2000, and the related consolidated statements of operations, stockholders' deficit and cash flows for each of the three years in the period ended December 31, 2001. Our audits also included the financial statement schedule listed in the Index at Item 14(a). These financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amount and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company at December 31, 2001 and 2000, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                      ERNST & YOUNG LLP

Chicago, Illinois
March 22, 2002

APCOA/STANDARD PARKING, INC.

CONSOLIDATED BALANCE SHEETS

(In Thousands, Except for Share Data)

	December 31
	2001	2000
ASSETS
Current assets:
Cash and cash equivalents	$7,602	$3,539
Notes and accounts receivable, less allowances of $1,288 and $2,056 in 2001 and 2000, respectively	40,276	46,826
Prepaid expenses and supplies	1,194	1,775

Total current assets	49,072	52,140
Leaseholds and equipment:
Equipment	15,526	15,741
Leasehold improvements	19,815	25,880
Leaseholds	39,006	41,568
Construction in progress	1,676	2,027

	76,023	85,216
Less accumulated depreciation and amortization	57,440	56,724

	18,583	28,492
Other assets:
Advances and deposits	1,196	2,075
Cost in excess of net assets acquired, less accumulated amortization of $14,529 and $11,270 in 2001 and 2000, respectively	115,332	113,293
Intangible and other assets, less accumulated amortization of $5,693 and $4,807 and in 2001 and 2000, respectively	8,051	12,341

	124,579	127,709

Total assets	$192,234	$208,341

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$34,620	$35,079
Accrued rent	4,012	5,070
Compensation and payroll withholdings	6,293	5,649
Property, payroll and other taxes	2,025	3,998
Accrued insurance and expenses	8,667	9,885
Accrued other special charges	12,057	2,994
Current portion of long-term borrowings	1,554	1,406

Total current liabilities	69,228	64,081
Long-term borrowings, excluding current portion:
Obligations under credit agreements	168,600	166,950
Other	5,103	6,640

	173,703	173,590
Other long-term liabilities	12,658	10,121
Redeemable preferred stock	61,330	54,976
Common stock subject to put/call rights; 5.01 shares issued and outstanding	8,500	6,304
Common stockholders' deficit:
Common stock, par value $1.00 per share, 1,000 shares authorized; 26.3 shares issued and outstanding	1	1
Additional paid-in capital	11,422	11,422
Advances to and deposits with affiliates, net	—	(11,979)
Accumulated other comprehensive (loss) income	(803)	(374)
Accumulated deficit	(143,805)	(99,801)

Total common stockholders' deficit	(133,185)	(100,731)

Total liabilities and stockholders' deficit	$192,234	$208,341

See Notes to Consolidated Financial Statements.

APCOA/STANDARD PARKING, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands)

	Years Ended December 31
	2001	2000	1999
Gross customer collections	$1,505,645	$1,545,690	$1,369,319

Parking services revenue:
Lease contracts	$156,411	$181,828	$196,441
Management contracts	87,403	70,654	51,458

	243,814	252,482	247,899
Costs and expenses:
Cost of parking services:
Lease contracts	142,555	159,702	172,217
Management contracts	44,272	32,643	20,877

	186,827	192,345	193,094
General and administrative	29,979	36,121	32,453
Other special charges	15,869	4,636	5,577
Depreciation and amortization	15,501	12,635	9,343

Total costs and expenses	248,176	245,737	240,467

Operating (loss) income	(4,362)	6,745	7,432
Other expenses (income):
Interest expense	18,403	18,311	16,743
Interest income	(804)	(929)	(1,059)

	17,599	17,382	15,684

Bad debt provision related to non-operating receivable	12,878	—	—
Loss before minority interest and income taxes	(34,839)	(10,637)	(8,252)
Minority interest expense	209	341	468
Income tax expense	406	503	752

Net loss	(35,454)	(11,481)	(9,472)
Preferred stock dividends	(6,354)	(5,696)	(5,106)
Increase in fair value of common stock subject to put/call	(2,196)	(1,715)	—

Net loss attributable to common stockholders	$(44,004)	$(18,892)	$(14,578)

See Notes to Consolidated Financial Statements.

APCOA/STANDARD PARKING, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT

(In Thousands, Except for Share Data)

	Common Stock
					Accumulated Other Comprehensive Income
	Number of Shares	Par Value	Additional Paid-In Capital	Advances to And Deposits With Affiliates		Accumulated Deficit	Total
Balance (deficit) at January 1, 1999	26.3	$1	$11,422	$—	$—	$(66,331)	$(54,908)
Net loss						(9,472)	(9,472)
Cumulative translation adjustment					428		428

Comprehensive loss							(9,044)

Preferred stock dividends						(5,106)	(5,106)
Advances to and deposits with affiliates			—	(10,553)	—	—	(10,553)

Balance (deficit) at December 31, 1999	26.3	1	11,422	(10,553)	428	(80,909)	(79,611)
Net loss						(11,481)	(11,481)
Cumulative translation adjustment					(802)		(802)

Comprehensive loss							(12,283)

Preferred stock dividends						(5,696)	(5,696)
Increase in fair value of common stock subject to put/call						(1,715)	(1,715)
Advances to and deposits with affiliates			—	(1,426)			(1,426)

Balance (deficit) at December 31, 2000	26.3	1	11,422	(11,979)	(374)	(99,801)	(100,731)
Net loss						(35,454)	(35,454)
Cumulative translation adjustment					(429)		(429)

Comprehensive loss							(35,883)
Preferred stock dividends						(6,354)	(6,354)
Increase in fair value of common stock subject to put/call						(2,196)	(2,196)
Advances to and deposits with affiliates				11,979			11,979

Balance (deficit) at December 31, 2001	26.3	$1	$11,422	$—	$(803)	$(143,805)	$(133,185)

See Notes to Consolidated Financial Statements.

APCOA/STANDARD PARKING, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

	Year Ended December 31
	2001	2000	1999
Operating activities
Net loss	$(35,454)	$(11,481)	$(9,472)
Adjustments to reconcile net loss to net cash provided by (used in) operations:
Depreciation and amortization	15,501	12,635	9,343
Provision related to non-operating receivable	12,878	—	—
Changes in operating assets and liabilities, net of acquisitions:
Notes and accounts receivable	6,550	(4,111)	(11,949)
Prepaid assets	581	(130)	1,089
Other assets	4,328	1,217	2,425
Accounts payable	(459)	9,790	6,802
Accrued liabilities	4,969	(11,137)	(12,115)
Due from affiliates	—	—	(3,832)

Net cash provided by (used in) operating activities	8,894	(3,217)	(17,709)
Investing activities
Purchase of leaseholds and equipment	(1,537)	(4,684)	(10,261)
Purchase of leaseholds and equipment by joint ventures	(10)	(213)	(339)
Businesses acquired, net of cash acquired	—	—	(3,181)
Proceeds from disposition of leaseholds and equipment	—	—	250

Net cash used in investing activities	(1,547)	(4,897)	(13,531)
Financing activities
Proceeds from long-term borrowings	1,650	8,850	18,100
Payments on long-term borrowings	(1,083)	(588)	(1,660)
Proceeds from joint venture borrowings	—	—	1,281
Payments on joint venture borrowings	(1,687)	(736)	(558)
Payments of debt issuance costs	(1,735)	(286)	(319)

Net cash (used in) provided by financing activities	(2,855)	7,240	16,844

Effect of exchange rate changes on cash and cash equivalents	(429)	(802)	428

Increase (decrease) in cash and cash equivalents	4,063	(1,676)	(13,968)
Cash and cash equivalents at beginning of year	3,539	5,215	19,183

Cash and cash equivalents at end of year	$7,602	$3,539	$5,215

Non-cash investing capital leases	728	—	—

See Notes to Consolidated Financial Statements.

APCOA/STANDARD PARKING, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2001, 2000 and 1999
(In thousands)

Note A. Significant Accounting Policies

        APCOA/Standard Parking, Inc. ("APCOA/Standard" or "the Company"), formerly known as APCOA, Inc. ("APCOA"), and its subsidiaries and affiliates manage, operate and develop parking properties throughout the United States and Canada. The Company is a majority-owned subsidiary of AP Holdings, Inc. ("AP Holdings"). The Company provides on-site management services at multi-level and surface facilities in the two major markets of the parking industry: urban parking and airport parking. The Company manages approximately 1,958 parking facilities, containing approximately 1,026,000 parking spaces in over 260 cities across the United States and Canada.

        Principles of Consolidation—The consolidated financial statements include the accounts of the Company, its wholly owned subsidiaries, and joint ventures in which the Company has more than 50% ownership interest. Minority interest recorded in the consolidated statement of operations is the joint venture partner's noncontrolling interest in consolidated joint ventures. Minority interest included in the consolidated balance sheets was $243 and $121 at December 31, 2001 and 2000, respectively. Investments in joint ventures where the Company has a 50% or less noncontrolling ownership interest are reported on the equity method. Investments and losses in joint ventures accounted for using the equity method in the consolidated balance sheets were $83 and $(20) at December 31, 2001 and 2000, respectively. All significant intercompany profits, transactions and balances have been eliminated in consolidation.

        Gross Customer Collections—Gross customer collections represent gross receipts collected at all leased and managed properties, including unconsolidated affiliates.

        Parking Revenue—The Company recognizes gross receipts from leased locations and management fees earned from management contract properties as parking revenue as the related services are provided. Also included in parking revenue were $196 in 2001, $1,788 in 2000 and $2,116 in 1999 from gains on sales of parking contracts and development fees. In addition in 2001 is a net receipt of $4,805 related to the exercise of owner termination rights associated with certain management contracts in the ordinary course of business.

        Cost of Parking Services—The Company recognizes costs for leases and nonreimbursed costs from managed facilities as cost of parking services. Cost of parking services consists primarily of rent and payroll related costs.

        Advertising Costs—Advertising costs are expensed as incurred and are included in general and administrative expenses. Advertising expenses aggregated $218, $379 and $402 for 2001, 2000 and 1999, respectively.

        Cash and Cash Equivalents—Cash equivalents represent funds temporarily invested in money market instruments with maturities of one to five days. Cash equivalents are stated at cost, which approximates market value.

        Leaseholds and Equipment—Leaseholds, equipment and leasehold improvements are stated at cost. Leaseholds (cost of parking contracts) are amortized on a straight-line basis over the average contract life of 10 years. Equipment is depreciated on the straight-line basis over the estimated useful lives of approximately 5 years on average. Leasehold improvements are amortized on the straight-line basis over the terms of the respective leases or the service lives of the improvements, whichever is shorter

(average of approximately 7 years). Depreciation and amortization includes (gains) losses on abandonments of leaseholds and equipment of $4,579, $(2) and $105 in 2001, 2000 and 1999, respectively. Depreciation expense was $11,494 and $8,621 in 2001 and 2000, respectively. Included in 2001, is $2,043 related to costs of software programs that have been discontinued or have become obsolete, and $1,323 related to leasehold improvements that will not be utilized at the corporate headquarters.

        Cost in Excess of Net Assets Acquired (Goodwill)—Cost in excess of net assets acquired arising from acquisitions is amortized using the straight-line method over 40 years.

        In June 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 142, "Goodwill and Other Intangible Assets," effective for the Company in fiscal 2002.

        Under the new rules, goodwill and intangible assets deemed to have indefinite lives will no longer be amortized, but will be subject to impairment tests at least annually in accordance with SFAS No. 142. Other intangible assets will continue to be amortized over their contractual lives.

        The Company will apply the new rules on accounting for goodwill and other intangible assets beginning in the first quarter of 2002. Application of the nonamortization provisions of SFAS No. 142 is expected to result in an increase in net earnings of approximately $3.3 million per year. The Company has performed the first of the required impairment tests of goodwill as of December 31, 2001, and has determined that no impairment exists as of December 31, 2001, and the effect of these tests on the earnings and financial position of the Company will not be material in 2002.

        Long Lived Assets—The Company accounts for impairment of long-lived assets, which includes goodwill, in accordance with the provisions of SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." This Statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

        When indicators of impairment are present, the Company periodically reviews the carrying value of long-lived assets, including goodwill, contract and lease rights, and non-compete agreements, to determine if the net book values of such assets continue to be recoverable over the remainder of the original estimated useful life. In performing this review for recoverability, the Company estimates the future cash flows expected to result from the use of the asset and its eventful disposition. If the sum of the expected net future cash flows (undiscounted and without interest charges) is less than the carrying amount of the asset, an impairment loss is recognized based on the estimated diminution of value. If the assets involved are to be held and used in the operations of the Company, consideration is also given to actions or remediation the Company might take in order to achieve the original estimates of cash flows.

        Intangible Assets—Debt issuance costs of $2,809 and $5,875 at December 31, 2001 and 2000 respectively, are amortized over the terms of the credit agreements using the straight-line method which approximates the interest method. Additionally, $3,387 and $3,983 of intangibles at December 31, 2001 and 2000 respectively, consisting primarily of a covenant not to compete (see Note B), are being amortized on a straight-line basis over the term of the respective agreements which range from 5 to 10 years. Debt issuance costs of $3,323 for the year ended December 31, 2001 were recorded as other special charges related to the exchange. (See Note C). Amortization expense was $4,007 and $9,014 in 2001 and 2000, respectively.

        Financial Instruments—The carrying values of cash, accounts receivable and accounts payable are reasonable estimates of their fair value due to the short-term nature of these financial instruments. The Company's 9.25% Senior Subordinated Notes are included in the Consolidated Balance Sheet at $140,000, which represents the aggregate face value of the notes. Market value at December 31, 2001 aggregated $53,200. Other long-term debt has a carrying value that approximates fair value.

        Foreign Currency Translation—The functional currency of the Company's foreign operations is the local currency. Accordingly, assets and liabilities of the Company's foreign operations are translated from foreign currencies into U.S. dollars at the rates in effect on the balance sheet date while income and expenses are translated at the weighted-average exchange rates for the year. Adjustments resulting from the translations of foreign currency financial statements are accumulated and classified as a separate component of stockholders' deficit.

        Use of Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

        Recent Accounting Pronouncements—In June 1998, the FASB issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities (Statement 133), which the Company adopted effective January 1, 2001. Statement 133 requires all derivatives to be recognized in the balance sheet as either assets or liabilities at fair value. Derivatives that are not hedges, as defined in statement 133, must be adjusted to fair value through income. In addition, all hedging relationships must be designated, reassessed and documented pursuant to the provisions of SFAS No. 133. The adoption of this statement did not have an effect on the Company.

        In August 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (FAS 144), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of, and the accounting and reporting provisions of APB Opinion No. 30, Reporting the Results of Operations for a disposal of a segment of a business. FAS 144 is effective for fiscal years beginning after December 15, 2001. The Company expects to adopt FAS 144 as of January 1, 2002, and it does not expect that the adoption of the Statement will have a significant impact on the Company's financial position and results of operations.

        Reclassifications—Certain amounts previously presented in the financial statements of prior periods have been reclassified to conform to current year presentation.

Note B. Acquisitions

        In January 1998, APCOA entered into a definitive combination agreement to acquire all of the outstanding capital stock, partnership and other equity interests of Standard Parking Corp. and certain of its affiliates ("Standard"). On March 30, 1998, APCOA acquired Standard for consideration consisting of $65,000 in cash, 16% of the common stock of APCOA outstanding as of January 15, 1998 and the assumption of certain liabilities, including a $5,000 consulting and non-compete obligation for one of the former owners of Standard, which represents the current value of the payments to be made, as determined by consulting actuaries. In addition, on March 30, 1998, APCOA paid to the Standard owners $2,822, generally representing Standard's earnings from January 1 through the date of the acquisition and Standard's cash on hand at such time. Financing of the acquisition included a contribution from AP Holdings of $40,683, in exchange for redeemable preferred stock, and other transactions as described below and in Notes D and H.

        The acquisition was accounted for under the purchase method; accordingly, Standard's results are included in the consolidated financial statements of APCOA/Standard from the date of acquisition. Following is the final purchase price allocation, based on the estimated fair value of assets acquired and liabilities assumed.

Cash consideration	$65,000
5.01 shares of common stock issued, at calculated put/call value	4,589
Closing distribution to the Standard owners	2,822
Consulting and non-compete agreement with former owner	5,000
Direct acquisition costs	7,179

Total purchase price	$84,590

Cash	$1,632
Notes and accounts receivable	318
Prepaid expenses	180
Leaseholds and equipment	7,971
Consulting and non-compete agreement	5,000
Cost in excess of net assets acquired	77,557
Other assets	415
Accounts payable and accrued expenses	(3,855)
Other costs and liabilities	(4,628)

$84,590

        Pursuant to notices dated October 15, 2001 and September 28, 2001, the put options were exercised under a stockholders agreement. As a result, APCOA/Standard is required to purchase 5.01 shares of its common stock for an aggregate amount of $8.22 million. This amount accretes at 11.75% per year. Pursuant to the terms of the stockholders agreement, however, APCOA/Standard cannot make such payments as they are prohibited by the terms of the existing senior credit facility and restricted under other debt instruments. The payment is also prohibited by the terms of the amended and restated credit agreement.

        Direct acquisition costs incurred in connection with the acquisition include investment banking fees of $3,289 and legal and other professional fees of $3,890.

        On January 22, 1998, the Company acquired the assets of Huger Parking Company, LLC, d/b/a Dixie Parking, for $1,000 in cash at closing and $3,250 in notes payable, of which $1,000 was repaid in March of 1998. The $2,250 balance is payable over 20 years with interest based on prime. On May 1, 1998, the Company acquired the remaining 76% interest in Executive Parking Industries LLC, through the acquisition of all of the outstanding capital stock of S&S Parking, Inc., the sole asset of which was such 76% interest in EPI, for $7,020 in cash. In addition, on June 1, 1998, APCOA/Standard acquired all of the outstanding capital stock of Century Parking, Inc., and Sentry Parking Corporation, for $5,168 in cash at closing including direct acquisition costs and $700 paid on June 1, 2001. On September 1, 1998, APCOA/Standard acquired the operations of Virginia Parking Service, Inc. in a stock purchase transaction for $3,114 in cash including direct costs, and up to $1,250 in notes payable over five years with interest at the prime rate.

        On April 1, 1999, the Company acquired the assets of Pacific Rim Parking, Inc. ("Pacific Rim") in Los Angeles for $750 in cash and up to $750 in non-interest bearing notes payable over five years. On May 1, 1999 the Company acquired various contracts of System Parking Inc. in Atlanta for $250 in cash. Effective as of July 1, 1999 the Company acquired all of the outstanding stock of Universal Park Holdings, Inc., operating under the names U-Park and Select Valet Parking, in Vancouver B.C. for $1,610.

        All of these acquisitions have been accounted for under the purchase method and their operating results have been included in the consolidated results since their respective date of acquisition. The historical operating results of the businesses prior to acquisition were not material relative to the consolidated results of APCOA/Standard.

Note C. Other special charges

        Included in "other special charges" in the accompanying consolidated statement of operations for the years ended December 31, 2001, 2000 and 1999 are the following (expenses are cash unless otherwise stated):

	December 31,
	2001	2000	1999
Costs related to the exchange offering	$8,431	$—	$—
Write off of debt issuance costs related to the exchange (non-cash expense)	3,323	—	—
Provision for abandoned businesses	1,722	—	—
Employee severance costs	87	2,475	1,607
Increase in insurance reserves	314	895	—
Provision for headquarters reorganization	750	—	—
Incremental integration costs and other	1,242	1,266	3,070
Costs associated with terminated transactions	—	—	900

Total other special charges	$15,869	$4,636	$5,577

Supplement Disclosure—Other Special Charges

	December 31,
	2001	2000	1999
Accrued at beginning of year	$2,994	$2,024	$6,163
Provision for other special charges (cash)	12,546	4,636	5,577
Paid during year	(3,483)	(3,666)	(9,716)

Accrued at end of year	$12,057	$2,994	$2,024

        In 1999, the employee severance costs relate primarily to a provision for key management severance. The integration costs relate primarily to actions to facilitate the accounting system consolidation and activities to realign and centralize administrative and other support functions. The costs associated with terminated transactions relate to expenses incurred for acquisition activity that was terminated.

        In 2000, the employee severance costs relate to a provision for key management severance of $1,400 and cash compensation and related expenses for approximately 15 other employees for whom employment was terminated of $1,075. The costs associated with the insurance program relate to retroactive prior period premium adjustments of $895. The costs associated with incremental integration costs and other include $294 for settlement costs and outside accounting firm costs related to the combination with Standard, $235 for closure of administrative office, and $736 for a provision related primarily to estimated settlements on disputed receivables.

        In 2001, costs of $8,431 were provided for and debt issuance costs of $3,323 were written-off related to the exchange offer. The provision for abandoned businesses of $1,722 relate to minimum future lease payments at a closed location. The costs associated with incremental integration costs and other include $371 for settlement costs and outside accounting firm costs related to the combination with Standard, $873 related primarily to legal costs incurred on terminated contracts. The provision for headquarter reorganization of $750 principally relates to the reorganization and decentralization of financial functions. The costs associated with the insurance program relate to retroactive prior period premiums adjustments of $312.

Note D. Borrowing Arrangements

        Long-term borrowings consist of:

			Amount Outstanding December 31, 2001
	Interest Rate(s)
		Due Date	2001	2000
Senior Subordinated Notes	9.25%	March, 2008	$140,000	$140,000
Senior Credit Facility	Various	July, 2002	28,600	26,950
Joint venture debentures	11.00-15.00%	Various	3,432	5,118
Other	Various	Various	3,225	2,928

			175,257	174,996
Less current portion			1,554	1,406

			$173,703	$173,590

        APCOA/Standard's 9.25% Senior Subordinated Notes, (the "Notes"), were issued in September of 1998 and are due in March of 2008. The Notes are registered with the Securities and Exchange Commission. The issuance was exchanged for unregistered notes with substantially identical terms, which had been issued earlier in 1998 to finance the acquisition of Standard and retire certain existing indebtedness, and for general working capital purposes.

        The liquidation preference in order of preference, of the Company's long-term borrowings is: Senior Credit Facility and Amended Senior Credit Facility, 14.0% Senior Subordinated Second Lien Notes, 9 1/4% Senior Subordinated Notes, Joint Venture Debentures, other debt.

        On January 11, 2002, the Company completed a restructuring of its publicly issued debt. The Company exchanged $91.1 million of its outstanding 9 1/4% Senior Subordinated Notes due 2008 for $59.3 million of its newly issued 14% Senior Subordinated Second Lien Notes due 2006 and 3,500 shares of its newly issued 18% Senior Convertible Redeemable Preferred Stock with a face value of $35.0 million. As part of these transactions, the Company also received $20.0 million in cash. The cash was used to repay borrowings under the Company's old credit facility, repurchase shares of existing redeemable preferred stock owned by its parent company and pay expenses incurred in connection with the transaction (including approximately $3.0 million to its parent company as a transaction advisory fee).

        The Company's Senior Credit Facility (the "Facility") provides cash borrowings up to $40.0 million with sublimits for Letters of Credit up to $10.0 million, at variable rates based, at the Company's option, either on LIBOR, the overnight federal funds rate, or the bank's base rate. The Company utilizes the Facility to provide readily-accessible cash for working capital purposes. The Facility includes covenants that limit the Company from incurring additional indebtedness, issuing preferred stock or paying dividends, and contains certain other restrictions. At December 31, 2001, the Company had $3.0 million of letters of credit outstanding under the Facility and borrowings against the Facility aggregated $28.6 million. At December 31, 2001, the Company had $8.4 million of funds available under the Senior Credit Facility. The Facility was amended on March 30, 2000, with the principal changes to the agreement providing for revisions to interest rates charged on borrowings and certain financial covenants. The Facility was amended on May 12, 2000, with the principal change to the agreement relating to the definition of a change in control. The Facility was amended on November 14, 2000, with the principal changes to the agreement providing for revisions to interest rates charged on borrowings and certain financial covenants. The Facility was amended on March 30, 2001 with the principal changes to the agreement providing for revisions to interest rates charged on borrowings, certain financial covenants, a change to restore the original borrowing limits, and a change in the expiration date from March 30, 2004 to July 1, 2002. The Facility was amended as of September 30, 2001, with the principal changes to the agreement providing for revisions to certain financial covenants.

        The Company entered into an Amended and Restated Credit Agreement dated as of January 11, 2002, which restructured the senior credit facility. The Amended and Restated Credit Agreement provides cash borrowings up to $40.0 million with sub-limits for Letters of Credit up to $8.0 million. The Amended and Restated Credit Agreement consists of a $25.0 million revolving credit facility provided by LaSalle Bank N.A. which will expire on March 1, 2004 and a $15.0 million term loan held by Bank One N.A., amortizing with $5.0 million due on December 31, 2002 and the balance due on March 10, 2004. The revolving facility will provide for cash borrowings up to the lesser of $25.0 million or 80% of the Company's eligible accounts receivable as defined therein, at variable rates based, at the Company's option, either on LIBOR, the overnight federal funds rate, or the bank's base rate. The term loan will be at a fixed rate of 13%, with 9 1/2% payable monthly in arrears and 3 1/2% accruing without compounding and be payable on March 10, 2004 or at the time of any permitted prepayment of the principal balance of the term loan.

        The Notes and New Facility contain covenants that limit APCOA/Standard from incurring additional indebtedness and issuing preferred stock, restrict dividend payments, limit transactions with affiliates and restrict certain other transactions. Substantially all of APCOA/Standard's net assets are restricted under these provisions and covenants (See Note J).

        Consolidated joint ventures have entered into four agreements for stand-alone development projects providing nonrecourse funding. These joint venture debentures are collateralized by the specific contracts that were funded and approximate the net book value of the related assets.

        The Company has entered into various financing agreements, which were used for the purchase of equipment.

        The Company paid interest of $18,403, $18,133 and $15,778 in 2001, 2000, and 1999, respectively.

        The aggregate maturities of borrowings outstanding including the effect of the amended and restated senior credit agreement and the exchange at December 31, 2001 are as follows:

2002	$1,554
2003	996
2004	29,398
2005	890
2006	76,682
2007 and thereafter	50,520

$160,040

        The amounts include PIK interest and the 5% premium on the 14% senior subordinated second lien notes as defined in the indenture.

Note E. Income Taxes

        For the years 1999 and 2000, the Company was included in the Consolidated Federal Income Tax Return of Holberg. For 2001, the Company will file a separate Consolidated Federal Income Tax Return, which is separate from Holberg. The Company's income tax provision is determined on this separate return basis for all years. Income tax expense consists of foreign, state, and local taxes.

        At December 31, 2001, the Company has net operating loss carryforwards of $79,008 for federal income tax purposes that expire in years 2004 through 2021.

        A reconciliation of the Company's reported income tax expense to the amount computed by multiplying loss before income taxes by the effective federal income tax rate is as follows:

	2001	2000	1999
Statutory benefit	$(11,916)	$(3,904)	$(3,221)
Permanent Differences	1,481	412	377

	(10,435)	(3,492)	(2,844)
State taxes, net of federal benefit	123	172	191
Higher/(lower) effective income taxes of other countries	(54)	(39)	505

	(10,366)	(3,359)	(2,148)
Change in valuation allowance	10,772	3,862	2,900

Income tax expense	$406	$503	$752

        Income tax expense consists of the following:

	2001	2000	1999
Current:
Foreign	$219	$242	$462
State	187	261	290

Total current	406	503	752
Deferred:
Foreign	—	—	—
State	—	—	—

Total deferred	—	—	—

Income tax expense	$406	$503	$752

        Deferred income taxes reflect the net effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amount used for income tax purposes. Significant components of the Company's deferred tax assets (liabilities) as of December 31, 2001 and 2000 are as follows:

	2001	2000
Net operating loss carryforwards	$30,813	$25,996
Accrued Compensation	2,403	2,256
Restructuring Reserves	8,519	—
Other, net	1,011	1,664

	42,746	29,916
Book over tax depreciation and amortization	(1,857)	(1,328)

	40,889	28,588
Less: valuation allowance for deferred tax assets	(40,889)	(28,588)

Net deferred tax assets	$—	$—

        For financial reporting purposes, a valuation allowance for net deferred tax assets will continue to be recorded until realization of such assets is more likely than not. Taxes paid were $741, $320 and $679 in 2001, 2000 and 1999 respectively.

Note F. Benefit Plans

        The Company offers deferred compensation arrangements for certain key executives and sponsors an employees' savings and retirement plan in which certain employees are eligible to participate. Subject to their continued employment by the Company, employees offered supplemental pension arrangements will receive a defined monthly benefit upon attaining age 65. At December 31, 2001 and 2000, the Company has accrued $2,178 and $2,740, respectively representing the present value of the future benefit payments. Participants in the savings and retirement plan may elect to contribute a portion of their compensation to the plan. The Company, in turn, contributes an amount in cash or other property as required by the plan. Expenses related to these plans amounted to $872, $985 and $750 in 2001, 2000 and 1999, respectively.

        The Company also contributes to two multi-employer defined contributions and nine multi-employer defined benefit plans which cover certain union employees. Expenses related to these plans were $997, $583 and $815 in 2001, 2000 and 1999, respectively.

Note G. Leases and Contingencies

        The Company operates parking facilities under operating leases expiring on various dates, generally prior to 2012. Certain of the leases contain options to renew at the Company's discretion.

        At December 31, 2001, the Company was committed to install in future years, at an estimated cost of $66, certain capital improvements at leased facilities.

        Future annual rent expense is not determinable due to the application of percentage factors based on revenues. At December 31, 2001, the Company's minimum rental commitments, excluding contingent rent provisions under all non-cancelable leases with remaining terms of more than one year, are as follows:

2002	$28,008
2003	19,018
2004	13,799
2005	10,042
2006	8,805
2007 and thereafter	33,445

$113,117

        Rent expense, including percentage rents, was $108,823, $124,900 and $133,962 in 2001, 2000 and 1999, respectively.

        Contingent rent expense was $81,467, $100,258 and $114,197 in 2001, 2000 and 1999, respectively.

        In the normal course of business, the Company is involved in disputes, generally regarding the terms of lease agreements. In the opinion of management, the outcome of these disputes and litigation will not have a material adverse effect on the consolidated financial position or operating results of the Company.

Note H. Redeemable Preferred Stock

        In connection with the Standard acquisition on March 30, 1998, the Company received $40,683 from AP Holdings in exchange for $70,000 face amount of 11 1/4% Redeemable Preferred Stock. Cumulative preferred dividends are payable semi-annually at the rate of 11 1/4%. Any semi-annual dividend not declared or paid in cash automatically increases the liquidation preference of the stock by the amount of the unpaid dividend. The Company is required to redeem the stock no later than March 2008.

Note H. Redeemable Preferred Stock (Continued)

        Proceeds from the issuance together with the proceeds from the Senior Subordinated Notes described in Note D, were used to finance the acquisition of Standard, to retire certain indebtedness, to redeem preferred stock held by an affiliate, and for general working capital purposes.

Note I. Contingency and Related Party Transactions

        As previously disclosed in Item 3 of APCOA/Standard's Form 10-Q for the quarter ended September 30, 2000, the bankruptcy filing of AmeriServe Food Distribution, Inc. on January 31, 2000 was a default under certain debt instruments of Holberg, the former parent of AP Holdings. As a result of such defaults, the creditors of Holberg could have taken control of Holberg or AP Holdings, APCOA's parent. A change in control of Holberg or AP Holdings would also constitute a change in control of APCOA/Standard under APCOA/Standard's debt instrument and of AP Holdings under its bond indenture.

        On March 5, 2001, Holberg restructured certain of its debt and eliminated the defaults thereunder, thereby eliminating the possibility of a change of control of AP Holdings under its bond indenture or the possibility of a change in control of APCOA/Standard under the APCOA/Standard debt instruments as a result of such defaults.

        The Company is subject to various claims and legal proceedings which consist principally of lease and contract disputes and includes litigation with The County of Wayne relating to the management of parking facilities at the Detroit Metropolitan Airport. These claims and legal proceedings are considered routine, and incidental to the Company's business, and in the opinion of management, the ultimate liability with respect these proceedings and claims will not materially affect the financial position, operations, or liquidity of the Company.

        Due to the current financial situation of Holberg and AP Holdings, the Company recorded a $12.9 million bad debt provision related to non-operating receivables for the year ended December 31, 2001. The 2001 bad debt provision for non-operating receivables relates to advances to and deposits with affiliates that had previously been reclassified from a long-term asset to stockholders' deficit. This provision was made due to uncertainty regarding the ability of the affiliates to repay such amounts.

        On December 31, 2000, the Company entered into an agreement to sell, at fair market value, certain contract assets to D & E Parking, Inc. ("D & E"), a California corporation, in which certain officers of the Company have an interest. The Company recorded a gain of $1 million from this transaction in 2000. The Company will continue to operate the parking facilities and receive management fees and reimbursement for support services in connection with the operation of the parking facilities.

        The Company has entered into various management contracts and related arrangements with affiliates to manage properties in which certain executives have an interest. The Company estimates that management fees it receives are no less favorable than would normally be obtained through arms-length negotiations.

Note J. Subsidiary Guarantors

        All of the Company's direct or indirect wholly owned active domestic subsidiaries, including Standard, fully, unconditionally, jointly and severally guarantee the Senior Subordinated Notes discussed in Note D. Separate financial statements of the guarantor subsidiaries are not separately presented because, in the opinion of management, such financial statements are not material to investors. The non-guarantor subsidiaries include joint ventures, wholly owned subsidiaries of the Company organized under the laws of foreign jurisdictions and inactive subsidiaries, all of which are included in the consolidated financial statements. The following is summarized combining financial information for APCOA/Standard, the guarantor subsidiaries of the Company and the non-guarantor subsidiaries of the Company:

	APCOA/ Standard	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Elimination	Total
2001
Balance Sheet Data:
Cash and cash equivalents	$8,522	$(2,009)	$1,089	$—	$7,602
Notes and accounts receivable	30,568	5,767	3,941	—	40,276
Current assets	40,105	3,822	5,145	—	49,072
Leaseholds and equipment, net	10,377	5,141	3,065	—	18,583
Cost in excess of net assets acquired, net	23,492	88,618	3,222	—	115,332
Investment in subsidiaries	92,335	—	—	(92,335)	—
Total assets	170,906	101,771	11,892	(92,335)	192,234
Accounts payable	25,238	6,865	2,517	—	34,620
Current liabilities	55,706	7,769	5,753	—	69,228
Long-term borrowings, excluding current portion	171,127	—	2,576	—	173,703
Redeemable preferred stock	61,330	—	—	—	61,330
Common stock subject to put/call rights	8,500	—	—	—	8,500
Total stockholders' equity (deficit)	(136,054)	93,034	2,170	(92,335)	(133,185)
Total liabilities and stockholders' equity (deficit)	170,906	101,771	11,892	(92,335)	192,234
Income Statement Data:
Parking services revenue	$139,972	$82,586	$21,256	—	$243,814
Gross profit	37,919	15,057	4,011	—	56,987
Other special charges	15,869	—	—	—	15,869
Depreciation and amortization	8,683	5,058	1,760	—	15,501
Operating income (loss)	9,356	(15,708)	1,990	—	(4,362)
Interest expense (income), net	17,192	(51)	458	—	17,599
Equity in earnings of subsidiaries	(15,004)	—	—	15,004	—
Net income (loss)	(35,454)	(15,657)	653	15,004	(35,454)
Cash Flows Data:
Net cash provided by (used in) operating activities	$13,890	$(2,039)	$(2,957)	—	8,894
Investing activities:
Purchase of leaseholds and equipment	$(1,491)	$(46)	$—	$—	$(1,537)
Purchase of leaseholds and equipment by joint venture	—	—	(10)	—	(10)
Net cash used in investing activities	(1,491)	(46)	(10)	—	(1,547)
Financing activities:
Proceeds from long-term borrowings	1,650	—	—	—	1,650
Payments on long-term borrowings	(1,083)	—	—	—	(1,083)
Payments on joint venture borrowings	(1,687)	—	—	—	(1,687)
Payments on long-term borrowings	(1,735)	—	—	—	(1,735)
Net cash used in financing activities	(2,855)	—	—	—	(2,855)
Effect of exchange rate changes	(429)	—	—	—	(429)

2000
Balance Sheet Data:
Cash and cash equivalents	$(593)	$76	$4,056	$—	$3,539
Notes and accounts receivable	50,972	(7,529)	3,383	—	46,826
Current assets	50,792	(6,264)	7,612	—	52,140
Leaseholds and equipment, net	15,693	7,395	5,404	—	28,492
Cost in excess of net assets acquired, net	19,062	90,673	3,558	—	113,293
Investment in subsidiaries	93,211	—	—	(93,211)	—
Total assets	187,446	96,818	17,288	(93,211)	208,341
Accounts payable	21,744	10,172	3,163	—	35,079
Current liabilities	46,328	8,938	8,815	—	64,081
Long-term borrowings, excluding current portion	169,305	175	4,110	—	173,590
Redeemable preferred stock	54,976	—	—	—	54,976
Common stock subject to put/call rights	6,304	—	—	—	6,304
Total stockholders' equity (deficit)	(94,942)	83,504	3,918	(93,211)	(100,731)
Total liabilities and stockholders' equity (deficit)	187,446	96,818	17,288	(93,211)	208,341
Income Statement Data:
Parking services revenue	$128,553	$92,336	$31,593	—	$252,482
Gross profit	36,081	17,762	6,294	—	60,137
Other special charges	4,636	—	—	—	4,636
Depreciation and amortization	6,249	5,155	1,231	—	12,635
Operating income (loss)	20,975	(18,970)	4,740	—	6,745
Interest expense (income), net	16,858	(84)	608	—	17,382
Equity in earnings of subsidiaries	(15,243)	—	—	15,243	—
Net income (loss)	(11,481)	(18,887)	3,644	15,243	(11,481)
Cash Flows Data:
Net cash provided by (used in) operating activities	$(5,332)	$(1,471)	$3,586	—	$(3,217)
Investing activities:
Purchase of leaseholds and equipment	(4,268)	(416)	—	—	(4,684)
Purchase of leaseholds and equipment by joint venture	—	—	(213)	—	(213)
Net cash used in investing activities	(4,268)	(416)	(213)	—	(4,897)
Financing activities:
Proceeds from long-term borrowings	8,850	—	—	—	8,850
Payments on long-term borrowings	(874)	—	—	—	(874)
Payments on joint venture borrowings	(736)	—	—	—	(736)
Net cash provided by financing activities	7,240	—	—	—	7,240
Effect of exchange rate changes	(802)	—	—	—	(802)

1999
Balance Sheet Data:
Cash and cash equivalents	$2,569	$1,963	$683	$—	$5,215
Notes and accounts receivable	34,973	2,606	5,136	—	42,715
Current assets	39,130	4,608	5,837	—	49,575
Leaseholds and equipment, net	17,204	9,263	6,192	—	32,659
Cost in excess of net assets acquired, net	19,536	92,590	2,797	—	114,923
Investment in subsidiaries	102,639	—	—	(102,639)	—
Total assets	187,655	112,225	16,029	(102,639)	213,270
Accounts payable	15,860	5,962	3,467	—	25,289
Current liabilities	41,423	10,439	9,893	—	61,755
Long-term borrowings, excluding current portion	160,667	371	5,103	—	166,141
Redeemable preferred stock	49,280	—	—	—	49,280
Common stock subject to put/call rights	4,589	—	—	—	4,589
Total stockholders' equity (deficit)	(76,402)	98,889	541	(102,639)	(79,611)
Total liabilities and stockholders' equity	187,655	112,225	16,029	(102,639)	213,270
Income Statement Data:
Parking services revenue	$107,555	$99,551	$40,793	—	$247,899
Gross profit	25,149	24,278	5,378	—	54,805
Other special charges	5,577	—	—	—	5,577
Depreciation and amortization	4,492	3,828	1,023	—	9,343
Operating income (loss)	10,839	(7,219)	3,812	—	7,432
Interest expense (income) net	15,225	(86)	545	—	15,684
Equity in earnings of subsidiaries	(4,700)	—	—	4,700	—
Operating income (loss)	(9,472)	(7,133)	2,433	4,700	(9,472)
Interest expense (income) net
Net cash used in operating activities	$(15,769)	$(1,740)	$(200)	$—	$(17,709)
Investing activities:
Purchase of leaseholds and equipment	(7,126)	(3,135)	—	—	(10,261)
Purchase of leaseholds and equipment JV	—	—	(339)	—	(339)
Businesses acquired	(3,181)	—	—	—	(3,181)
Other	250	—	—	—	250
Net cash used in investing activities	(10,057)	(3,135)	(339)	—	(13,531)
Financing activities:
Proceeds from long-term borrowings	$18,100	$—	$—	$—	$18,100
Payments on long-term borrowings	(1,660)	—	—	—	(1,660)
Proceeds from joint venture borrowings	1,281	—	—	—	1,281
Payments on joint venture Borrowings	(558)	—	—	—	(558)
Payments of debt issuance costs	(319)	—	—	—	(319)
Net cash provided by financing activities	16,844	—	—	—	16,844
Effect of exchange rate changes	428	—	—	—	428

Note K. Legal Proceedings

      The Company is subject to various claims and legal proceedings which consist principally of lease and contract disputes and includes litigation with The County of Wayne relating to the management of parking facilities at the Detroit Metropolitan Airport. These claims and legal proceedings are considered routine, and incidental to the Company's business, and in the opinion of management, the ultimate liability with respect to these proceedings and claims will not materially affect the financial position, operations, or liquidity of the Company.

Note L. Quarterly Results (Unaudited)

        The following tables contain selected unaudited Statement of Operations information for each quarter of 2001, 2000 and 1999. The Company believes that the following information reflects all normal recurring adjustments necessary for a fair presentation of the information for the periods presented. The operating results for any quarter are not necessarily indicative of results for any future period.

	Year Ended December 31, 2001
	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Revenue	$60,787	$58,790	$62,557	$61,680
Gross Profit	15,348	13,174	14,426	14,039
Net Loss	(26,933)	(5,528)	(1,179)	(1,814)

	Year Ended December 31, 2000
	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Revenue	$64,207	$63,117	$62,067	$63,091
Gross Profit	15,461	15,137	15,376	14,163
Net Loss	(6,060)	(2,311)	(1,199)	(1,911)

	Year Ended December 31, 1999
	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Revenue	$63,924	$60,276	$62,830	$60,869
Gross Profit	13,425	14,735	13,675	12,970
Net (Loss) Income	(7,637)	(1,205)	(730)	100

APCOA/STANDARD PARKING, INC.

SCHEDULE II—VALUATION AND QUALIFYING ACCOUNTS

(In Thousands)

		Additions
	Balance at Beginning of Year	Charged to and Costs Expenses	Charged to Other Accounts	Deductions(1)	Balance at End of Year
Year ended December 31, 1999:
Deducted from asset accounts Allowance for doubtful accounts	$1,743	$873	$—	$(315)	$2,301
Year ended December 31, 2000:
Deducted from asset accounts Allowance for doubtful accounts	2,301	—	482	(727)	2,056
Year ended December 31, 2001:
Deducted from asset accounts Allowance for doubtful accounts	2,056	(93)	—	(675)	1,288

(1)
Represents uncollectible account written off, net of recoveries.

APCOA STANDARD PARKING, INC.

INDEX TO UNAUDITED PRO FORMA CONSOLIDATED
FINANCIAL STATEMENTS

APCOA STANDARD PARKING, INC.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

        The following sets forth the Unaudited Pro Forma Consolidated Balance Sheet and the Unaudited Pro Forma Consolidated Statements of Operations of APCOA/Standard Parking, Inc. in each case giving effect to the exchange offer as of December 31, 2001 (in the case of the Unaudited Pro Forma Consolidated Balance Sheet) and the beginning of the year ended December 31, 2001 (in the case of the Unaudited Pro Forma Consolidated Statements of Operations). The Unaudited Pro Forma Consolidated Financial Statements of the Company do not purport to present the financial position or results of operations of the Company had the transactions assumed herein occurred on the dates indicated, nor are they necessarily indicative of the results of operations which may be expected to occur in the future.

APCOA/STANDARD PARKING, INC.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

As of December 31, 2001
(in thousands, except for share data)

	Actual	Pro Forma Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$7,602	$(700	)(1)	$4,202
Notes and accounts receivable, net	40,276	(2,700	)(3)	40,276
Prepaid expenses and supplies	1,194	—		1,194

Total current assets	49,072	(3,400)		45,672
Leaseholds and equipment, net	18,583	—		18,583
Advances and deposits	1,196	—		1,196
Cost in excess of net assets acquired	115,332	—		115,332
Intangible and other assets	8,051	—		8,051

Total assets	$192,234	$(3,400)		$188,834

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$34,620	$—		$34,620
Accrued and other current liabilities	33,054	(9,700	)(1)	20,654
Current portion of long-term borrowings	1,554	(2,700	)(3)	1,554

Total current liabilities	69,228	(12,400)		56,828
Long-term borrowings, excluding current portion:
Senior Credit Facility	28,600	(9,500	)(1)	19,100
14% Senior Subordinated Second Lien Notes due 2006 (including $15,747 of carrying value in excess of principal)	—	59,285	(1)	75,032
		15,747	(1)
9 1/4% Senior Subordinated Notes due 2008 (including $1,091 of carrying value in excess of principal)	140,000	(56,123	)(1)	49,968
		(35,000	)(2)
		1,091	(1)
Other debt	5,103	—		5,103

	173,703	(24,500)		149,203

Other long-term liabilities	12,658	—		12,658
18% Senior convertible preferred stock due 2008	—	35,000	(2)	35,000
Redeemable preferred stock	61,330	(1,500	)(1)	59,830
Common stock subject to put/call rights;
5.01 shares issued and outstanding	8,500	—		8,500
Stockholders' deficit:
Common stock, par value $1.00 per share; 1,000 shares authorized; 26.3 shares issued and outstanding	1	—		1
Additional paid-in capital	11,422	—		11,422
Accumulated other comprehensive loss	(803)	—		(803)
Accumulated deficit	(143,805)	—		(143,805)

Total stockholders' deficit	(133,185)	—		(133,185)

Total liabilities and stockholders' deficit	$192,234	$(3,400)		$188,834

APCOA/STANDARD PARKING, INC.
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

As of December 31, 2001
(in thousands, except for sharedata)

(1)
Reflects the issuance of $59,285 of 14% Senior Subordinated Second Lien Notes due 2006 in the Offering. The application of the proceeds therefrom are as follows:

Purchase of $56,123 (face value) of 9 1/4% Senior Subordinated Notes due 2008 at 70%	$39,285
Repayment of existing credit facility	9,500
Redemption of the Company's redeemable preferred stock	1,500
Payment of accrued fees and expenses (including $1.3 million capitalized as deferred financing fees)	9,700
Cash on hand	(700)

$59,285

  In accordance with accounting rules for troubled debt restructurings (i.e., FASB Statement No. 15), the $16,838 ($15,747 related to the new notes and $1,091 related to the 9 1/4% notes) reduction in principal arising from the refinancing remains characterized as "debt", but will be amortized as a reduction to interest expense over the combined term of the new and remaining old notes using the effective interest method.

(2)
Represents the exchange of $35.0 million of 9 1/4% Senior Subordinated Notes for 18% pay in kind Preferred Stock.

(3)
Represents the payment of accrued and unpaid interest of $2,700 on the 9 1/4% Senior Subordinated Notes tendered and accepted for exchange as of December 31, 2001.

APCOA/STANDARD PARKING, INC.

UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED STATEMENTS OF OPERATIONS

For the Year Ended December 31, 2001
(in thousands)

	Actual	Adjustments for Offering		Pro Forma
Gross customer collections	$1,505,645	$—		$1,505,645

Parking service revenue:
Lease contracts	$156,411	$—		$156,411
Management contracts	87,403	—		87,403

	243,814	—		243,814
Cost of parking services:
Lease contracts	142,555	—		142,555
Management contracts	44,272	—		44,272

	186,827	—		186,827
Gross profit	56,987	—		56,987
General and administrative expenses	29,979	—		29,979
Other special charges	15,869	—		15,869
Depreciation and amortization	15,501	—		15,501

Operating loss	(4,362)	—		(4,362)
Interest expense (income):
Interest expense	16,829	5,958	(1)	13,504
		(6,045	)(2)
		(3,238	)(3)
Noncash interest expense	1,574	608	(1)	1,511
		(139	)(2)
		(325	)(5)
		(207	)(6)
Interest income	(321)	—		(321)
Noncash interest income	(483)	—		(483)

	17,599	(3,388)		14,211

Bad debt expense related to non-operating receivables	12,878	—		12,878
Income (loss) before minority interest and income taxes	(34,839)	3,388		(31,451)
Minority interest	209	—		209
Income tax expense	406	—		406

Net income (loss)	(35,454)	3,388		(32,066)
Preferred stock dividends	6,354	9,609	(4)	15,963
Increase in fair value of stock subject to put/call rights	2,196	—		2,196

Net loss attributable to common stockholders	$(44,004)	$(6,221)		$(50,225)

APCOA/STANDARD PARKING, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED STATEMENTS OF OPERATIONS

For the year ended December 31, 2001
(in thousands)

        (1) Represents increase to interest to reflect issuance of the 14% Senior Subordinated Second Lien Notes (10% cash pay) for each period as follows:

Year Ended December 31, 2001
Issuance of $59.3 million second lien notes at 10% cash pay interest	$5,958

Issuance of $59.3 million second lien notes at 4% noncash interest	$2,395
Amortization of premium	722
Amortization of excess of book carrying value over principal	(2,509)

$608

        (2) Represents reduction in interest due to repurchase of 9 1/4% Senior Subordinated Notes and the repayment of the credit facility:

Year Ended December 31, 2001
Reduction of interest on 9 1/4% Senior Subordinated Notes	$(5,191)
Reduction of interest on the senior credit facility	(854)

$(6,045)

Amortization of excess of book carrying value over principal	$(139)

        (3) Represents reduction in interest from the exchange of 9 1/4% Senior Subordinated Notes for 18% Preferred Stock as follows:

Year Ended December 31, 2001
Decrease in interest on $35.0 million of 9 1/4% Senior Subordinated Notes	$(3,238)

APCOA/STANDARD PARKING, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED STATEMENTS OF OPERATIONS

For the year ended December 31, 2001
(in thousands)

        (4)    Represents increase in preferred stock dividends as follows:

Year Ended December 31, 2001
Increase due to $35.0 million preferred stock issued	$9,782
Decrease due to repurchase of $1.5 million preferred stock	(173)

$9,609

        (5)    Represents the reduction of amortization of deferred financing costs due to the writeoff of such costs pertaining to the reduction of the 9 1/4% Senior Subordinated Notes as follows:

Year Ended December 31, 2001
Reduction of amortization	$(325)

        (6) Represents the net effect of the amortization of deferred financing costs of the new senior credit facility:

Year Ended December 31, 2001
Increase in amortization for deferred financing costs of new facility	$578
Decrease in amortization for deferred financing costs of old facility	(785)

Net effect of amortization of deferred financing costs	$(207)

APCOA/Standard Parking, Inc.

Offer to Exchange

$59,285,000

Unregistered 14% Senior Subordinated Second Lien Notes due 2006

for

Registered 14% Senior Subordinated Second Lien Notes due 2006

PROSPECTUS

                        , 2002

        We have not authorized any dealer, salesperson, or other person to give any information or represent anything not contained in this prospectus or the accompanying letter of transmittal. You must not rely on any unauthorized information. This prospectus and the accompanying letter of transmittal do not offer to sell or ask you to buy any securities in any jurisdiction where it is unlawful. The information contained in this prospectus is current as of            , 2002.

        Until            , 2002, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Reference is made to Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), which permits a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except (i) for any breach of the director's fiduciary duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or (iv) for any transaction from which the director derived an improper personal benefit. The Company's Amended and Restated Certificate of Incorporation contains the provisions permitted by Section 102(b)(7) of the DGCL.

        Reference is made to Section 145 of the DGCL which provides that a corporation may indemnify any persons, including directors and officers, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of another corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interest and, with respect to any criminal actions or proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify directors and/or officers in an action or suit by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the director or officer is adjusted to be liable to the corporation. Where a director or officer is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such director or officer actually and reasonably incurred.

        The above provisions of the DGCL are nonexclusive.

        Article VIII, Section 2(a) of the Company's Amended and Restated Certificate of Incorporation provides that the Company shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the board of directors. Any rights to indemnification conferred in Section 2 are contract rights and include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition, except that, if the DGCL requires, the payment of such expenses incurred by a director or officer in such capacity in advance of final disposition shall be made only upon delivery to the Company of an undertaking by or on behalf of such director or officer, to repay all amounts so advanced if it is ultimately determined that such director or officer is not entitled to be indemnified under Section 2 or otherwise. By action of the board of directors, the Company may extend such indemnification to employees and agents of the Company.

        Article VIII, Section 2(d) of the Company's Amended and Restated Certificate of Incorporation provides that the Company may maintain insurance, at its expense, to protect itself and any director or officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against such expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the DGCL.

ITEM 21. EXHIBIT AND FINANCIAL STATEMENTS INDEX

  (a)
  Exhibits:

Exhibit Number		Description
3.1		Amended and Restated Certificate of Incorporation of the Company, as amended (incorporated by reference to exhibit 3.1 of the Company's Registration Statement on Form S-4, File No. 333-50437, filed on April 17, 1998).
3.2		Amended and Restated By-Laws of the Company (incorporated by reference to exhibit 3.3 of the Company's Registration Statement on Form S-4, File No. 333-50437, filed on April 17, 1998).
3.3	*
Certificate of Designations, Preferences and Relative, Participating, Optional and other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof of Series C Redeemable Preferred Stock of the Company dated March 30, 1998.
3.4
Certificate of Designations, Preferences and Relative, Participating, Optional and other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof of 18% Senior Convertible Redeemable Series D Preferred Stock of the Company dated January 10, 2002 (incorporated by reference to exhibit 3.5 of the Company's Annual Report on Form 10-K filed for December 31, 2001).
3.5
Article of Amendment and Articles of Incorporation of A-1 Auto Park, Inc. (incorporated by reference to exhibit 3.9 of the Company's Registration Statement on Form S-4, File No. 333-50437, filed on April 17, 1998).
3.6		Amended and Restated By-Laws of A-1 Auto Park, Inc. (incorporated by reference to exhibit 3.10 of the Company's Registration Statement on Form S-4, File No. 333-50437, filed on April 17, 1998).
3.7
Certificate of Amendment of Certificate of Incorporation of APCOA Capital Corporation. (incorporated by reference to exhibit 3.7 of the Company's Registration Statement on Form S-4, File No. 333-50437, filed on April 17, 1998).
3.8		By-Laws of APCOA Capital Corporation (incorporated by reference to exhibit 3.8 of the Company's Registration Statement on Form S-4, File No. 333-50437, filed on April 17, 1998).
3.9
Certificate of Amendment of Articles of Incorporation of Century Parking, Inc. (incorporated by reference to exhibit 3.23 of the Company's Registration Statement on Form S-4/A, File No. 333-50437, filed on June 9, 1998).
3.10
By-Laws for the Regulation, except as otherwise provided by statute or its Articles of Incorporation, of Century Parking, Inc. (incorporated by reference to exhibit 3.24 of the Company's Registration Statement on Form S-4/A, File No. 333-50437, filed on June 9, 1998).
3.11
Articles of Amendment and Articles of Organization of Events Parking Co., Inc. (incorporated by reference to exhibit 3.13 of the Company's Registration Statement on Form S-4, File No. 333-50437, filed on April 17, 1998).
3.12		By-Laws of Events Parking Co., Inc. (incorporated by reference to exhibit 3.14 of the Company's Registration Statement on Form S-4, File No. 333-50437, filed on April 17, 1998).
3.13	*	Articles of Incorporation of Hawaii Parking Maintenance Inc.

3.14	*	By-Laws of Hawaii Parking Maintenance Inc.
3.15
Articles of Organization of Metropolitan Parking System, Inc. (incorporated by reference to exhibit 3.11 of the Company's Registration Statement on Form S-4, File No. 333-50437, filed on April 17, 1998).
3.16		By-Laws of Metropolitan Parking System, Inc. (incorporated by reference to exhibit 3.12 of the Company's Registration Statement on Form S-4/A, File No. 333-50437, filed on April 17, 1998).
3.17		Amended Articles of Incorporation of S&S Parking, Inc. (incorporated by reference to exhibit 3.21 of the Company's Registration Statement on Form S-4/A, File No. 333-50437, filed on June 9, 1998).
3.18		By-Laws of S&S Parking, Inc. (incorporated by reference to exhibit 3.22 of the Company's Registration Statement on Form S-4/A, File No. 333-50437, filed on June 9, 1998).
3.19	*	Articles of Incorporation of Sentinel Parking Co. of Ohio, Inc.
3.20	*	Code of Regulations of Sentinel Parking Co.
3.21
Restated Articles of Incorporation of Sentry Parking Corporation (incorporated by reference to exhibit 3.25 of the Company's Registration Statement on Form S-4/A, File No. 333-50437, filed on June 9, 1998, July 15, 1998).
3.22		By-Laws of Sentry Parking Corporation (incorporated by reference to exhibit 3.26 of the Company's Registration Statement on Form S-4/A, File No. 333-50437, filed on June 9, 1998).
3.23
Articles of Amendment to the Articles of Incorporation of Standard Auto Park, Inc. (incorporated by reference to exhibit 3.22 of the Company's Registration Statement on Form S-4, File No. 333-50437, filed on April 17, 1998).
3.24		Amended and Restated By-Laws of Standard Auto Park, Inc. (incorporated by reference to exhibit 3.23 of the Company's Registration Statement on Form S-4, File No. 333-50437, filed on April 17, 1998).
3.25		Articles of Incorporation of Standard Parking Corporation(incorporated by reference to exhibit 3.15 of the Company's Registration Statement on Form S-4, File No. 333-50437, filed on April 17, 1998).
3.26
Articles of Amendment to the Articles of Incorporation of Standard Parking Corporation (incorporated by reference to exhibit 3.16 of the Company's Registration Statement on Form S-4, File No. 333-50437, filed on April 17, 1998).
3.27
Amended and Restated By-Laws of Standard Parking Corporation (incorporated by reference to exhibit 3.17 of the Company's Registration Statement on Form S-4, File No. 333-50437, filed on April 17, 1998).
3.28
Articles of Incorporation of Standard Parking Corporation IL (incorporated by reference to exhibit 3.20 of the Company's Registration Statement on Form S-4, File No. 333-50437, filed on April 17, 1998).
3.29		By-Laws of Standard Parking Corporation IL (incorporated by reference to exhibit 3.21 of the Company's Registration Statement on Form S-4, File No. 333-50437, filed on April 17, 1998).

3.30		Articles of Incorporation of Tower Parking, Inc (incorporated by reference to exhibit 3.3 of the Company's Registration Statement on Form S-4, File No. 333-50437, filed on April 17, 1998).
3.31		Code of Regulations of Tower Parking, Inc (incorporated by reference to exhibit 3.4 of the Company's Registration Statement on Form S-4, File No. 333-50437, filed on April 17, 1998).
3.32	*	Amended Articles of Incorporation of Virginia Parking Service, Inc.
3.33	*	By-Laws of Virginia Parking Service, Inc.
3.34	*	Amended and Restated Articles of Organization of APCOA Bradley Parking Company, LLC.
3.35	*	Limited Liability Company Agreement of APCOA Bradley Parking Company, LLC.
3.36	*	Articles of Organization of APCOA LaSalle Parking Company, LLC.
3.37	*	Operating Agreement of APCOA LaSalle Parking Company, LLC.
3.38	*	Amended Certificate of Incorporation of Executive Parking Industries, L.L.C.
3.39	*	Limited Liability Company Agreement of Executive Parking Industries, L.L.C.
4.1
Indenture governing the Company's 14% Senior Subordinated Second Lien Notes Due 2006, dated as of January 11, 2002, by and among the Company, the Subsidiary Guarantors and Wilmington Trust Company (incorporated by reference to exhibit 4.15 of the Company's Annual Report on Form 10-K filed for December 31, 2001).
4.2
Supplemental Indenture governing the Company's 9 1/4% Senior Subordinated Notes due 2008, dated as of January 11, 2002, by and among the Company, the Subsidiary Guarantors and State Street Bank and Trust Company.
4.3		Form of the Company's 14% Senior Subordinated Second Lien Note Due 2006 (incorporated by reference to exhibit 4.16 of the Company's Annual Report on Form 10-K filed for December 31, 2001).
4.4		Form of the Company's 14% Senior Subordinated Second Lien Note Guarantee Due 2006 (incorporated by reference to exhibit 4.17 of the Company's Annual Report on Form 10-K filed for December 31, 2001).
4.5
Indenture governing the Company's 9 1/4% Senior Subordinated Notes due 2008, dated as of March 30, 1998, by and among the Company, the Subsidiary Guarantors and State Street Bank and Trust Company (incorporated by reference to exhibit 4.1 of the Company's Registration Statement on Form S-4, File No. 333-50437, filed on April 17, 1998).
4.6		Form of 9 1/4% Note (incorporated by reference to exhibit 4.2 of the Company's Registration Statement on Form S-4, File No. 333-50437, filed on April 17, 1998).
4.7		Form of 9 1/4% Note Guarantee (incorporated by reference to exhibit 4.3 of the Company's Registration Statement on Form S-4, File No. 333-50437, filed on April 17, 1998).
4.8
Supplemental Indenture, dated as of September 21, 1998, among Virginia Parking Service, Inc., the Company, and State Street Bank and Trust Company (incorporated by reference to exhibit 4.5 of the Company's Annual Report on Form 10-K filed for December 31, 1998).

4.9
Supplemental Indenture, dated as of July 6, 1998, among S&S Parking, Century Parking, Inc. and Sentry Parking Corporation, the Company, and State Street Bank and Trust Company (incorporated by reference to exhibit 4.6 of the Company's Annual Report on Form 10-K filed for December 31, 1998).
5.1	*	Legal Opinion of White & Case as to the legality of the securities being issued.
8.1	*	Legal Opinion of White & Case as to certain tax matters.
10.1
Amended and Restated Senior Credit Agreement dated January 11, 2002 by and among the Company, LaSalle Bank National Association and various Lenders, as defined therein (incorporated by reference to exhibit 10.37 of the Company's Annual Report on Form 10-K filed for December 31, 2001).
10.2
Technical Correction of the Amended and Restated Senior Credit Agreement dated February 2, 2002, by and among the Company, the Lenders and LaSalle Bank, N.A. as agent for the Lenders (incorporated by reference to exhibit 10.38 of the Company's Annual Report on Form 10-K filed for December 31, 2001).
10.3
Exchange and Amendment Agreement dated November 20, 2001 by and among the Company and Fiducia, Ltd. (incorporated by reference to exhibit 10.30 of the Company's Annual Report on Form 10-K filed for December 31, 2001).
10.4		Registration Rights Agreement, dated as of January 11, 2002, by and among the Company, the Subsidiary Guarantors and Credit Suisse First Boston Corporation.
10.5		Consulting Engagement Letter between APCOA and AP Holdings dated January 11, 2002 (incorporated by reference to exhibit 10.35 of the Company's Annual Report on Form 10-K filed for December 31, 2001).
10.6		Intercreditor Agreement dated January 11, 2002 by and among the Company, the Subsidiary Guarantors, Wilmington Trust Company and LaSalle Bank N.A.
10.7		Assignment of Partnership Interests Security Agreement dated January 11, 2002 by and among the Company, the Subsidiary Guarantors, and Wilmington Trust Company, as trustee and collateral agent.
10.8
Limited Liability Company Membership Interests Security Agreement dated January 11, 2002 by and among the Company, the Subsidiary Guarantors, and Wilmington Trust Company, as trustee and collateral agent.
10.9		Joint Venture Interest Security Agreement dated January 11, 2002 by and among the Company, the Subsidiary Guarantors, and Wilmington Trust Company, as trustee and collateral agent.
10.10		Patent Collateral Assignment and Security Agreement dated January 11, 2002 by and among the Company, the Subsidiary Guarantors, and Wilmington Trust Company, as trustee and collateral agent.
10.11		Trademark Collateral Security and Pledge Agreement dated January 11, 2002 by and among the Company, the Subsidiary Guarantors, and Wilmington Trust Company, as trustee and collateral agent.

10.12	Memorandum of Grant of Security Interest in Copyrights dated January 11, 2002 by and among the Company, the Subsidiary Guarantors, and Wilmington Trust Company, as trustee and collateral agent.
10.13	Securities Pledge Agreement dated January 11, 2002 by and among the Company, the Subsidiary Guarantors, and Wilmington Trust Company, as trustee and collateral agent.
10.14	Security Agreement dated January 11, 2002 by and among the Company, the Subsidiary Guarantors, and Wilmington Trust Company, as trustee and collateral agent.
10.15
Stockholders Agreement, dated as of March 30, 1998, by and among Dosher Partners, L.P. and SP Associates and Holberg, Holdings and the Company (incorporated by reference to exhibit 10.3 of the Company's Registration Statement on Form S-4, File No. 333-50437, filed on April 17, 1998).
10.16
Amendment to the Stockholders Agreement of the Company, dated as of March 30, 1998 by and among Dosher Partners L.P., SP Associates, Holberg Holdings and the Company, dated as of December 29, 2000 (incorporated by reference to exhibit 3.3 of the Company's Form 10-K405, File No. 333-50437, filed on April 2, 2001).
10.17
Stockholders Agreement, dated as of April 14, 1989, by and among Holdings, Holberg, Delaware North and each member of the management of the Company who is a stockholder of Holdings (incorporated by reference to exhibit 10.4 of the Company's Registration Statement on Form S-4, File No. 333-50437, filed on April 17, 1998.)
10.18
Tax Sharing Agreement, dated as of April 28, 1989, as amended as of March 30, 1998, by and among Holberg, Holdings and the Company (incorporated by reference to exhibit 10.5 of the Company's Registration Statement on Form S-4, File No. 333-50437, filed on April 17, 1998).
10.19
Employment Agreement between the Company and Myron C. Warshauer (incorporated by reference to exhibit 10.6 of the Company's Registration Statement on Form S-4, File No. 333-50437, filed on April 17, 1998).
10.20
Employment Agreement between the Company and G. Walter Stuelpe, Jr (incorporated by reference to exhibit 10.7 of the Company's Registration Statement on Form S-4, File No. 333-50437, filed on April 17, 1998).
10.21
Employment Agreement between the Company and James V. LaRocco, Jr. (incorporated by reference to exhibit 10.8 of the Company's Registration Statement on Form S-4, File No. 333-50437, filed on April 17, 1998).
10.22
Employment Agreement between the Company and Trevor R. Van Horn (incorporated by reference to exhibit 10.9 of the Company's Registration Statement on Form S-4, File No. 333-50437, filed on April 17, 1998).
10.23
Employment Agreement between the Company and Herbert W. Anderson, Jr. (incorporated by reference to exhibit 10.10 of the Company's Registration Statement on Form S-4, File No. 333-50437, filed on April 17, 1998).
10.24
Employment Agreement between the Company and Michael J. Celebrezze (incorporated by reference to exhibit 10.11 of the Company's Registration Statement on Form S-4, File No. 333-50437, filed on April 17, 1998).

10.25
Employment Agreement between the Company and Michael K. Wolf (incorporated by reference to exhibit 10.12 of the Company's Registration Statement on Form S-4, File No. 333-50437, filed on April 17, 1998).
10.26	Employment Agreement between the Company and James A. Wilhelm (incorporated by reference to exhibit 10.14 of the Company's Annual Report of Form 10-K filed for December 31, 1998).
10.27
Employment Agreement between the Company and Herbert W. Anderson Jr. (incorporated by reference to exhibit 10.10 of the Company's Registration Statement on Form S-4, File No. 333-50437, filed on April 17, 1998).
10.28	Employment Agreement between the Company and Robert N. Sacks dated May 18, 1998 (incorporated by reference to exhibit 10.24 of the Company's Annual Report of Form 10-K filed for December 31, 2001).
10.29
Deferred Compensation Agreement between the Company and Michael K. Wolf (incorporated by reference to exhibit 10.13 of the Company's Registration Statement on Form S-4, File No. 333-50437, filed on April 17, 1998).
10.30	Company Retirement Plan For Key Executive Officers (incorporated by reference to exhibit 10.14 of the Company's Registration Statement on Form S-4, File No. 333-50437, filed on April 17, 1998).
10.31
Stock option plan between the Company and eligible executives, employees, directors and/or consultants (incorporated by reference to exhibit 10.28 of the Company's Annual Report of Form 10-K filed for December 31, 2001).
10.32
Consulting Agreement between the Company and Sidney Warshauer (incorporated by reference to exhibit 10.34 of the Company's Registration Statement on Form S-4, File No. 333-50437, filed on April 17, 1998).
10.33	Consulting Agreement between the Company and Shoreline Enterprises (incorporated by reference to exhibit 10.36 of the Company's Annual Report of Form 10-K filed for December 31, 2001).
10.34	Exchange Agreement by and between the Company and AP Holdings dated March 11, 2002 (incorporated by reference to exhibit 10.29 of the Company's Annual Report of Form 10-K filed for December 31, 2001).
10.35
Amended and Restated Dealer Manager and Consent Solicitation Agreement between the Company and Credit Suisse First Boston Corporation dated December 19, 2001 (incorporated by reference to exhibit 10.31 of the Company's Annual Report of Form 10-K filed for December 31, 2001).
10.36
Stock Option Agreement by and between the Company and Myron C. Warshauer dated March 30, 1998 (incorporated by reference to exhibit 10.32 of the Company's Annual Report of Form 10-K filed for December 31, 2001).
10.37
Second Amendment to the Employment Agreement between the Company and James A. Wilhelm dated October 18, 2001 (incorporated by reference to exhibit 10.33 of the Company's Annual Report of Form 10-K filed for December 31, 2001).

10.38
Third Amendment to the Employment Agreement between the Company and James A. Wilhelm dated January 31, 2002 (incorporated by reference to exhibit 10.34 of the Company's Annual Report of Form 10-K filed for December 31, 2001).
10.39
Consulting Engagement Agreement dated January 11, 2002 between the Company and AP Holdings (incorporated by reference to exhibit 10.35 of the Company's Annual Report of Form 10-K filed for December 31, 2001)
12.1	*	Statement re: computation of ratios.
21.1	*	Subsidiaries of the Company (see table 1).
23.1		Consent of Ernst & Young LLP.
23.2	*	Consent of White & Case LLP (included in Exhibit 5.1).
24.1	*	Power of Attorney (included on signature page).
25.1	*	Statement of eligibility of trustee.
99.1	*	Letter of Transmittal.
99.2	*	Notice of Guaranteed Delivery.

*
To be filed by amendment.

ITEM 22. UNDERTAKINGS

        The undersigned Registrants hereby undertake:

        (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        (c) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

        (d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, APCOA/Standard Parking, the Registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Chicago, State of Illinois on April 10, 2002.

APCOA/STANDARD PARKING, INC.
By:	/s/ JAMES A. WILHELM Name: James A. Wilhelm Title: President and Chief Executive Officer

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Robert N. Sacks and James C. Burdett his attorney-in-fact with power of substitution for him in any and all capacities, to sign any amendments, supplements, subsequent registration statements relating to the offering to which this Registration Statement relates, or other instruments he deems necessary or appropriate, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons, in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JAMES A. WILHELM James A. Wilhelm	President, Chief Executive Officer and Director	April 10, 2002
/s/ JOHN V. HOLTEN John V. Holten	Chairman and Director	April 10, 2002
/s/ G. MARC BAUMANN G. Marc Baumann	Executive Vice President, Chief Financial Officer and Treasurer	April 10, 2002
/s/ PAUL PERUSICH Paul Perusich	Vice President—Tax and Accounting/Assistant Treasurer	April 10, 2002
/s/ GUNNAR E. KLINTBERG Gunnar E. Klintberg	Director	April 10, 2002

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Chicago, State of Illinois on April 10, 2002.

A-1 AUTO PARK, INC.
By:	/s/ JAMES A. WILHELM Name: James A. Wilhelm Title: President

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Robert N. Sacks and James C. Burdett his attorney-in-fact with power of substitution for him in any and all capacities, to sign any amendments, supplements, subsequent registration statements relating to the offering to which this Registration Statement relates, or other instruments he deems necessary or appropriate, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons, in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JAMES A. WILHELM James A. Wilhelm	President and Director	April 10, 2002
/s/ G. MARC BAUMANN G. Marc Baumann	Vice President, Treasurer and Director	April 10, 2002
/s/ PAUL PERUSICH Paul Perusich	Vice President—Tax and Accounting and Assistant Treasurer	April 10, 2002
/s/ ROBERT N. SACKS Robert N. Sacks	Director	April 10, 2002

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Chicago, State of Illinois on April 10, 2002.

APCOA CAPITAL CORPORATION
By:	/s/ JAMES A. WILHELM Name: James A. Wilhelm Title: President

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Robert N. Sacks and James C. Burdett his attorney-in-fact with power of substitution for him in any and all capacities, to sign any amendments, supplements, subsequent registration statements relating to the offering to which this Registration Statement relates, or other instruments he deems necessary or appropriate, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons, in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JAMES A. WILHELM James A. Wilhelm	President and Director	April 10, 2002
/s/ G. MARC BAUMANN G. Marc Baumann	Vice President and Treasurer	April 10, 2002
/s/ PAUL PERUSICH Paul Perusich	Vice President—Tax and Accounting and Assistant Treasurer	April 10, 2002
/s/ JOHN V. HOLTEN John V. Holten	Director	April 10, 2002
/s/ GUNNAR E. KLINTBERG Gunnar E. Klintberg	Director	April 10, 2002

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Chicago, State of Illinois on April 10, 2002.

CENTURY PARKING, INC.
By:	/s/ JAMES A. WILHELM Name: James A. Wilhelm Title: Chief Executive Officer

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Robert N. Sacks and James C. Burdett his attorney-in-fact with power of substitution for him in any and all capacities, to sign any amendments, supplements, subsequent registration statements relating to the offering to which this Registration Statement relates, or other instruments he deems necessary or appropriate, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons, in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JAMES A. WILHELM James A. Wilhelm	Chief Executive Officer and Director	April 10, 2002
/s/ RICHARD E. WILSON, JR. Richard E. Wilson, Jr.	President	April 10, 2002
/s/ G. MARC BAUMANN G. Marc Baumann	Vice President and Treasurer	April 10, 2002
/s/ PAUL PERUSICH Paul Perusich	Vice President—Tax and Accounting and Assistant Treasurer	April 10, 2002

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Chicago, State of Illinois on April 10, 2002.

EVENTS PARKING CO., INC.
By:	/s/ JAMES A. WILHELM Name: James A. Wilhelm Title: President

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Robert N. Sacks and James C. Burdett his attorney-in-fact with power of substitution for him in any and all capacities, to sign any amendments, supplements, subsequent registration statements relating to the offering to which this Registration Statement relates, or other instruments he deems necessary or appropriate, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons, in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JAMES A. WILHELM James A. Wilhelm	President and Director	April 10, 2002
/s/ G. MARC BAUMANN G. Marc Baumann	Treasurer and Director	April 10, 2002
/s/ PAUL PERUSICH Paul Perusich	Vice President—Tax and Accounting and Assistant Treasurer	April 10, 2002
/s/ ROBERT N. SACKS Robert N. Sacks	Director	April 10, 2002

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Chicago, State of Illinois on April 10, 2002.

HAWAII PARKING MAINTENANCE, INC.
By:	/s/ JAMES A. WILHELM Name: James A. Wilhelm Title: President

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Robert N. Sacks and James C. Burdett his attorney-in-fact with power of substitution for him in any and all capacities, to sign any amendments, supplements, subsequent registration statements relating to the offering to which this Registration Statement relates, or other instruments he deems necessary or appropriate, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons, in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JAMES A. WILHELM James A. Wilhelm	President and Director	April 10, 2002
/s/ G. MARC BAUMANN G. Marc Baumann	Vice President and Treasurer	April 10, 2002
/s/ PAUL PERUSICH Paul Perusich	Vice President—Tax and Accounting/Assistant Treasurer	April 10, 2002
/s/ GUNNAR E. KLINTBERG Gunnar E. Klintberg	Director	April 10, 2002
/s/ MICHAEL R. MILLER Michael R. Miller	Director	April 10, 2002
/s/ JOHN V. HOLTEN John V. Holten	Director	April 10, 2002

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Chicago, State of Illinois on April 10, 2002.

METROPOLITAN PARKING SYSTEM, INC.
By:	/s/ JAMES A. WILHELM Name: James A. Wilhelm Title: President

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Robert N. Sacks and James C. Burdett his attorney-in-fact with power of substitution for him in any and all capacities, to sign any amendments, supplements, subsequent registration statements relating to the offering to which this Registration Statement relates, or other instruments he deems necessary or appropriate, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons, in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JAMES A. WILHELM James A. Wilhelm	President and Director	April 10, 2002
/s/ G. MARC BAUMANN G. Marc Baumann	Treasurer and Director	April 10, 2002
/s/ PAUL PERUSICH Paul Perusich	Vice President—Tax and Accounting/Assistant Treasurer	April 10, 2002
/s/ ROBERT N. SACKS Robert N. Sacks	Director	April 10, 2002

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Chicago, State of Illinois on April 10, 2002.

S&S PARKING, INC.
By:	/s/ JAMES A. WILHELM Name: James A. Wilhelm Title: President

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Robert N. Sacks and James C. Burdett his attorney-in-fact with power of substitution for him in any and all capacities, to sign any amendments, supplements, subsequent registration statements relating to the offering to which this Registration Statement relates, or other instruments he deems necessary or appropriate, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons, in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JAMES A. WILHELM James A. Wilhelm	President and Director	April 10, 2002
/s/ G. MARC BAUMANN G. Marc Baumann	Vice President and Treasurer	April 10, 2002
/s/ PAUL PERUSICH Paul Perusich	Vice President—Tax and Accounting/Assistant Treasurer	April 10, 2002

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Chicago, State of Illinois on April 10, 2002.

SENTINEL PARKING CO. OF OHIO, INC.
By:	/s/ JAMES A. WILHELM Name: James A. Wilhelm Title: President

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Robert N. Sacks and James C. Burdett his attorney-in-fact with power of substitution for him in any and all capacities, to sign any amendments, supplements, subsequent registration statements relating to the offering to which this Registration Statement relates, or other instruments he deems necessary or appropriate, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons, in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JAMES A. WILHELM James A. Wilhelm	President and Director	April 10, 2002
/s/ G. MARC BAUMANN G. Marc Baumann	Vice President and Treasurer	April 10, 2002
/s/ PAUL PERUSICH Paul Perusich	Vice President—Tax and Accounting/Assistant Treasurer	April 10, 2002
/s/ JOHN V. HOLTEN John V. Holten	Director	April 10, 2002
/s/ GUNNAR E. KLINTBERG Gunnar E. Klintberg	Director	April 10, 2002

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Chicago, State of Illinois on April 10, 2002.

SENTRY PARKING CORPORATION
By:	/s/ JAMES A. WILHELM Name: James A. Wilhelm Title: Chief Executive Officer

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Robert N. Sacks and James C. Burdett his attorney-in-fact with power of substitution for him in any and all capacities, to sign any amendments, supplements, subsequent registration statements relating to the offering to which this Registration Statement relates, or other instruments he deems necessary or appropriate, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons, in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JAMES A. WILHELM James A. Wilhem	Chief Executive Officer and Director	April 10, 2002
/s/ RICHARD E. WILSON, JR. Richard E. Wilson, Jr.	President	April 10, 2002
/s/ G. MARC BAUMANN G. Marc Baumann	Vice President and Treasurer	April 10, 2002
/s/ PAUL PERUSICH Paul Perusich	Vice President—Tax and Accounting/Assistant Treasurer	April 10, 2002

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Chicago, State of Illinois on April 10, 2002.

STANDARD AUTO PARK, INC.
By:	/s/ JAMES A. WILHELM Name: James A. Wilhelm Title: President

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Robert N. Sacks and James C. Burdett his attorney-in-fact with power of substitution for him in any and all capacities, to sign any amendments, supplements, subsequent registration statements relating to the offering to which this Registration Statement relates, or other instruments he deems necessary or appropriate, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons, in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JAMES A. WILHELM James A. Wilhelm	President and Director	April 10, 2002
/s/ G. MARC BAUMANN G. Marc Baumann	Treasurer	April 10, 2002
/s/ PAUL PERUSICH Paul Perusich	Vice President—Tax and Accounting/Assistant Treasurer	April 10, 2002

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Chicago, State of Illinois on April 10, 2002.

STANDARD PARKING CORPORATION
By:	/s/ JAMES A. WILHELM Name: James A. Wilhelm Title: President and Chief Executive Officer

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Robert N. Sacks and James C. Burdett his attorney-in-fact with power of substitution for him in any and all capacities, to sign any amendments, supplements, subsequent registration statements relating to the offering to which this Registration Statement relates, or other instruments he deems necessary or appropriate, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons, in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JAMES A. WILHELM James A. Wilhelm	President, Chief Executive Officer and Director	April 10, 2002
/s/ G. MARC BAUMANN G. Marc Baumann	Treasurer	April 10, 2002
/s/ PAUL PERUSICH Paul Perusich	Vice President—Tax and Accounting/Assistant Treasurer	April 10, 2002

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Chicago, State of Illinois on April 10, 2002.

STANDARD PARKING CORPORATION IL
By:	/s/ JAMES A. WILHELM Name: James A. Wilhelm Title: President

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Robert N. Sacks and James C. Burdett his attorney-in-fact with power of substitution for him in any and all capacities, to sign any amendments, supplements, subsequent registration statements relating to the offering to which this Registration Statement relates, or other instruments he deems necessary or appropriate, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons, in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JAMES A. WILHELM James A. Wilhelm	President and Director	April 10, 2002
/s/ G. MARC BAUMANN G. Marc Baumann	Treasurer	April 10, 2002
/s/ PAUL PERUSICH Paul Perusich	Vice President—Tax and Accounting/Assistant Treasurer	April 10, 2002

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Chicago, State of Illinois on April 10, 2002.

TOWER PARKING, INC.
By:	/s/ JAMES A. WILHELM Name: James A. Wilhelm Title: President

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Robert N. Sacks and James C. Burdett his attorney-in-fact with power of substitution for him in any and all capacities, to sign any amendments, supplements, subsequent registration statements relating to the offering to which this Registration Statement relates, or other instruments he deems necessary or appropriate, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons, in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JAMES A. WILHELM James A. Wilhelm	President and Director	April 10, 2002
/s/ G. MARC BAUMANN G. Marc Baumann	Vice President and Treasurer	April 10, 2002
/s/ PAUL PERUSICH Paul Perusich	Vice President—Tax and Accounting/Assistant Treasurer	April 10, 2002
/s/ JOHN V. HOLTEN John V. Holten	Director	April 10, 2002
/s/ GUNNAR E. KLINTBERG Gunnar E. Klintberg	Director	April 10, 2002

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Chicago, State of Illinois on April 10, 2002.

VIRGINIA PARKING SERVICE, INC.
By:	/s/ JAMES A. WILHELM Name: James A. Wilhelm Title: President

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Robert N. Sacks and James C. Burdett his attorney-in-fact with power of substitution for him in any and all capacities, to sign any amendments, supplements, subsequent registration statements relating to the offering to which this Registration Statement relates, or other instruments he deems necessary or appropriate, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons, in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JAMES A. WILHELM James A. Wilhelm	President and Director	April 10, 2002
/s/ G. MARC BAUMANN G. Marc Baumann	Vice President and Treasurer	April 10, 2002
/s/ PAUL PERUSICH Paul Perusich	Vice President—Tax and Accounting/Assistant Treasurer	April 10, 2002

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Chicago, State of Illinois on April 10, 2002.

APCOA BRADLEY PARKING COMPANY, LLC BY: APCOA/STANDARD PARKING, INC., ITS MANAGING MEMBER
By:	/s/ JAMES A. WILHELM Name: James A. Wilhelm Title: President and Chief Executive Officer

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Robert N. Sacks and James C. Burdett his attorney-in-fact with power of substitution for him in any and all capacities, to sign any amendments, supplements, subsequent registration statements relating to the offering to which this Registration Statement relates, or other instruments he deems necessary or appropriate, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons, in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JAMES A. WILHELM Name: James A. Wilhelm On behalf of APCOA/Standard Parking, Inc.	Managing Member	April 10, 2002

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Chicago, State of Illinois on April 10, 2002.

APCOA LASALLE PARKING COMPANY, LLC By: APCOA/STANDARD PARKING, INC., ITS MANAGING MEMBER
By:	/s/ JAMES A. WILHELM Name: James A. Wilhelm Title: President and Chief Executive Officer

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Robert N. Sacks and James C. Burdett his attorney-in-fact with power of substitution for him in any and all capacities, to sign any amendments, supplements, subsequent registration statements relating to the offering to which this Registration Statement relates, or other instruments he deems necessary or appropriate, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons, in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JAMES A. WILHELM Name: James A. Wilhelm On behalf of APCOA/Standard Parking, Inc.	Managing Member	April 10, 2002

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Chicago, State of Illinois on April 10, 2002.

EXECUTIVE PARKING INDUSTRIES, L.L.C. BY: APCOA/STANDARD PARKING, INC., ITS MANAGING MEMBER
BY:	/S/ JAMES A. WILHELM Name: James A. Wilhelm Title: President and Chief Executive Officer

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Robert N. Sacks and James C. Burdett his attorney-in-fact with power of substitution for him in any and all capacities, to sign any amendments, supplements, subsequent registration statements relating to the offering to which this Registration Statement relates, or other instruments he deems necessary or appropriate, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons, in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JAMES A. WILHELM Name: James A. Wilhelm On behalf of APCOA/Standard Parking, Inc.	Managing Member	April 10, 2002

EXHIBITS INDEX

Exhibit Number	Description
3.1
Amended and Restated Certificate of Incorporation of the Company, as amended (incorporated by reference to exhibit 3.1 of the Company's Registration Statement on Form S-4, File No. 333-50437, filed on April 17, 1998).
3.2	Amended and Restated By-Laws of the Company (incorporated by reference to exhibit 3.3 of the Company's Registration Statement on Form S-4, File No. 333-50437, filed on April 17, 1998).
3.3*
Certificate of Designations, Preferences and Relative, Participating, Optional and other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof of Series C Redeemable Preferred Stock of the Company dated March 30, 1998.
3.4
Certificate of Designations, Preferences and Relative, Participating, Optional and other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof of 18% Senior Convertible Redeemable Series D Preferred Stock of the Company dated January 10, 2002 (incorporated by reference to exhibit 3.5 of the Company's Annual Report on Form 10-K filed for December 31, 2001).
3.5
Article of Amendment and Articles of Incorporation of A-1 Auto Park, Inc. (incorporated by reference to exhibit 3.9 of the Company's Registration Statement on Form S-4, File No. 333-50437, filed on April 17, 1998).
3.6	Amended and Restated By-Laws of A-1 Auto Park, Inc. (incorporated by reference to exhibit 3.10 of the Company's Registration Statement on Form S-4, File No. 333-50437, filed on April 17, 1998).
3.7
Certificate of Amendment of Certificate of Incorporation of APCOA Capital Corporation. (incorporated by reference to exhibit 3.7 of the Company's Registration Statement on Form S-4, File No. 333-50437, filed on April 17, 1998).
3.8	By-Laws of APCOA Capital Corporation (incorporated by reference to exhibit 3.8 of the Company's Registration Statement on Form S-4, File No. 333-50437, filed on April 17, 1998).
3.9
Certificate of Amendment of Articles of Incorporation of Century Parking, Inc. (incorporated by reference to exhibit 3.23 of the Company's Registration Statement on Form S-4/A, File No. 333-50437, filed on June 9, 1998).
3.10
By-Laws for the Regulation, except as otherwise provided by statute or its Articles of Incorporation, of Century Parking, Inc. (incorporated by reference to exhibit 3.24 of the Company's Registration Statement on Form S-4/A, File No. 333-50437, filed on June 9, 1998).
3.11
Articles of Amendment and Articles of Organization of Events Parking Co., Inc. (incorporated by reference to exhibit 3.13 of the Company's Registration Statement on Form S-4, File No. 333-50437, filed on April 17, 1998).
3.12	By-Laws of Events Parking Co., Inc. (incorporated by reference to exhibit 3.14 of the Company's Registration Statement on Form S-4, File No. 333-50437, filed on April 17, 1998).
3.13*	Articles of Incorporation of Hawaii Parking Maintenance Inc.
3.14*	By-Laws of Hawaii Parking Maintenance Inc.

1

3.15
Articles of Organization of Metropolitan Parking System, Inc. (incorporated by reference to exhibit 3.11 of the Company's Registration Statement on Form S-4, File No. 333-50437, filed on April 17, 1998).
3.16	By-Laws of Metropolitan Parking System, Inc. (incorporated by reference to exhibit 3.12 of the Company's Registration Statement on Form S-4/A, File No. 333-50437, filed on April 17, 1998).
3.17	Amended Articles of Incorporation of S&S Parking, Inc. (incorporated by reference to exhibit 3.21 of the Company's Registration Statement on Form S-4/A, File No. 333-50437, filed on June 9, 1998).
3.18	By-Laws of S&S Parking, Inc. (incorporated by reference to exhibit 3.22 of the Company's Registration Statement on Form S-4/A, File No. 333-50437, filed on June 9, 1998).
3.19*	Articles of Incorporation of Sentinel Parking Co. of Ohio, Inc.
3.20*	Code of Regulations of Sentinel Parking Co.
3.21
Restated Articles of Incorporation of Sentry Parking Corporation (incorporated by reference to exhibit 3.25 of the Company's Registration Statement on Form S-4/A, File No. 333-50437, filed on June 9, 1998, July 15, 1998).
3.22	By-Laws of Sentry Parking Corporation (incorporated by reference to exhibit 3.26 of the Company's Registration Statement on Form S-4/A, File No. 333-50437, filed on June 9, 1998).
3.23
Articles of Amendment to the Articles of Incorporation of Standard Auto Park, Inc. (incorporated by reference to exhibit 3.22 of the Company's Registration Statement on Form S-4, File No. 333-50437, filed on April 17, 1998).
3.24	Amended and Restated By-Laws of Standard Auto Park, Inc. (incorporated by reference to exhibit 3.23 of the Company's Registration Statement on Form S-4, File No. 333-50437, filed on April 17, 1998).
3.25	Articles of Incorporation of Standard Parking Corporation(incorporated by reference to exhibit 3.15 of the Company's Registration Statement on Form S-4, File No. 333-50437, filed on April 17, 1998).
3.26
Articles of Amendment to the Articles of Incorporation of Standard Parking Corporation (incorporated by reference to exhibit 3.16 of the Company's Registration Statement on Form S-4, File No. 333-50437, filed on April 17, 1998).
3.27
Amended and Restated By-Laws of Standard Parking Corporation (incorporated by reference to exhibit 3.17 of the Company's Registration Statement on Form S-4, File No. 333-50437, filed on April 17, 1998).
3.28
Articles of Incorporation of Standard Parking Corporation IL (incorporated by reference to exhibit 3.20 of the Company's Registration Statement on Form S-4, File No. 333-50437, filed on April 17, 1998).
3.29	By-Laws of Standard Parking Corporation IL (incorporated by reference to exhibit 3.21 of the Company's Registration Statement on Form S-4, File No. 333-50437, filed on April 17, 1998).
3.30	Articles of Incorporation of Tower Parking, Inc (incorporated by reference to exhibit 3.3 of the Company's Registration Statement on Form S-4, File No. 333-50437, filed on April 17, 1998).

2

3.31	Code of Regulations of Tower Parking, Inc (incorporated by reference to exhibit 3.4 of the Company's Registration Statement on Form S-4, File No. 333-50437, filed on April 17, 1998).
3.32*	Amended Articles of Incorporation of Virginia Parking Service, Inc.
3.33*	By-Laws of Virginia Parking Service, Inc.
3.34*	Amended and Restated Articles of Organization of APCOA Bradley Parking Company, LLC.
3.35*	Limited Liability Company Agreement of APCOA Bradley Parking Company, LLC.
3.36*	Articles of Organization of APCOA LaSalle Parking Company, LLC.
3.37*	Operating Agreement of APCOA LaSalle Parking Company, LLC.
3.38*	Amended Certificate of Incorporation of Executive Parking Industries, L.L.C.
3.39*	Limited Liability Company Agreement of Executive Parking Industries, L.L.C.
4.1
Indenture governing the Company's 14% Senior Subordinated Second Lien Notes Due 2006, dated as of January 11, 2002, by and among the Company, the Subsidiary Guarantors and Wilmington Trust Company (incorporated by reference to exhibit 4.15 of the Company's Annual Report on Form 10-K filed for December 31, 2001).
4.2
Supplemental Indenture governing the Company's 9 1/4% Senior Subordinated Notes due 2008, dated as of January 11, 2002, by and among the Company, the Subsidiary Guarantors and State Street Bank and Trust Company.
4.3	Form of the Company's 14% Senior Subordinated Second Lien Note Due 2006 (incorporated by reference to exhibit 4.16 of the Company's Annual Report on Form 10-K filed for December 31, 2001).
4.4	Form of the Company's 14% Senior Subordinated Second Lien Note Guarantee Due 2006 (incorporated by reference to exhibit 4.17 of the Company's Annual Report on Form 10-K filed for December 31, 2001).
4.5
Indenture governing the Company's 9 1/4% Senior Subordinated Notes due 2008, dated as of March 30, 1998, by and among the Company, the Subsidiary Guarantors and State Street Bank and Trust Company (incorporated by reference to exhibit 4.1 of the Company's Registration Statement on Form S-4, File No. 333-50437, filed on April 17, 1998).
4.6	Form of 9 1/4% Note (incorporated by reference to exhibit 4.2 of the Company's Registration Statement on Form S-4, File No. 333-50437, filed on April 17, 1998).
4.7	Form of 9 1/4% Note Guarantee (incorporated by reference to exhibit 4.3 of the Company's Registration Statement on Form S-4, File No. 333-50437, filed on April 17, 1998).
4.8
Supplemental Indenture, dated as of September 21, 1998, among Virginia Parking Service, Inc., the Company, and State Street Bank and Trust Company (incorporated by reference to exhibit 4.5 of the Company's Registration Statement on Form S-4, File No. 333-50437, filed on April 17, 1998).
4.9
Supplemental Indenture, dated as of July 6, 1998, among S&S Parking, Century Parking, Inc. and Sentry Parking Corporation, the Company, and State Street Bank and Trust Company (incorporated by reference to exhibit 4.6 of the Company's Annual Report on Form 10-K filed for December 31, 1998).
5.1*	Legal Opinion of White & Case as to the legality of the securities being issued.

3

8.1*	Legal Opinion of White & Case as to certain tax matters.
10.1
Amended and Restated Senior Credit Agreement dated January 11, 2002 by and among the Company, LaSalle Bank National Association and various Lenders, as defined therein (incorporated by reference to exhibit 10.37 of the Company's Annual Report on Form 10-K filed for December 31, 2001).
10.2
Technical Correction of the Amended and Restated Senior Credit Agreement dated February 2, 2002, by and among the Company, the Lenders and LaSalle Bank, N.A. as agent for the Lenders (incorporated by reference to exhibit 10.38 of the Company's Annual Report on Form 10-K filed for December 31, 2001).
10.3
Exchange and Amendment Agreement dated November 20, 2001 by and among the Company and Fiducia, Ltd. (incorporated by reference to exhibit 10.30 of the Company's Annual Report on Form 10-K filed for December 31, 2001).
10.4	Registration Rights Agreement, dated as of January 11, 2002, by and among the Company, the Subsidiary Guarantors and Credit Suisse First Boston Corporation.
10.5	Consulting Engagement Letter between APCOA and AP Holdings dated January 11, 2002 (incorporated by reference to exhibit 10.35 of the Company's Annual Report on Form 10-K filed for December 31, 2001).
10.6	Intercreditor Agreement dated January 11, 2002 by and among the Company, the Subsidiary Guarantors, Wilmington Trust Company and LaSalle Bank N.A.
10.7	Assignment of Partnership Interests Security Agreement dated January 11, 2002 by and among the Company, the Subsidiary Guarantors, and Wilmington Trust Company, as trustee and collateral agent.
10.8
Limited Liability Company Membership Interests Security Agreement dated January 11, 2002 by and among the Company, the Subsidiary Guarantors, and Wilmington Trust Company, as trustee and collateral agent.
10.9	Joint Venture Interest Security Agreement dated January 11, 2002 by and among the Company, the Subsidiary Guarantors, and Wilmington Trust Company, as trustee and collateral agent.
10.10	Patent Collateral Assignment and Security Agreement dated January 11, 2002 by and among the Company, the Subsidiary Guarantors, and Wilmington Trust Company, as trustee and collateral agent.
10.11	Trademark Collateral Security and Pledge Agreement dated January 11, 2002 by and among the Company, the Subsidiary Guarantors, and Wilmington Trust Company, as trustee and collateral agent.
10.12	Memorandum of Grant of Security Interest in Copyrights dated January 11, 2002 by and among the Company, the Subsidiary Guarantors, and Wilmington Trust Company, as trustee and collateral agent.
10.13	Securities Pledge Agreement dated January 11, 2002 by and among the Company, the Subsidiary Guarantors, and Wilmington Trust Company, as trustee and collateral agent.
10.14	Security Agreement dated January 11, 2002 by and among the Company, the Subsidiary Guarantors, and Wilmington Trust Company, as trustee and collateral agent.

4

10.15
Stockholders Agreement, dated as of March 30, 1998, by and among Dosher Partners, L.P. and SP Associates and Holberg, Holdings and the Company (incorporated by reference to exhibit 10.3 of the Company's Registration Statement on Form S-4, File No. 333-50437, filed on April 17, 1998).
10.16
Amendment to the Stockholders Agreement of the Company, dated as of March 30, 1998 by and among Dosher Partners L.P., SP Associates, Holberg Holdings and the Company, dated as of December 29, 2000 (incorporated by reference to exhibit 3.3 of the Company's Form 10-K405, File No. 333-50437, filed on April 2, 2001).
10.17
Stockholders Agreement, dated as of April 14, 1989, by and among Holdings, Holberg, Delaware North and each member of the management of the Company who is a stockholder of Holdings (incorporated by reference to exhibit 10.4 of the Company's Registration Statement on Form S-4, File No. 333-50437, filed on April 17, 1998.)
10.18
Tax Sharing Agreement, dated as of April 28, 1989, as amended as of March 30, 1998, by and among Holberg, Holdings and the Company (incorporated by reference to exhibit 10.5 of the Company's Registration Statement on Form S-4, File No. 333-50437, filed on April 17, 1998).
10.19
Employment Agreement between the Company and Myron C. Warshauer (incorporated by reference to exhibit 10.6 of the Company's Registration Statement on Form S-4, File No. 333-50437, filed on April 17, 1998).
10.20
Employment Agreement between the Company and G. Walter Stuelpe, Jr (incorporated by reference to exhibit 10.7 of the Company's Registration Statement on Form S-4, File No. 333-50437, filed on April 17, 1998).
10.21
Employment Agreement between the Company and James V. LaRocco, Jr. (incorporated by reference to exhibit 10.8 of the Company's Registration Statement on Form S-4, File No. 333-50437, filed on April 17, 1998).
10.22
Employment Agreement between the Company and Trevor R. Van Horn (incorporated by reference to exhibit 10.9 of the Company's Registration Statement on Form S-4, File No. 333-50437, filed on April 17, 1998).
10.23
Employment Agreement between the Company and Herbert W. Anderson, Jr. (incorporated by reference to exhibit 10.10 of the Company's Registration Statement on Form S-4, File No. 333-50437, filed on April 17, 1998).
10.24
Employment Agreement between the Company and Michael J. Celebrezze (incorporated by reference to exhibit 10.11 of the Company's Registration Statement on Form S-4, File No. 333-50437, filed on April 17, 1998).
10.25
Employment Agreement between the Company and Michael K. Wolf (incorporated by reference to exhibit 10.12 of the Company's Registration Statement on Form S-4, File No. 333-50437, filed on April 17, 1998).
10.26	Employment Agreement between the Company and James A. Wilhelm (incorporated by reference to exhibit 10.14 of the Company's Annual Report of Form 10-K filed for December 31, 1998).
10.27
Employment Agreement between the Company and Herbert W. Anderson Jr. (incorporated by reference to exhibit 10.10 of the Company's Registration Statement on Form S-4, File No. 333-50437, filed on April 17, 1998).

5

10.28	Employment Agreement between the Company and Robert N. Sacks dated May 18, 1998 (incorporated by reference to exhibit 10.24 of the Company's Annual Report of Form 10-K filed for December 31, 2001).
10.29
Deferred Compensation Agreement between the Company and Michael K. Wolf (incorporated by reference to exhibit 10.13 of the Company's Registration Statement on Form S-4, File No. 333-50437, filed on April 17, 1998).
10.30	Company Retirement Plan For Key Executive Officers (incorporated by reference to exhibit 10.14 of the Company's Registration Statement on Form S-4, File No. 333-50437, filed on April 17, 1998).
10.31
Stock option plan between the Company and eligible executives, employees, directors and/or consultants (incorporated by reference to exhibit 10.28 of the Company's Annual Report of Form 10-K filed for December 31, 2001).
10.32
Consulting Agreement between the Company and Sidney Warshauer (incorporated by reference to exhibit 10.34 of the Company's Registration Statement on Form S-4, File No. 333-50437, filed on April 17, 1998).
10.33	Consulting Agreement between the Company and Shoreline Enterprises (incorporated by reference to exhibit 10.36 of the Company's Annual Report of Form 10-K filed for December 31, 2001).
10.34	Exchange Agreement by and between the Company and AP Holdings dated March 11, 2002 (incorporated by reference to exhibit 10.29 of the Company's Annual Report of Form 10-K filed for December 31, 2001).
10.35
Amended and Restated Dealer Manager and Consent Solicitation Agreement between the Company and Credit Suisse First Boston Corporation dated December 19, 2001 (incorporated by reference to exhibit 10.31 of the Company's Annual Report of Form 10-K filed for December 31, 2001).
10.36
Stock Option Agreement by and between t he Company and Myron C. Warshauer dated March 30, 1998 (incorporated by reference to exhibit 10.32 of the Company's Annual Report of Form 10-K filed for December 31, 2001).
10.37
Second Amendment to the Employment Agreement between the Company and James A. Wilhelm dated October 18, 2001 (incorporated by reference to exhibit 10.33 of the Company's Annual Report of Form 10-K filed for December 31, 2001).
10.38
Third Amendment to the Employment Agreement between the Company and James A. Wilhelm dated January 31, 2002 (incorporated by reference to exhibit 10.34 of the Company's Annual Report of Form 10-K filed for December 31, 2001).
10.39
Consulting Engagement Agreement dated January 11, 2002 between the Company and AP Holdings (incorporated by reference to exhibit 10.35 of the Company's Annual Report of Form 10-K filed for December 31, 2001).
12.1*	Statement re: computation of ratios.
21.1*	Subsidiaries of the Company (see table 1).
23.1	Consent of Ernst & Young LLP.
23.2*	Consent of White & Case LLP (included in Exhibit 5.1).

6

24.1*	Power of Attorney (included on signature page).
25.1*	Statement of eligibility of trustee.
99.1*	Letter of Transmittal.
99.2*	Notice of Guaranteed Delivery.

*
To be filed by amendment.]

7

QuickLinks

Table 1 to Registration Statement: Table of Additional Registrants
Subject to Completion, dated April 10, 2002 PROSPECTUS
APCOA/STANDARD PARKING, INC. OFFER TO EXCHANGE ALL 14% SENIOR SUBORDINATED SECOND LIEN NOTES DUE 2006 FOR $59,285,000 OF 14% SENIOR SUBORDINATED SECOND LIEN NOTES DUE 2006, WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
The Registered Notes
The Exchange Offer
Table of Contents
NOTICE TO NEW HAMPSHIRE RESIDENTS
WHERE YOU CAN FIND MORE INFORMATION
MARKET DATA
FORWARD-LOOKING STATEMENTS
PROSPECTUS SUMMARY
The Company
The Recapitalization
The Exchange Offer
The Notes
Principal Executive Offices
Use of Proceeds
Risk Factors
SUMMARY FINANCIAL DATA
RISK FACTORS
USE OF PROCEEDS
CAPITALIZATION
SELECTED HISTORICAL FINANCIAL DATA
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
BUSINESS
THE EXCHANGE OFFER
MANAGEMENT
OWNERSHIP OF CAPITAL STOCK
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
DESCRIPTION OF OTHER INDEBTEDNESS
DESCRIPTION OF NOTES
BOOK-ENTRY, DELIVERY AND FORM
CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
INDEX TO HISTORICAL FINANCIAL STATEMENTS
APCOA/STANDARD PARKING, INC. CONSOLIDATED BALANCE SHEETS (In Thousands, Except for Share Data)
APCOA/STANDARD PARKING, INC. CONSOLIDATED STATEMENTS OF OPERATIONS (In Thousands)
APCOA/STANDARD PARKING, INC. CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT (In Thousands, Except for Share Data)
APCOA/STANDARD PARKING, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (In Thousands)
APCOA/STANDARD PARKING, INC. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS Years Ended December 31, 2001, 2000 and 1999 (In thousands)
APCOA/STANDARD PARKING, INC. SCHEDULE II—VALUATION AND QUALIFYING ACCOUNTS (In Thousands)
APCOA STANDARD PARKING, INC. INDEX TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
APCOA STANDARD PARKING, INC. UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA
APCOA/STANDARD PARKING, INC. UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET As of December 31, 2001 (in thousands, except for share data)
APCOA/STANDARD PARKING, INC. NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET As of December 31, 2001 (in thousands, except for sharedata)
APCOA/STANDARD PARKING, INC. UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS For the Year Ended December 31, 2001 (in thousands)
APCOA/STANDARD PARKING, INC. NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS For the year ended December 31, 2001 (in thousands)
APCOA/STANDARD PARKING, INC. NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS For the year ended December 31, 2001 (in thousands)
PART II INFORMATION NOT REQUIRED IN THE PROSPECTUS
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
EXHIBITS INDEX